Exhibit 10.41

TRANSACTION AGREEMENT

dated as of

January 31, 2017

among

MSG TG, LLC,

TG MERGER SUB, LLC,

the Persons identified on the signature pages hereto as “MANAGEMENT SELLERS”,

the Persons identified on the signature pages hereto as “ROLLOVER HOLDCO MEMBERS”,

the Persons identified on the signature pages hereto as “DIRECT ROLLOVER MEMBERS”,

the Persons identified on the signature pages hereto as “GROUP ENTITIES”,

TG ROLLOVER HOLDCO LLC,

TAO GROUP HOLDINGS LLC,

TAO GROUP INTERMEDIATE HOLDINGS LLC,

TAO GROUP OPERATING LLC,

TAO GROUP MANAGEMENT LLC,

TG MEMBER REPRESENTATIVE LLC, as Member Representative,

solely with respect to its rights and obligations under Section 2.03(b)(iv) and Article 14 (other than Sections 14.03, 14.04 and 14.15, and only insofar as Article 14 relates to its rights and obligations under Section 2.03(b)(iv)), MSG ENTERTAINMENT HOLDINGS, LLC,

and

solely with respect to its rights and obligations under Section 9.11 and Article 14 (other than Sections 14.03, 14.04 and 14.15, and only insofar as Article 14 relates to its rights and obligations under Section 9.11), THE MADISON SQUARE GARDEN COMPANY

i

TABLE OF CONTENTS

(Continued)

ii

TABLE OF CONTENTS

(Continued)

iii

TRANSACTION AGREEMENT

TRANSACTION AGREEMENT (this “Agreement”), dated as of January 31, 2017, by and among MSG TG, LLC, a Delaware limited liability company (“Parent”), TG MERGER SUB, LLC, a Delaware limited liability company (“Parent Merger Sub”), the persons identified on the signature pages hereto as “Management Sellers” (each, a “Management Seller” and, collectively, “Management Sellers”), the persons identified on the signature pages hereto as “Rollover Holdco Members” (together with the Management Sellers, each, a “Rollover Holdco Member” and, collectively, “Rollover Holdco Members”), the persons identified on the signature pages hereto as “Direct Rollover Members” (each, a “Direct Rollover Member” and, collectively, “Direct Rollover Members”), the persons identified on Annex A as “Group Entities” (each (including, from and after the consummation of the Restructuring, ManagementCo), a “Group Entity” and, collectively, the “Group Entities”), TG ROLLOVER HOLDCO LLC, a Delaware limited liability company (“Rollover Holdco”), TAO GROUP HOLDINGS LLC, a Delaware limited liability company (“Holdings”), TAO GROUP INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Intermediate Holdings”), TAO GROUP OPERATING LLC, a Delaware limited liability company (“Borrower”), TAO GROUP MANAGEMENT LLC, a Delaware limited liability company (“ManagementCo”), TG MEMBER REPRESENTATIVE LLC, a Delaware limited liability company, as representative for the Represented Parties (as defined below) (the “Member Representative”), solely with respect to its rights and obligations under Section 2.03(b)(iv) and Article 14 (other than Sections 14.03, 14.04 and 14.15, and only insofar as Article 14 relates to its rights and obligations under Section 2.03(b)(iv)), MSG ENTERTAINMENT HOLDINGS, LLC, a Delaware limited liability company (the “Earn-Out Guarantor”), and solely with respect to its rights and obligations under Section 9.11 and Article 14 (other than Sections 14.03, 14.04 and 14.15, and only insofar as Article 14 relates to its rights and obligations under Section 9.11), THE MADISON SQUARE GARDEN COMPANY, a Delaware corporation. Capitalized terms used but not defined elsewhere in this Agreement have the meanings assigned to them in Section 1.01.

W I T N E S S E T H:

WHEREAS, (i) as of immediately prior to the Restructuring, each of the Persons identified on Annex A as “Managers” (each, a “Manager” and, collectively, the “Managers”) is a “Manager” with respect to each Acquired Entity set forth opposite such Manager’s name on Annex A (as such term is defined in such Acquired Entity’s LLC Agreement), and each of the persons identified on Schedule 4.05(a) of the Disclosure Schedule as “Equityholders” (each, an “Equityholder” and, collectively, the “Equityholders”) owned the number and type of Equity Interests in each Acquired Entity set forth opposite such Equityholder’s name on Schedule 4.05(a) of the Disclosure Schedule, and as of the date of this Agreement, each such Equityholder owns the percentage of Holdings Pre-Closing Interests set forth opposite such Equityholder’s name on Annex D, (ii) as of immediately prior to the Restructuring, the Managers are, in the aggregate, the only Managers of each of the Acquired Entities and the Equityholders are, in the aggregate, the only holders of Equity Interests in the Acquired Entities, and (iii) the Managers and Equityholders, as applicable, have approved by written consent and/or duly noticed and held meetings of the Managers and Equityholders of each Acquired Entity in compliance with the applicable Acquired Entity Member Approvals required for such Acquired Entity (the “Deal Approval”) this Agreement and the transactions contemplated by this Agreement, including the Restructuring (as defined below) (collectively, the “Transactions”);

WHEREAS, in connection with the Deal Approval, Rollover Holdco and all of the Equityholders signed and delivered to the Member Representative (with copies to Parent for review purposes only) one or more Letters of Transmittal (as defined in Section 2.13(a)) in respect of each of the Acquired Entities in which such Equityholder owns any Equity Interests (such Letters of Transmittal delivered by the Equityholders listed on Annex G, the “Delivered Letters of Transmittal”) to be held in escrow by the Member Representative in accordance therewith and effective immediately prior to the consummation of the Restructuring;

WHEREAS, prior to the execution of this Agreement, the Management Sellers and the Acquired Entities entered into that certain Restructuring Agreement, attached hereto as Exhibit A (the “Restructuring Agreement”), pursuant to which, prior to the execution of this Agreement, such parties effected the restructuring transactions expressly contemplated thereby (the “Restructuring”) such that (i) Rollover Holdco and the Members of the Group Entities listed on Annex D (including the Direct Rollover Members) (each of Rollover Holdco and the Members (including the Direct Rollover Members), a “Holdings Pre-Closing Member” and collectively, the “Holdings Pre-Closing Members”) own, collectively, all of the issued and outstanding Equity Interests of Holdings, (ii) Holdings owns all of the issued and outstanding Equity Interests of Intermediate Holdings, (iii) Intermediate Holdings owns all of the issued and outstanding Equity Interests of Borrower, (iv) Borrower owns all of the issued and outstanding Equity Interests of (x) each of the Group Entities and (y) ManagementCo, (v) ManagementCo owns all of the Management Assets, and (vi) the Rollover Holdco Members, collectively, own all of the issued and outstanding Equity Interests of Rollover Holdco.

WHEREAS, contemporaneously with the execution of this Agreement, (i) certain of the Management Sellers are entering into employment agreements with certain of the Acquired Entities (with respect to such Management Seller, its “Employment Agreement” and, collectively, the “Employment Agreements”) and (ii) the Rollover Holdco Members are entering into the Amended and Restated Limited Liability Company Agreement of Rollover Holdco, in the form attached hereto as Exhibit C (the “A&R Rollover Holdco LLC Agreement”);

WHEREAS, it is proposed that Parent shall acquire Equity Interests of Holdings by means of a merger of Parent Merger Sub with and into Holdings, on the terms set forth in this Agreement, with Holdings surviving as the surviving entity;

WHEREAS, at the Closing (immediately following the Effective Time), Parent, The Madison Square Garden Company (for the limited purposes set forth therein), Rollover Holdco, the Rollover Holdco Members, the Direct Rollover Members and Holdings shall enter into the Second Amended and Restated Limited Liability Company Agreement of Holdings, in the form attached hereto as Exhibit D (the “A&R Holdings LLC Agreement”);

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Accounting Practices and Procedures” means, with respect to the Acquired Entities, the accounting methods, policies, practices and procedures, including classification, valuation and estimation methodology, as applied by the Group Entities, in the preparation of the Group Audited Financial Statements, as modified solely to the extent set forth on Annex B. Except for the modifications set forth on Annex B, in the event of a conflict or inconsistency between GAAP and such methods, policies, practices and procedures, GAAP will prevail. In the event any item to be reflected in a calculation or statement required to be prepared in accordance with the Accounting Practices and Procedures was not reflected in the Group Audited Financial Statements or Annex B, such item shall be determined in accordance with GAAP.

“Acquired Entities” means, collectively, (i) the Group Entities and (ii) the New Entities, and the term “Acquired Entity” means any such Person in clause (i) or (ii).

“Acquired Entity Business IP Rights” means, collectively, all Acquired Entity Owned IP Rights and Acquired Entity Licensed IP Rights.

“Acquired Entity Contract” means any Contract to which an Acquired Entity or any Subsidiary of an Acquired Entity is a party or by which any Acquired Entity or any Subsidiary of an Acquired Entity or any of their respective properties or assets is bound or otherwise subject.

“Acquired Entity Licensed IP Rights” means all IP Rights licensed by any Person to any of the Acquired Entities or any of its Subsidiaries.

“Acquired Entity Member Approvals” means, with respect to an Acquired Entity, the applicable Manager and Member approval requirement (if any) pursuant to such Acquired Entity’s Organizational Documents.

“Acquired Entity Owned IP Rights” means all the IP Rights owned or purported to be owned, in whole or in part, by any Acquired Entity or any Subsidiary of any Acquired Entity.

“Acquired Entity Return” means, with respect to an Acquired Entity, any Tax Return filed by or with respect to such Acquired Entity or any of such Acquired Entity’s Subsidiaries.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with such first Person; provided, however, that Affiliates of MSG shall only include The Madison Square Garden Company and Persons majority-owned and directly or indirectly controlled by The Madison Square Garden Company.

“Aggregate Class A Investment Amount” means an amount equal to the sum of (i) the Adjusted Purchase Price minus (ii) the Aggregate Preferred Investment Amount minus (iii) the Net Debt Proceeds Amount.

“Aggregate EMM/Vandal Notes Amount” means the aggregate amount of principal and accrued interest outstanding under the EMM Note and the Vandal Notes as of the Closing.

“Aggregate Preferred Investment Amount” means $10,000,000.

“Applicable Law” means, with respect to any Person, any Law that is binding upon, applicable to or affecting such Person, as amended unless expressly specified otherwise.

“Associate” means, with respect to any Person: (a) any corporation, partnership, joint venture or other entity of which such Person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of ten percent (10%) or more of: (i) any class or type of Equity Interests (including profits interests); or (ii) the combined voting power of interests ordinarily entitled to vote for management or otherwise; and (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity.

“Aventine Escrow Agent” means TMI Trust Company.

“Aventine Escrow Letter” means that certain letter agreement by and among Hollywood Cahuenga Restaurant, LLC, TSPW Managers LA, LLC and the Aventine Escrow Agent.

“Balance Sheet Adjustment” means, an amount (which may be either a positive or negative number) equal to (i) the Closing Net Working Capital Adjustment, minus (ii) the Closing Indebtedness (but excluding any Payoff Amount).

“Balance Sheet Adjustment Allocation” means, with respect to each Member, the allocable portion (which may be either a positive or negative number) of (i) any Balance Sheet Adjustment minus (ii) Transaction Expenses, which amount shall be allocated to each Member as determined by the Member Representative in accordance with the Restructuring Agreement.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Class A Holdings Interests” means the Class A Units (as defined in the A&R Holdings LLC Agreement).

“Closing Cash” means the combined cash and cash equivalents of the Acquired Entities and the Acquired Entities’ Subsidiaries (other than the New Venues), determined in accordance with the Accounting Practices and Procedures upon consummation of the Closing (but without giving effect to the Transactions contemplated to occur at or following the Closing). Closing Cash shall be calculated as a Current Asset as part of the Closing Net Working Capital calculations.

“Closing Indebtedness” means, with respect to the Acquired Entities, all Indebtedness of the Acquired Entities and their Subsidiaries (other than the New Venues except with respect to the Aggregate EMM/Vandal Notes Amount), calculated in accordance with the Accounting Practices and Procedures upon consummation of the Closing (but without giving effect to the Transactions contemplated to occur at or following the Closing). For the avoidance of doubt, Closing Indebtedness shall (1) not include (A) any exceptions set forth in clauses (A)-(G) of the definition of Indebtedness, (B) any Indebtedness included in the calculation of Current Liabilities or (C) any Indebtedness incurred by Borrower at the Closing pursuant to the Credit Agreement, and (2) include all fees, costs and other expenses incurred in connection with the repayment at or upon (but not prior to) the consummation of the Closing of any obligations that constitute Closing Indebtedness pursuant to the prior sentence (as modified by clause (1) of this sentence).

“Closing Merger Consideration” means, with respect to each Holdings Pre-Closing Member, the aggregate amount payable to such Holdings Pre-Closing Member at the Closing, which shall be equal to the sum of (i) the product of (x) such Holdings Pre-Closing Member’s Holdings Pre-Closing Percentage multiplied by (y) the amount by which the Purchase Price exceeds the Expense Holdback Amount plus (ii) such Holdings Pre-Closing Member’s Balance Sheet Adjustment Allocation less (iii) such Holdings Pre-Closing Member’s Escrow Amount Allocation less (iv) such Holdings Pre-Closing Member’s share of the Payoff Amount (which foregoing amounts in clauses (ii)-(iv) shall be allocated by the Member Representative).

“Closing Net Working Capital” means Net Working Capital upon consummation of the Closing (but without giving effect to the Transactions contemplated to occur at or following the Closing).

“Closing Net Working Capital Adjustment” means (i) the Closing Net Working Capital minus (ii) the Net Working Capital Target.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential IP Rights” means all confidential, proprietary and/or sensitive Proprietary Information, including Personal Data, constituting Acquired Entity Business IP Rights.

“Contract” means any contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture, joint venture and any other agreement, binding arrangement or binding understanding, whether written or oral.

“Control Notice” means a written notice given by an Indemnitor (or, in the event the Indemnitor is a Member, the Member Representative) pursuant to Section 12.06 that:

(i) in the case of any Third Party Claim arising out of, relating to, resulting from, in connection with or otherwise in respect of any inaccuracy or breach of any representation or warranty that is subject to the Business Cap pursuant to Section 12.03(a), provided that Damages of the Indemnitees relating to such Third Party Claim are not reasonably likely to exceed one-hundred and sixty-two point five percent (162.5%) of the Business Cap then remaining (taking into account previously paid indemnification claims and the reasonably likely damages of pending indemnification claims, in each case, subject to the Business Cap), includes therein (A) confirmation of such Indemnitor’s responsibility to indemnify and hold harmless the Indemnitee in full (subject to the limitations set forth in Article 12) with respect to such Third Party Claim (provided that such confirmation shall not be deemed an admission of any further indemnification responsibility as to the underlying claims of such Third Party Claim to the extent such Indemnitor prevails (as finally determined) in its defense against such Third Party Claim on behalf of such Indemnitee), and (B) reasonably demonstrates that, as of such time, the Indemnitor has financial resources (taking into account the amount of the Indemnity Escrow Fund at the time and the value (determined in accordance with Section 12.03(d)) of the Class A Holdings Interests and Preferred Holdings Interests held by the Indemnitor, in each case, if applicable) in order to indemnify for the reasonably likely amount of Damages that the Indemnitor would be responsible under this Agreement (subject to the limitations set forth in Article 12); or

(ii) in the case of any other Third Party Claim, provided that Damages of the Indemnitees relating to such Third Party Claim are not reasonably likely to exceed one-hundred and sixty-two point five percent (162.5%) of the Cap then remaining (taking into account previously paid indemnification claims and the reasonably likely damages of pending indemnification claims) (A) includes therein confirmation that such Indemnitor will pay the Indemnitee’s defense costs (limited to one counsel) and any other defense costs for which the Indemnitor is responsible pursuant to Section 12.06(c) in connection with such Third Party Claim, and (B) reasonably demonstrates that, as of such time, the Indemnitor has financial resources (taking into account the amount of the Indemnity Escrow Fund at the time and the value (determined in accordance with Section 12.03(d)) of the Class A Holdings Interests and Preferred Holdings Interests held by the Indemnitor, in each case, if applicable) in order to indemnify for the reasonably likely amount of Damages that the Indemnitor would be responsible under this Agreement (subject to the limitations set forth in Article 12).

“COTS License” means any license for “shrink-wrap,” “click-through” or other “off-the-shelf” Software that is widely commercially available to the public generally with annual license, maintenance, support and other fees of less than $15,000 in the aggregate.

“Credit Agreement” means the Credit and Guaranty Agreement among Borrower, Intermediate Holdings, certain Subsidiaries of Borrower, Goldman Sachs Specialty Lending Group, L.P., and various lenders party thereto, dated as of the date of this Agreement.

“Current Assets” means the combined current assets of the Acquired Entities and their Subsidiaries (other than the New Venues), determined in accordance with the Accounting Practices and Procedures upon consummation of the Closing (but without giving effect to the Transactions contemplated to occur at or following the Closing), provided, that Current Assets shall not include any Intercompany Accounts or accounts receivable related to management fees of Ninth Avenue Hospitality LLC, Roof Deck Entertainment, LLC, Roof Deck Australia, LLC or 55th Street Hospitality Holdings, LLC.

“Current Liabilities” means the combined current liabilities of the Acquired Entities and their Subsidiaries (other than the New Venues), determined in accordance with the Accounting Practices and Procedures upon consummation of the Closing (but without giving effect to the Transactions contemplated to occur at or following the Closing and without duplication of any amounts included in the calculation of Closing Indebtedness or Transaction Expenses), provided, that Current Liabilities shall not include any Intercompany Accounts.

“Damages” means all damages, losses and expenses (including all reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any Proceeding, whether involving a Third Party Claim or a claim solely between any one or more of the parties hereto), including, any special, incidental, consequential, expectation or indirect damages or diminutions in value (including based on a multiple of profits or similar metrics) to the extent such Damages are reasonably foreseeable at the time of the breach; provided that “Damages” shall not include any exemplary or punitive Damages, except to the extent that any such Damages are required to be paid to a Third Party pursuant to a Third Party Claim.

“Debt” has the meaning assigned to such term in the definition of “Indebtedness” contained in this Section 1.01.

“Debt Financing Expenses” means (i) the aggregate fees, costs and expenses of the Debt Financing Sources and their respective counsel, financial advisors or other advisors payable or otherwise reimbursable by Holdings or its Subsidiaries at the Closing under the terms of the Credit Agreement, including any original issue discount or any upfront fees, ticking fees or similar fees and expenses payable thereunder, and (ii) any other fees, costs and reasonable and documented out-of-pocket expenses incurred by Parent or the Management Sellers in connection with obtaining the term loan financing contemplated by the Credit Agreement.

“Debt Financing Sources” means, the Persons (other than the Acquired Entities or any of their Subsidiaries or any of their respective Affiliates or controlling persons) named in the Credit Agreement, together with their Affiliates, officers, directors, employees, agents and representatives involved in the term loan financing contemplated by the Credit Agreement and their successors and assigns.

“Disclosure Schedule” means the disclosure schedule dated the date of this Agreement regarding this Agreement that has been provided by the Acquired Entities and Management Sellers to Parent.

“EMM Note” means that certain promissory note issued by Bowery Hospitality Associates, LLC in favor of Bakers Dozen Associates LLC, dated April 18, 2016, in the principal sum of $500,000.

“Environmental Laws” means any and all Laws arising out of or relating to: (i) emissions, discharges, releases or threatened releases of any Hazardous Material into the environment (including ambient air, surface water, ground water, land surface or subsurface strata); (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material; (iii) Liability for personal injury or property damage arising out of the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling, emission, discharge, release, threatened release, or presence of Hazardous Materials at real property (whether or not owned, leased or used by the Acquired Entities and their Subsidiaries); (iv) remediation, reclamation or restoration of real property (whether or not owned, leased or used by Acquired Entities and their Subsidiaries); and (v) workplace health and safety and protection of employees from workplace hazards as they relate to exposure to Hazardous Materials.

“Equity Interests” means, with respect to any Person, any (i) shares of capital stock, (ii) equity, ownership, voting, profit or participation interests, or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exercisable or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means Citibank, N.A.

“Escrow Agreement” means the escrow agreement entered into among Parent, the Member Representative and the Escrow Agent on the Closing Date, in form attached as Exhibit E hereto.

“Escrow Amount” means the sum of (i) the Purchase Price Adjustment Escrow Amount plus (ii) the Indemnity Escrow Amount.

“Escrow Amount Allocation” means, with respect to each Member, the allocable portion of the Escrow Amount, which amount shall be allocated to each Member as determined by the Member Representative in accordance with the Restructuring Agreement.

“Expense Holdback Amount” means $5,000,000.

“Fundamental Representations” means representations and warranties contained in Section 3.01 (Existence and Power), Section 3.02 (Authorization), Section 3.04(i) (Non-contravention), Section 3.05 (Existing Equity Interests), Section 3.08 (Finders’ Fees), Section 3.10(a) (Restrictions), Section 3.12(a)-(c) (Rollover Holdco Existence and Power), Section 3.12(d) (Rollover Holdco Authorization), the first sentence of Section 3.12(e) (Rollover Holdco Non-contravention), Section 3.12(f)-(i) (Rollover Holdco Capitalization; Ownership of Equity Interest), Section 3.12(k) (Rollover Holdco Finders’ Fees), Section 4.01 (Existence and Power), Section 4.02 (Authorization), Section 4.04(i) (Non-contravention), Section 4.05 (Capitalization; Ownership of Equity Interests), Section 4.20 (Finders’ Fees), Section 5.01 (Organization; Authorization), Section 5.02(i) (Non-contravention), Section 5.03 (Ownership), Section 6.01 (Existence and Power), Section 6.02 (Authorization), Section 6.04(i) (Non-contravention), Section 6.05 (Capitalization of Parent and Parent Merger Sub; Ownership of Interests) and Section 6.07 (Finders’ Fees).

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory, legislative, executive, administrative, judicial or quasi-governmental authority, department, bureau, commission, court, agency or official, including any political subdivision thereof, and any entity (including a court or self-regulatory organization) exercising executive, legislative, judicial, Tax, regulatory or administrative functions of or pertaining to government.

“Group Entity Interests” means, with respect to a Group Entity, the Equity Interests of such Group Entity.

“Group Material Adverse Effect” means, with respect to the Acquired Entities, any change, effect, event, occurrence, development, condition, circumstance, matter or fact (each, an “Effect”) that, individually or in the aggregate, together with all other Effects, (i) had or is reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, results of operations, assets or liabilities of the Acquired Entities and their respective Subsidiaries, taken as a whole, or (ii) is reasonably likely to prevent, delay in any material respect or impede in any material respect the performance by the Acquired Entities of their respective obligations under this Agreement or the consummation of the Transactions by the Management Sellers, the Direct Rollover Members, other Rollover Holdco Members or the Acquired Entities; provided, however, that none of the following shall, either alone or in combination, constitute, and none of the following shall be taken into account in determining whether there has been or is reasonably likely to be a Group Material Adverse Effect: (1) Effects in the financial or securities markets or the economy; (2) Effects of global, national or regional political or business conditions (including the commencement, continuation or escalation of war, material armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God); (3) Effects in the industries in which such Person or its Subsidiaries operate; (4) Effects resulting from any change in Law, GAAP, or authoritative interpretations thereof after the date of this Agreement; (5) Effects resulting from the announcement of the execution of this Agreement but only to the extent relating to the identity of Parent or its Affiliates; (6) Effects (in and of themselves) resulting from any failure by such Person to meet any published or internally prepared estimates of revenues, earnings or other financial projections, performance measures or operating statistics for any period, provided that the exception in this clause (6) shall not prevent or otherwise affect a determination that an Effect underlying such failure has resulted in, or contributed to, a Group Material Adverse Effect; or (7) Effects resulting from any acts or omissions of Parent or Parent Merger Sub after the date of this Agreement (other than actions or omissions specifically contemplated by this Agreement); provided, further, however, that, with respect to clauses (1), (2), (3), and (4), any such Effect shall not be disregarded if it disproportionately impacts any of the Acquired Entities or their respective Subsidiaries, taken as a whole, as compared to other similarly situated companies (by size or otherwise) operating in the principal industries and geographic areas in which the Acquired Entities and their respective Subsidiaries operate.

“Hazardous Materials” means any solid, liquid or gaseous material, alone or in combination, mixture or solution, which is now or hereafter defined, listed or identified as “hazardous” (including “hazardous substances” or “hazardous wastes”), “toxic,” a “pollutant” or a “contaminant” pursuant to any Law including asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, petroleum (including its derivatives, by-products or other hydrocarbons).

“Holdings Allocation Percentage” means, with respect to each Member, the percentage set forth opposite such Member’s name on Annex D.

“Holdings Pre-Closing Interests” means the limited liability company interests of Holdings issued to the Holdings Pre-Closing Members in connection with the Restructuring and owned thereby as of immediately prior to the Closing.

“Holdings Pre-Closing Percentage” means, with respect to each Holdings Pre-Closing Member, the percentage set forth opposite such Holdings Pre-Closing Member’s name on Annex D.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person, without duplication, (i) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money (any such Indebtedness, “Debt”), (ii) amounts owing as deferred purchase price for the acquisition of a business including all seller notes and “earn-out” payments, except trade accounts payable and accrued expenses arising in the Ordinary Course, (iii) notes payable and drafts accepted of such Person representing extensions of credit whether or not representing obligations for borrowed money, including any obligations of such Person evidenced by any note, bond, debenture, mortgage or other similar instrument or debt security, (iv) obligations under any interest rate, currency or other hedging agreement, to the extent out of the money, (v) obligations under any performance bond, surety bond, letter of credit, bankers’ acceptance or similar instrument, but only to the extent drawn or called prior to the Closing, (vi) all lease obligations required to be capitalized under GAAP, (vii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) and (viii) guarantees with respect to any indebtedness of any other Person of a type described in clauses (i) through (vii) above and all obligations of others that are of the type referred to in clauses (i) through (vii) secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not such obligation secured thereby has been assumed. For the avoidance of doubt, Indebtedness shall not include (A) any intercompany Indebtedness of the Acquired Entities and their respective Subsidiaries, (B) any Indebtedness incurred by Parent and its Affiliates (and subsequently assumed by the Acquired Entities or any of their Subsidiaries) at the Closing, (C) any endorsement of negotiable instruments for collection in the Ordinary Course, (D) any Liabilities under any contract, agreement or other arrangement between the Group Entities and their respective Subsidiaries, on the one hand, and Parent or any of its Affiliates, on the other hand, (E) any trade accounts payable, (F) any amounts included in the calculation of Transaction Expenses, and (G) any matter set forth on Schedule 1.01-A of the Disclosure Schedule.

“Indemnity Escrow Amount” means an amount equal to fifteen million dollars ($15,000,000).

“Indemnity Escrow Fund” means the escrow fund established pursuant to the Escrow Agreement in respect of obligations of the Management Sellers and the Members pursuant to Section 12.02(a) and Section 12.02(b), or, at the option of Parent, Section 2.14, including any interest accrued thereon. The initial amount of the Indemnity Escrow Fund shall be the Indemnity Escrow Amount.

“Intercompany Accounts” means accounts which reflect transactions between two or more Acquired Entities to the extent such entities are included in the calculation of Net Working Capital.

“IP Rights” means all of the following as may exist, be created or recognized in any jurisdiction throughout the world: (i) trademarks and service marks, trade names, trade dress, brand names, logos, business names, fictitious names, corporate names, service names, look and feel, indicia of origin and identifiers of source, whether or not registered, including all goodwill associated therewith, and registrations and applications to register any of the foregoing; (ii) patents, patent applications, patent disclosures and inventions, utility models, utility model applications, petty patents, statutory invention registrations, certificates of invention, designs, design registrations and applications, and all other governmental grants for the protection of any inventions and industrial designs, including any continuations, continuations-in-part, divisionals, provisionals, non-provisionals, reexaminations, restorations, renewals and reissues for any of the foregoing; (iii) published and unpublished works of authorship, copyrightable subject matter and copyrights and all parts thereof, (in each case, whether registered or unregistered) including all rights of authorship, use, publication, reproduction, distribution, performance, moral rights, rights to create derivative works and rights of ownership of copyrightable works, and all rights to register any of the foregoing and to obtain renewals, extensions and revivals of any of the foregoing together with all registrations thereof; (iv) trade secrets and confidential and/or proprietary information, including inventions (whether patentable or unpatentable and whether or not reduced to practice), industrial designs, know-how, technical and business information, business methods, electronic databases, discoveries, research and development information, formulae, recipes, methods, formulations, drawings, specifications, designs, algorithms, plans, proposals, technical and business data, financial information, improvements, modifications, developments, processes, techniques, algorithms, manuals, instructions, blueprints, financial and marketing data, sales information, pricing and cost information, vendor lists, customer lists, distributor lists, supplier lists, data and information, prospect lists, Personal Data, work product, business and marketing plans, market surveys and studies, projections, operational data and quality control procedures(collectively, “Proprietary Information”); (v) Software; (vi) URLS and domain names; (vii) mask works, mask work registrations and applications for mask work registrations; (viii) all other proprietary information and intellectual property in all forms and media, and all goodwill associated therewith, now known or hereafter recognized in any jurisdiction worldwide; (ix) all rights pertaining to the foregoing, including those arising under international treaties and convention rights; (x) copies and tangible embodiments of all of the foregoing (in whatever form or medium); and (xi) all administrative rights arising from the foregoing, including the right to prosecute applications and oppose, interfere with or challenge the applications of others, the rights to obtain renewals, continuations, divisions, and extensions of legal protection pertaining to any of the foregoing.

“IT Systems” means information technology systems and resources, including all Software, hardware, networks, computers, equipment and related systems.

“Knowledge” means (i) with respect to the Acquired Entities, the actual knowledge of the individuals listed on Schedule 1.01-B of the Disclosure Schedule (ii) with respect to a Rollover Holdco Member or Direct Rollover Member, the actual knowledge of such Member, and (iii) with respect to Parent, the actual knowledge of the individuals listed on Schedule 1.01-B of the Parent Disclosure Schedule.

“Law” means any federal, state, local or foreign law (statutory, common or otherwise), statute, regulation, constitution, municipal by-law, treaty, convention, ordinance, code, rule, regulation, Order or other requirement (and any interpretation of the foregoing) enacted, adopted, promulgated or applied by a Governmental Authority.

“Lease Guarantors” means the persons set forth on Schedule 1.01-C of the Disclosure Schedule.

“Lease Personal Guarantee” means those certain personal guarantees set forth opposite each Lease Guarantor’s name on Schedule 1.01-C of the Disclosure Schedule.

“Liability” means any debt, liability, obligation and other commitment of any kind or nature, whether direct or indirect, unaccrued or fixed, absolute or contingent, matured or unmatured, known or unknown and whether or not determined or determinable or due or to become due, including those arising under any Applicable Law, Proceeding, Order or Contract.

“Lien” means any mortgage, lien, pledge, charge, security interest, claim, option, tenancy, license, right-of-way, easement or other encumbrance of any kind; provided, however, that, for the avoidance of doubt, the term “Lien” shall not include, in and of itself, any non-exclusive license of IP Rights.

“LLC Agreement” means, with respect to an Acquired Entity, the operating agreement of such Acquired Entity, as set forth opposite such Acquired Entity’s name on Schedule 1.01-D of the Disclosure Schedule.

“Management Assets” means, with respect to each Management Seller, the assets set forth opposite such Management Seller’s name on Annex E which for the avoidance of doubt shall not include the assets specifically identified as excluded from Management Assets as set forth on Schedule 3.06 of the Disclosure Schedule.

“Material” means material to the business, financial condition or operating results of the Acquired Entities and their respective Subsidiaries, taken as a whole.

“Member” means with respect to each Acquired Entity, each Person who has been admitted to such Acquired Entity as a Member and remained a Member as of immediately prior to the Restructuring in accordance with the applicable LLC Agreement of such Acquired Entity, and each other Equityholder owning Equity Interests in such Acquired Entity as of immediately prior to the Restructuring. Unless otherwise noted, “Members” shall mean the Members of all of the Acquired Entities, and shall include all of the Equityholders included on Schedule 4.05(a) of the Disclosure Schedule.

“Minimum Cash Holdback Amount” means, with respect to any Rollover Holdco Member and Direct Rollover Member (in his, her or its capacity as a Holdings Pre-Closing Member), the product obtained by multiplying (i) the Minimum Cash Holdback by (ii) the ratio of such Rollover Holdco Member’s Rollover Class A Allocated Investment Percentage divided by the Rollover Class A Investment Percentage.

“Net Debt Proceeds Amount” means One Hundred Ten Million Dollars ($110,000,000) minus the Debt Financing Expenses described in clause (i) of the definition of “Debt Financing Expenses”.

“Net Working Capital” means (i) Current Assets minus (ii) Current Liabilities.

“Net Working Capital Target” means negative $45,000.

“New CapEx Venues” means Bowery Hospitality Associates LLC, Guapo Bodega Las Vegas LLC and Dearborn Ventures LLC.

“New Entities” means Holdings, Intermediate Holdings, Borrower and ManagementCo.

“New Venue Opening Amount” means, with respect to the New CapEx Venues, an amount equal to the product of (i) eighty percent (80%) multiplied by (ii) the sum of (x) the aggregate capital, start-up, or other similar expenditures and Soft Costs under Contracts with (or for services rendered without a Contract by) contractors, professionals and other vendors, of such New CapEx Venues actually paid (“New Venue Opening Expenses”), less (y) the aggregate dividends or distributions or any other direct or indirect payment of any kind actually paid by New Venues with respect to their Equity Interests (or otherwise to any Equityholder of a New Venue, but for the avoidance of doubt not including (1) payments in the Ordinary Course of salary, bonuses or reimbursement of expenses to the Equityholders that are employees of a New Venue or (2) (aa) 100% of management fees payable to certain Equityholders with respect to the New Venues paid with respect to (and solely to the extent applicable to) periods prior to January 1, 2017, and (bb) 50% of management fees payable to certain Equityholders with respect to the New Venues paid with respect to (and solely to the extent applicable to) periods on or following January 1, 2017, in each case of clauses (1) and (2) as listed on Schedule 1.01-F of the Disclosure Schedule), in each case of subclauses (x) and (y), made prior to or concurrently with the consummation of the Closing (but without giving effect to the Transactions) determined in accordance with the Accounting Practices and Procedures; provided, that the aggregate New Venue Opening Expenses for the purposes of the calculation thereof shall not exceed Eighteen Million Dollars ($18,000,000) (the “New Venue Opening Amount Cap”). As between the Members and the Member Representative, to the extent any New Venue Opening Expenses exceeds the New Venue Opening Amount, the New Venue Opening Amount shall be allocated to each applicable Group Entity as determined by the Member Representative proportionally based on the applicable expenditures thereof via the Balance Sheet Adjustment Allocation. The parties hereto hereby acknowledge and agree that the New Venue Opening Amount is $13,218,400 and such amount has been incorporated into the Purchase Price set forth in Section 2.03(a)(i).

“New Venues” means Bowery Hospitality Associates LLC, Guapo Bodega Las Vegas LLC, Dearborn Ventures LLC, ALA Hospitality LLC, Asia Los Angeles LLC, B&E Los Angeles LLC, TG Hospitality Group, LLC, 11th Street Hospitality LLC, Chelsea Hospitality Associates LLC, Lower East Side Hospitality LLC, Bayside Hospitality Group LLC and Seventh Avenue Hospitality LLC.

“Order” means any order, award, injunction (preliminary or permanent), judgment, decree, ruling or verdict, writ, stipulation, determination, settlement or other decision issued, promulgated or entered by or with a Governmental Authority or arbitrator.

“Ordinary Course” means, with respect to any Person, actions and operations that satisfy all of the following criteria: (i) are consistent with the past practices of such Person and (ii) are taken in the ordinary course of the normal, operations of such Person.

“Organizational Documents” means, with respect to any Person, the articles of organization, certificate of formation, certificate of incorporation, by-laws, limited liability company agreement, operating agreement or any other similar organizational documents of such Person.

“Parent Disclosure Schedule” means the disclosure schedule dated the date of this Agreement regarding this Agreement that has been provided by Parent to the Group Entities.

“Payoff Debt” means the estimated Debt (if any) included in the Pre-Closing Statement, including the Aggregate EMM/Vandal Notes Amount.

“Payoff Letter” means, with respect to any arrangements with respect to Payoff Debt, if any (whether pursuant to a credit facility, line of credit or other arrangement, and including all existing Debt of the Acquired Entities), from each holder or issuer of such Payoff Debt, wire instructions and a payoff letter duly executed by such holder or issuer stating the amount (including any outstanding interest thereunder and any prepayment penalties, fees, expenses, make-whole amounts and similar amounts related to such payment) required to discharge in full such Debt as of immediately prior to or upon the consummation of the Closing and providing for, among other things, the release of all Liens securing such Payoff Debt.

“Per Class A Holdings Interest Value” means (i) Aggregate Class A Investment Amount divided by (ii) the aggregate number of Class A Holdings Interests that will be issued and outstanding immediately following the Transactions (as set forth on Exhibit B to the A&R Holdings LLC Agreement).

“Per Redeemable Holdings Interest Value” means $1.10.

“Permit” means any license, approval, permit, Order, consent, franchise, qualification, registration, certification or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Permitted Liens” means, (i) Liens disclosed in the December 27, 2015 combined balance sheets included in the Group Audited Financial Statements, (ii) Liens for Taxes, assessments and other government charges not yet due and payable or which are being contested in good faith by appropriate proceedings, (iii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other similar common law or statutory Liens arising in the Ordinary Course which are not due and payable and which may hereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings, (iv) Liens relating to the transferability of securities under applicable securities Laws, (v) Liens securing rental payments under capitalized leases, (vi) Liens to which the fee simple interest (or any superior leasehold interest) in real property is subject, provided, that such Liens were not created by a Group Entity (unless such Liens would be Permitted Liens pursuant to a different clause in this definition, in which case this proviso shall not apply), (vii) Liens in favor of the lessors and licensors under leases and licenses, (viii) easements, rights-of-way, restrictive covenants, encroachments and other minor irregularities in title that do not in any material respect detract from the current use of the applicable asset or real property, (ix) zoning, entitlement, building, and other land use regulations and codes imposed by any Governmental Authority having jurisdiction over the real property, (x) non-exclusive licenses of IP Rights granted in the Ordinary Course, and (xi) the Liens set forth on Schedule 1.01-E of the Disclosure Schedule; provided, that with respect to clauses (ii), (iii) and (v) of this definition of “Permitted Liens”, such Liens shall be deemed Permitted Liens for purposes of this Agreement solely to the extent (A) appropriate reserves have been established in accordance with GAAP with respect to the Liability to which such Lien relates, (B) with respect to a Liability that is not a Current Liability, such Liens or the Liability to which such Lien relates was described in the notes to the December 27, 2015 combined balance sheets included in the Group Audited Financial Statements, or reflected in the December 25, 2016 combined balance sheets included in the Group Interim Financial Statements, or (C) with respect to a Liability that is a Current Liability, such Liens or the Liability to which such Lien relates was otherwise included in the calculation of Closing Net Working Capital or Closing Indebtedness, in each case, as finally determined pursuant to Section 2.14.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Data” means any information (including a Person’s name, street address, telephone number, e-mail address, photograph, social security number, tax identification number, driver’s license number, passport number, payment card number, bank account information and other financial information, customer or account numbers, account access codes and passwords, Internet Protocol address, geographic location, family members, group memberships, internet browsing history, persistent identifier, order and purchase histories, amounts spent, platform behavior, conduct, preferences, demographic data and any other data and information) which, whether alone or in combination with other information, identifies or is associated with an identified natural Person.

“Post-Closing New Venue Opening Expenses” means, with respect to each New CapEx Venue, any capital, start-up or other similar expenditures and Soft Costs under Contracts with (or for services rendered without a Contract by) contractors, professionals and other vendors, of such New CapEx Venue (x)(i) in excess of $1,920,000 incurred with respect to goods or services to be rendered prior to the Closing, but not paid, at any time at or prior to the consummation of the Closing with respect to Dearborn Ventures LLC, or (ii) incurred or should have been incurred at any time at or prior to the respective venue opening dates of Bowery Hospitality Associates LLC and Guapo Bodega Las Vegas LLC (which, for purposes of this clause (x), shall include Liabilities solely to the extent arising out of, relating to, resulting from, in connection with or otherwise in respect of: (i) payment obligations with respect to products, services and related expenses under Contracts with contractors, professionals or other vendors or (ii) payment obligations with respect to products, services and related expenses to such types of third parties if they were not otherwise under contract (and shall not, for the avoidance of doubt for purposes of this clause (x), otherwise include any other types of Liabilities, including Liabilities arising out of torts or related indemnification Liabilities under such contractor, professional or vendor Contracts)).

“Pre-Closing Taxes” means any Tax imposed with respect to a Tax period (or portion thereof) ending on or prior to the Closing Date. In the case of a taxable period beginning prior to and ending after the Closing Date, Pre-Closing Taxes shall be based upon an interim closing of the books, except that property, ad valorem and other periodic Taxes shall be allocated on a per diem basis.

“Preferred Holdings Interests” means Preferred Holdings Interests (as defined in the A&R Holdings LLC Agreement).

“Preferred Investment Amount” means (i) with respect to Rollover Holdco, $1,254,000 and (ii) with respect to Parent, $8,746,000.

“Principals” means the individuals listed on Schedule 1.01-G of the Disclosure Schedule.

“Privacy Agreements” means privacy and data related policies and other Contracts in effect between any of the Acquired Entities and any customers, clients, licensees, end users or other Third Parties that are applicable to the collection, protection, storage, processing, use and/or disclosure of Personal Data in connection with the Acquired Entities’ or any of their respective Subsidiaries’ respective businesses.

“Proceeding” means any complaint, action, suit (at law or in equity), claim, arbitration, hearing, audit, investigation or similar proceeding (whether civil, criminal, administrative or investigative) pending, commenced, brought, conducted, or heard by or before, any Governmental Authority or arbitrator.

“Purchase Price Adjustment Escrow Amount” means $4,000,000.

“Purchase Price Adjustment Escrow Fund” means the escrow fund established pursuant to the Escrow Agreement in respect of obligations of the Members pursuant to Section 2.14, including any interest accrued thereon. The initial amount of the Purchase Price Adjustment Escrow Fund shall be the Purchase Price Adjustment Escrow Amount.

“Redeemable Holdings Interests” means Redeemable Interests (as defined in the Amended and Restated Limited Liability Company Agreement of Holdings, dated as of January 30, 2017).

“Registered Acquired Entity Owned IP Rights” means Acquired Entity Owned IP Rights issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority, Internet domain name registrar or other authority.

“Regulatory Filing Fees” means any filing fees in connection with all filings under the HSR Act.

“Relative” of a Person means such Person’s spouse, such Person’s parents, sisters, brothers, children and the spouses of the foregoing.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors.

“Rollover Class A Allocated Investment Percentage” means, with respect to each of the Direct Rollover Members and Rollover Holdco, the percentage of the Rollover Class A Investment Percentage allocated to such Holdings Pre-Closing Member and set forth opposite such Holdings Pre-Closing Member’s name on Annex D. For the avoidance of doubt, the combined percentage of all Rollover Class A Allocated Investment Percentages allocated to each of the Direct Rollover Members and Rollover Holdco shall at all times equal thirty-seven point-five percent (37.5%).

“Rollover Class A Investment Amount” means the product obtained by multiplying (i) the Aggregate Class A Investment Amount by (ii) the Rollover Class A Investment Percentage.

“Rollover Class A Investment Percentage” means thirty-seven point-five percent (37.5%), the percentage of Class A Holdings Interests that Rollover Holdco and the Direct Rollover Members shall collectively own in Holdings upon the consummation of the Closing.

“Rollover Preferred Investment Amount” means the Preferred Investment Amount with respect to Rollover Holdco, which is equal to $1,254,000.

“Seller Side Letter” means any Contract (other than any Side Letter) with one or more holders of Equity Interests or Managers (or persons in similar positions with different names) that amends, modifies or supplements the terms and conditions of any Organizational Documents (whether or not in accordance with such Organizational Documents), including Contracts that affect governance of any Acquired Entity or Subsidiary thereof, or the voting, transfer, ownership or control of Equity Interests of an Acquired Entity or Subsidiary thereof. For the avoidance of doubt, Seller Side Letters shall not include LLC Agreements or any Employee Plan.

“Side Letter” means any Contract with one or more holders of Equity Interests or Managers (or persons in similar positions with different names), to which an Acquired Entity or Subsidiary of an Acquired Entity is a party that amends, modifies or supplements the terms and conditions of any Organizational Documents (whether or not in accordance with such Organizational Documents), including Contracts that affect governance of any Acquired Entity or Subsidiary thereof, or the voting, transfer, ownership or control of Equity Interests of an Acquired Entity or Subsidiary thereof.

“Soft Costs” means fees, costs and expenses related to legal services, travel and research, pre-opening rent, pre-opening utilities and occupancy, pre-opening payroll and purchases (including uniforms and general supplies) and limited liability company licenses.

“Software” means (i) all software, firmware, middleware, computer programs, applications, interfaces, tools, operating systems, software code of any nature, (including all object code, source code, interpreted code, data files, rules, definitions and methodology derived from the foregoing) and any derivations, updates, enhancements and customization of any of the foregoing, together with all processes, technical data, build scripts, test scripts, algorithms, APIs, subroutines, techniques, operating procedures, screens, user interfaces, report formats, development tools, templates, menus, buttons, icons and user interfaces, (ii) all electronic data, databases and data collections, and (iii) all documentation, including user manuals, technical manuals, training manuals, programming comments, descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having majority voting power over such entity are at any time directly or indirectly owned by such Person.

“Tax” means any tax, charge, impost, levy, duty or other like assessment or charge of any kind whatsoever imposed by any Taxing Authority (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount; provided that the foregoing definition of Tax shall not include any liquor license fee or similar occupational or licensing fees imposed by any Governmental Authority that are not based on income, receipts or expenditures.

“Tax Return” means any Tax report, return, declaration or filing required to be supplied to any Taxing Authority with respect to Taxes.

“Taxing Authority” means any Governmental Authority (domestic or foreign) responsible for the imposition of any Tax.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

“Transaction Documents” means this Agreement, the Employment Agreements, the Escrow Agreement, the Letters of Transmittal, the Credit Agreement, the Credit Documents (as defined in the Credit Agreement), the A&R Holdings LLC Agreement, the A&R Rollover Holdco LLC Agreement, the Restructuring Agreement and any other agreements, certificates or other documents to be entered into in connection with this Agreement or the Transactions (including the Restructuring).

“Transaction Expenses” means, in each case, to the extent not paid prior to the Closing, (i) the aggregate outstanding fees and expenses of counsel, financial advisors or other advisors incurred prior to the Closing by the Acquired Entities and their Subsidiaries in connection with this Agreement and the Transactions (including the Advisor Amounts but excluding Debt Financing Expenses), (ii) all severance, change of control payments (including, for the avoidance of doubt, any payments triggered on a transfer of Equity Interests of the Acquired Entities), change of control bonuses (including the total payments described in Schedule 9.08-A of the Disclosure Schedule), transaction bonuses, deal bonuses, retention bonuses or any similar compensation paid or payable (including, without duplication, the employer portion of any payroll, social security, unemployment or similar Taxes incurred by any of the Acquired Entities or their Subsidiaries in connection therewith) by or on behalf of any Acquired Entity or Subsidiary of an Acquired Entity pursuant to any plan, program, policy, agreement or arrangement that is adopted, approved, promised, agreed to, implemented or established by such Acquired Entity or Subsidiary of an Acquired Entity prior to or at the Closing (in each case, to the extent triggered by the consummation of the Transactions, whether paid or payable prior to, at or after the consummation of the Closing) to current or former members, managers, officers, employees, directors, contractors or consultants of such Acquired Entity or Subsidiary of an Acquired Entity, in each case, in connection with this Agreement or the Transactions, except for any payments under the bonus and incentive arrangements set forth in Exhibit E to the A&R Holdings LLC Agreement, (iii) any broker’s, finder’s or similar fee or other commission or compensation, (iv) if a D&O Policy is purchased prior to the Closing, the D&O Premium, (v) any change of control or similar payment payable as a result of the consummation of the Transactions, including any payments, fees, costs and expenses (including reasonable attorneys’ fees) incurred in connection with obtaining consents from the parties to the Contracts listed on Schedules 3.04 and 4.04 of the Disclosure Schedule, (vi) 50% of actual Transfer Taxes paid or required to be paid in connection with the Transactions; provided, that if the total Transfer Taxes paid or required to be paid in connection with the Transactions is in excess of $400,000, in addition to the $200,000 of Transfer Taxes otherwise included hereunder as Transaction Expenses, the entire amount of such Transfer Taxes in excess of $400,0000 shall also be deemed Transaction Expenses, and (vii) 50% of any filing fees paid or required to be paid in connection with all amendments or filings for liquor licenses with respect to the Acquired Entities or their Subsidiaries in connection with the Merger. For the avoidance of doubt, “Transaction Expenses” shall not include any Debt Financing Expenses.

“Transaction Percentage” means, with respect to each Group Entity, the percentage set forth opposite such Group Entity’s name on Annex A hereto.

“Transaction Tax Deduction” means to the extent deductible for applicable Income Tax purposes (taking into account the safe harbor in IRS Revenue Procedure 2011-29 to the extent applicable), as reasonably determined by the Member Representative, the amount of any Transaction Expenses and any other transaction costs incurred by an Acquired Entity or any of its Subsidiaries in connection with, or triggered by, the Transactions.

“Transfer Tax” means any transfer, documentary, sales, use, stamp, registration, value added or other similar Tax (including any penalties and interest).

“Vandal Notes” means (i) that certain promissory note issued by Bowery Hospitality Associates LLC in favor of Marc Packer Revocable Trust and the Richard Wolf Revocable Trust, dated April 13, 2016, in the aggregate principal sum of $2,000,000 ($1,000,000 to each lender) and (ii) that certain loan made by Andrew Goldberg to Bowery Hospitality Associates in the principal amount of $20,000.

“Wholly-Owned Operating Agreement” means (a) the limited liability company agreement in the form attached hereto as Exhibit B (with changes for the name, location and similar changes not involving any Liabilities or restrictions or other material changes to the form) entered into by each Group Entity and Subsidiary of a Group Entity upon the consummation of the Restructuring or (b) any other operating agreement of a Subsidiary of a Group Entity substantially similar to the limited liability company agreement in the form attached hereto as Exhibit B (including, for the avoidance of doubt, any by-laws with similar rights and obligations to such form) which have been agreed upon by Parent and the Member Representative prior to the date of this Agreement, provided that such operating agreements (other than corporation by-laws and other than 632 N. Dearborn Operations, LLC and IP BISC LLC) described in this clause (b) are amended and restated no later than 45 days following the date hereof to reflect the terms of the form attached hereto as Exhibit B.

(b) Each of the following terms is defined in the Section set forth opposite such term:

A&R Holdings LLC Agreement	Recitals
A&R Rollover Holdco LLC Agreement	Recitals
Accounting Firm	2.14(b)
Acquired Entity Released Claims	14.15(b)
Acquired Entity Released Parties	14.15(a)
Acquired Entity Releasor	14.15(b)
Acquired Entity Representations	3.13
Acquired Entity Subsidiary Equity Interests	4.06(b)
Adjusted EBITDA	2.03(c)(i)
Adjusted Purchase Price	2.03(a)(ii)
Advisor Amounts	2.10(d)(iv)
Affiliate Contract	4.21
Affiliate Transaction	4.21
Agreement	Preamble
Attributable Class A Unit	3.12(i)
Attributable Preferred Unit	3.12(i)
Aventine Escrow Amount	2.07
Aventine Initial Payment Portion	2.07
Balance Sheet Date	4.07(a)
Borrower	Preamble
Business Cap	12.03(a)
Cap	12.03(a)
Cash Purchase Price	2.03(a)(ii)
Certificate of Merger	2.02(b)
Closing	2.09
Closing Cash Consideration	2.04(c)(ii)
Closing Cash Merger Consideration	2.04(a)(i)
Closing Date	2.09
Closing Rollover Consideration	2.04(a)(ii)
Confidentiality Agreements	9.07

D&O Policy	7.06(a)
D&O Premium	7.06(a)
De Minimis Breach	12.03(b)
Deal Approval	Recitals
Debt	1.01
Debt Distribution Amount	2.04(c)(ii)
Deductible	12.03(b)
Delivered Letters of Transmittal	Recitals
Direct Rollover Member	Preamble
Direct Rollover Members	Preamble
Earn-Out Amount	2.03(c)(v)
Earn-Out Amount Cap	2.03(c)(vi)
Earn-Out Period	2.03(c)(iii)
Earn-Out Qualification	2.03(b)(i)
Earn-Out Threshold	2.03(c)(iv)
EBITDA	2.03(c)(ii)
Effect	1.01
Effective Time	2.02(b)
Employee Plan	4.16(a)
Employment Agreement	Recitals
Employment Agreements	Recitals
Enforceability Exceptions	3.02
Equityholder	Recitals
Equityholders	Recitals
Escrow Funds	2.15
Estimated Adjusted Purchase Price	2.08
Expiration Date	12.01
Final Adjusted Purchase Price	2.14(c)
Group Audited Financial Statements	4.07(a)
Group Balance Sheet	4.07(a)
Group Breach	12.02(a)(ii)
Group Entities	Preamble
Group Entity	Preamble
Group Entity Financial Statements	4.07(a)
Group Interim Financial Statements	4.07(a)
Group Warranty Breach	12.02(a)(i)
Holdings	Preamble
Holdings Merger Subs	4.06(c)
Holdings Pre-Closing Member	Recitals
Holdings Pre-Closing Members	Recitals
Indemnitee	12.02(c)
Indemnitor	12.05
Indemnity Notice	12.05
Insurance Policies	4.19
Intermediate Holdings	Preamble
Leased Real Property	4.10(a)(i)
Letter of Transmittal	2.13(a)
Management Seller	Preamble
Management Sellers	Preamble
ManagementCo	Preamble
Manager	Recitals
Managers	Recitals
Material Contracts	4.10(a)
Member Breach	12.02(b)(ii)
Member Released Claims	14.15(a)
Member Released Parties	14.15(b)
Member Releasor	14.15(a)
Member Representative	Preamble

Member Warranty Breach	12.02(b)(i)
Members’ Counsel	14.13
Merger	2.02(a)
Minimum Cash Holdback	2.07
MSG Company Successor	2.03(c)(vii)
MSG LLC	9.07
MSG Stock	2.03(c)(viii)
Multiemployer Plan	4.16(b)
New Venue Opening Amount Cap	1.01
New Venue Opening Expenses	1.01
Notice of Disagreement	2.14(b)
Parent	Preamble
Parent Breach	12.02(c)(ii)
Parent De Minimis Breach	12.03(c)
Parent Indemnitee	12.02(a)
Parent Merger Sub	Preamble
Parent Minimum Cash Amount	2.07
Parent Warranty Breach	12.02(c)(i)
Payoff Amount(s)	2.10(d)(vi)
Post-Closing Statement	2.14(a)
Pre-Closing Statement	2.08
Principal Amount	12.03(e)
Proposal NDAs	4.10(a)(vi)
Proprietary Information	1.01
Purchase Price	2.03(a)(i)
Qualified MSG Stock	2.03(c)(ix)
Qualified Successor Stock	2.03(c)(x)
Real Property Lease	4.10(a)(i)
Released Claims	14.15(b)
Released Parties	14.15(b)
Releasor	14.15(b)
Releasors	14.15(b)
Rep Letter	9.10
Represented Documents	14.14(a)
Represented Party	14.14(a)
Restructuring	Recitals
Restructuring Agreement	Recitals
Rollover Holdco	Preamble
Rollover Holdco Class A Units	3.12(i)
Rollover Holdco Member	Preamble
Rollover Holdco Member Indemnitor	12.03(e)
Rollover Holdco Members	Preamble
Rollover Holdco Preferred Unit	3.12(i)
Rollover Holdco Preferred Units	3.12(i)
Seller Indemnitee	12.02(c)
Special Representations	12.01
Straddle Period	11.02
Straddle Period Returns	11.02
Successor Stock	2.03(c)(xi)
Surviving Entity	2.02(a)
The Madison Square Garden Company	2.03(c)(xii)
Third Party Claim	12.06(a)
Transactions	Recitals
TTM Period	2.03(c)(xiii)
Year 5 TTM Period	2.03(c)(xiv)

Section 1.02. Other Definitional and Interpretative Provisions. Unless the express context otherwise requires:

(a) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) the captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof;

(c) references to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified;

(d) all Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;

(e) any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement;

(f) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular;

(g) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import;

(h) the word “or” is not exclusive;

(i) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form;

(j) references to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder;

(k) references to any Contract as of the date of this Agreement, shall be deemed to refer to that Contract as amended, modified or supplemented as of the date of this Agreement;

(l) references to any Person include the successors and permitted assigns of that Person;

(m) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively;

(n) references to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law;

(o) references to “it” or “its” and similar references, when applied to any individual, shall be deemed to refer to “him” or “her”, “he” or “she”, or “his” or “hers”, as applicable;

(p) any information or materials shall be deemed provided, made available or delivered to Parent if such information or materials have been delivered to Parent or uploaded to the electronic data room maintained by the Group Entities and their financial advisors for purposes of the Transactions at least two (2) days prior to the date of this Agreement;

(q) the parties hereto intend that each representation, warranty, covenant and agreement herein shall have independent significance, and if any party hereto has breached any representation, warranty, covenant or agreement contained herein, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, covenant or agreement, as the case may be;

(r) references (including, for example, references in Section 2.04) to a Holdings Pre-Closing Member relating to his, her or its rights in respect of consideration to be paid under this Agreement shall refer to such Person in his, her or its capacity as a direct holder of Equity Interests of Holdings, and any calculation or other determination with respect to such Person shall not take into account any Equity Interests of Holdings indirectly held by such Holdings Pre-Closing Member through Rollover Holdco; and

(s) the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE 2

RESTRUCTURING AND CLOSING TRANSACTIONS

Section 2.01. Reserved. Reserved.

Section 2.02. Merger.

(a) At the Effective Time, Parent Merger Sub shall be merged with and into Holdings in accordance with the Delaware Limited Liability Company Act (the “Merger”), and subject to the terms and provisions of this Agreement, whereupon the separate existence of Parent Merger Sub shall cease, and Holdings shall be the surviving entity in such merger (the “Surviving Entity”).

(b) At the Closing, Parent Merger Sub and Holdings shall file a certificate of merger with the Delaware Secretary of State in the form attached hereto as Exhibit F (the “Certificate of Merger”), and make all other filings or recordings required by the Delaware Limited Liability Company Act in connection with Merger. The Merger shall become effective at such time (the “Effective Time”) as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the Certificate of Merger).

(c) From and after the Effective Time, the Surviving Entity shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Holdings and Parent Merger Sub, all as provided under the Delaware Limited Liability Company Act.

Section 2.03. Purchase Price; Earn-Out.

(a) Purchase Price.

(i) Subject to the adjustments set forth in Section 2.14, the purchase price payable in respect of Holdings shall be an amount (such amount, the “Purchase Price”) equal to Four Hundred Million Dollars ($400,000,000). In addition to their allocable portions of the Purchase Price in accordance with the other terms of this Agreement, the Holdings Pre-Closing Members shall have the right to receive up to three Earn-Out Amounts (in the aggregate) if and to the extent payable in accordance with Section 2.03(b) and Section 2.04(a)(v).

(ii) The portion of the Purchase Price payable in cash at the Closing to the Holdings Pre-Closing Members shall be an amount equal to the sum of (i) the Purchase Price plus (ii) the estimated Balance Sheet Adjustment included in the Pre-Closing Statement (which may be either a positive or negative number) (the sum of clauses (i)-(ii) the “Adjusted Purchase Price”) minus (iii) the estimated Transaction Expenses included in the Pre-Closing Statement minus (iv) the Payoff Amount minus (v) the Rollover Class A Investment Amount minus (vi) the Rollover Preferred Investment Amount (if any) minus (vii) the Escrow Amount minus (viii) the Expense Holdback Amount (the sum of clauses (i)-(viii) the “Cash Purchase Price”).

(b) Earn-Out.

(i) Earn-Out Qualification. If Adjusted EBITDA is equal to or in excess of an applicable Earn-Out Threshold in any TTM Period during the Earn-Out Period (such achieved applicable Adjusted EBITDA level required pursuant to Section 2.03(c), an “Earn-Out Qualification”) (evidenced by the audited consolidated financial statements of Holdings and its Subsidiaries delivered in accordance with Section 3.5(d) of the A&R Holdings LLC Agreement, or in the case of any TTM Period that is not a Company Fiscal Year (as defined in the A&R Holdings LLC Agreement), evidenced by the applicable four quarterly consolidated financial statements of Holdings and its Subsidiaries certified by the chief financial officer of Holdings and delivered to the Administrative Agent and Lenders (each as defined in the Credit Agreement) in accordance with the Credit Agreement (or any replacement thereof) or if the Credit Agreement (or replacement thereof) is not in effect, then evidenced by the applicable four quarterly consolidated financial statements of Holdings and its Subsidiaries substantially in the form previously required under such Credit Agreement or replacement thereof), no later than the 30th day following delivery to Parent of the applicable consolidated financial statements of Holdings and its

Subsidiaries evidencing such Earn-Out Qualification, Parent shall pay the applicable Earn-Out Amount in respect of such Earn-Out Qualification, at its option, (x) in cash to the Member Representative (to be paid to the Holdings Pre-Closing Members (other than to Rollover Holdco) by the Member Representative in accordance with the Restructuring Agreement), (y) in a number of shares of (A) Qualified MSG Stock or, (B) unless, and to the extent, such issuance would violate securities laws, Qualified Successor Stock (issued in accordance with this Section 2.03(b)), as applicable, in either case of clauses (A) or (B), valued at the volume-weighted average price (as reported by Bloomberg) over the ten trading days prior to the date of issuance, issued to the Holdings Pre-Closing Members in accordance with allocation instructions provided by the Member Representative (in accordance with the Restructuring Agreement), or (z) in any combination of the foregoing; provided, that if the issuance of MSG Stock or Qualified Successor Stock violates applicable securities laws, then such amounts shall be paid in cash; provided, further, however, that notwithstanding anything to the contrary contained in this Agreement, in no event shall Earn-Out Amounts in excess of the Earn-Out Amount Cap be paid (or payable) under this Agreement. The parties hereto further agree that, for U.S. federal income Tax purposes, the payments received by the Members pursuant to this Section 2.03(b)(i) are intended to constitute installment payments from an installment sale described in Section 453 of the Code, a portion of which may be treated as imputed interest under the Code, unless the Members make an election pursuant to Section 453(d) of the Code, and the parties hereto shall report consistently with such treatment, as applicable.

(ii) In the event Qualified Successor Stock is to be issued to pay all or a portion of an Earn-Out Amount, the MSG Company Successor shall have agreed to be bound by the requirements with respect to Qualified Successor Stock under this Section 2.03(b) and Section 9.10, including the following requirements: (1) the MSG Company Successor shall effect the registration of Qualified Successor Stock to allow all such Persons receiving Qualified Successor Stock two periods of 30 consecutive days to trade such Qualified Successor Stock within the first 180 days of issuance (so long as one of such 30-day periods falls within the first 120 days of issuance); and (2) such issuance to such Persons will not cause such Persons, individually or in the aggregate, to be considered an “affiliate” for the purpose of Rule 144A (without taking into account any stock or other securities of the MSG Company Successor or any of its Affiliates owned or acquired by such Person or any directorship in the MSG Company Successor or any of its Affiliates held by such Person).

(iii) Legends. Each Management Seller, the Rollover Holdco Member, Rollover Holdco, the Direct Rollover Member, each of the other Holdings Pre-Closing Members and the Member Representative acknowledges and agrees that the certificates evidencing the Qualified MSG Stock or Qualified Successor Stock (if any) issued in connection with an Earn-Out Qualification pursuant to Section 2.03(b)(i) or Put or Call (as such terms are defined in the A&R Holdings LLC Agreement) in accordance with the A&R Holdings LLC Agreement shall bear the following legend (subject to the covenant set forth in Section 9.10):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION TO SUCH REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(iv) Guaranty.

(A) Subject to the other terms of this Section 2.03(b)(iv), the Earn-Out Guarantor hereby irrevocably and unconditionally guarantees to the Member Representative and the Holdings Pre-Closing Members, as applicable, the due and punctual payment in full of each Earn-Out Amount when the same shall become due and payable pursuant to the terms (including for the avoidance of doubt the right to cause payment in cash or Qualified MSG Stock or Qualified Successor Stock or in any combination thereof in accordance with subclauses (x), (y) and (z) of Section 2.03(b)(i)) of this Agreement (including amounts that would become due and payable but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”). The Earn-Out Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and, except with respect to the termination of its obligations in accordance with Section 2.03(b)(iv)(D)(4), shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations; provided, that the Member Representative hereby agrees that the Earn-Out Guarantor may assert, as a defense to any payment or performance by it under this Section 2.03(b)(iv), any defense (other than any defense by operation of any bankruptcy, insolvency or similar Law) that Parent could assert against the Member Representative solely as to whether the Guaranteed Obligations are then due and payable under the terms of this Agreement except to the extent such defense has been raised by Parent and rejected by a court of competent jurisdiction in a final and non-appealable judgment.

(B) The Earn-Out Guarantor’s guaranty under Section 2.03(b)(iv)(A) is a guaranty of payment when due and payable and not of collectability. Such guaranty is a primary obligation and not merely a contract of surety. The Member Representative may only enforce this guaranty against the Earn-Out Guarantor following the Parent’s failure to pay any Earn-Out Amount when due and payable pursuant to the terms of this Agreement but only on (or after) the tenth day following the date on which the Member Representative delivered written notice to the Earn-Out Guarantor of Parent’s failure to pay any such Earn-Out Amount when due and payable pursuant to the terms of this Agreement. The obligations of the Earn-Out Guarantor hereunder are independent of the obligations of the Parent in respect of the Guaranteed Obligations and the obligations of any other guarantor (if any) of the obligations of the Parent, and a separate action or actions may be brought and prosecuted against the Earn-Out Guarantor whether or not any action is brought against the Parent or any such guarantor (if any) and whether or not the Parent or any such guarantor (if any) is joined in any such action or actions (but in any event, subject to the other terms of this Section 2.03(b)(iv) including the proviso to the last sentence of Section 2.03(b)(iv)(A) and the conditions precedent set forth in the third sentence of this clause (B)).

(C) The Earn-Out Guarantor shall not consolidate or amalgamate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of its properties and assets to any Person unless the Person formed by such consolidation or amalgamation or into which the Earn-Out Guarantor is merged or the Person which acquires by sale, conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Earn-Out Guarantor (aa) shall be a corporation or limited liability company organized and existing under the laws of the United States of America, a State thereof or the District of Columbia, (bb) shall expressly assume the performance and observance of and agree to be bound by this Section 2.03(b)(iv) and Sections 14.01, 14.02, 14.05, 14.06, 14.07, 14.08, 14.09, 14.10, 14.11, 14.12, 14.13 or 14.14 as the Earn-Out Guarantor hereunder, and (cc) shall expressly make the representations and warranties set forth in this Section 2.03(b)(iv), applied mutatis mutandis to such Person. Upon any consolidation or amalgamation of the Earn-Out Guarantor with, or merger of the Earn-Out Guarantor into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Earn-Out Guarantor in accordance with this Section 2.03(b)(iv)(C), the successor or resulting Person formed by or resulting upon such consolidation or amalgamation or into which the Earn-Out Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Earn-Out Guarantor under this Agreement with the same effect as if such successor Person had been named as the Earn-Out Guarantor herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Agreement and may liquidate and dissolve.

(D) Other Guaranty Terms.

(1) Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Person be entitled to any amounts under or in respect of this Section 2.03(b) other than (aa) the applicable Earn-Out Amount(s) payable in accordance with the definition of “Earn-Out Amount” under Section 2.03(c)(v) and (bb) reasonable and documented fees, costs and expenses incurred by the applicable prevailing party(ies) hereto in connection with any Proceeding with respect to a dispute under this Section 2.03(b) determined by a court of competent jurisdiction in favor of such prevailing party(ies) in a final and non-appealable judgment (with such reasonable and documented fees, costs and expenses to be paid by the non-prevailing party(ies) hereto).

(2) The Earn-out Guarantor hereby represents and warrants to the Member Representative that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to perform its obligations hereunder; (ii) it is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as now conducted; (iii) this Agreement has been duly executed and delivered by the Earn-Out Guarantor and, assuming the due execution and delivery of this Agreement by the other parties hereto, the Earn-Out Guarantor’s obligations hereunder constitute the legal, valid and binding obligation of the Earn-Out Guarantor, enforceable against the Earn-Out Guarantor in accordance with its terms except for Enforceability Exceptions; and (iv) the execution and delivery of this Agreement and performance of its obligations under this Agreement by the Earn-Out Guarantor does not and will not violate, result in a breach (with or without the lapse of time, the giving of notice or both) of, or constitute a default (with or without notice or lapse of time or both) under, or require the consent or approval of any person or entity under any Contract, Law or Order that would have a material effect on the ability of the Earn-Out Guarantor to fulfill its obligations hereunder, in each case to which the Earn-Out Guarantor is a party or by which the Earn-Out Guarantor is bound or to which its assets or properties are subject and which has not been obtained prior to the date hereof.

(3) At the Closing, the Earn-Out Guarantor shall deliver to the Member Representative a certificate executed on behalf of the Earn-Out Guarantor by an executive officer of the Earn-Out Guarantor certifying that the representations and warranties of the Earn-Out Guarantor in Section 2.03(b)(iv)(D)(2) are true and correct as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time).

(4) Notwithstanding anything in Section 12.01 to the contrary, the representations, warranties, covenants and agreements contained in this Section 2.03(b)(iv) or in any certificate delivered pursuant to Section 2.03(b)(iv)(D)(3), and the covenants and agreements of the Earn-Out Guarantor under Sections 14.01, 14.02, 14.05, 14.06, 14.07, 14.08, 14.09, 14.10, 14.11, 14.12, 14.13 or 14.14 (in each case, only insofar as they relate to its obligations under Section 2.03(b)(iv)), shall survive the consummation of the Closing but shall terminate automatically (and without any recourse thereafter to the Earn-Out Guarantor) upon the Guaranty Termination Date; provided, that such representations, warranties, covenants and agreements shall not terminate for so long as there remains outstanding any unresolved claim(s) with respect to any such representations, warranties, covenants or agreements (as applicable) if set forth in a reasonably detailed written notice (specifying the circumstances giving rise to such claim, the estimated amount of damages sought thereunder to the extent then reasonably ascertainable and the inaccuracy or breach giving rise to such claim or, to the extent the specification of such inaccuracy or breach is not reasonably practicable as of such date, a reasonably detailed specification of the potential inaccuracy or breach based on the facts available at the time of such notice) delivered to the Earn-Out Guarantor prior to the Guaranty Termination Date.

(5) Notwithstanding anything in Article 12 to the contrary, the Member Representative (and no other party) shall be permitted to commence any Proceeding with respect to the Guaranteed Obligations or otherwise with respect to this Section 2.03(b)(iv), and such Proceeding shall not be addressed by, or subject to, Article 12. In the event such a Proceeding is commenced, Section 14.01, Section 14.06, Section 14.07, Section 14.08, Section 14.12 and Section 14.13 shall apply. For the avoidance of doubt, any claims with respect to the Earn-Out Guarantor under this Agreement shall be limited to claims of a breach of the representations, warranties, covenants or agreements contained in this Section 2.03(b)(iv) or the covenants and agreements of the Earn-Out Guarantor under Sections 14.01, 14.02, 14.05, 14.06, 14.07, 14.08, 14.09, 14.10, 14.11, 14.12, 14.13 or 14.14 (in each case, only insofar as they relate to its obligations under Section 2.03(b)(iv)).

(6) “Guaranty Termination Date” means the earlier of: (aa) if Earn-Out Amount payments equal, in the aggregate, to the Earn-Out Amount Cap have been made in accordance with Section 2.03(b) and (c), the date of the last such payment (including by the issuance of Qualified MSG Stock or Qualified Successor Stock, if applicable), (bb) the 30th day following delivery to Parent of the applicable consolidated financial statements of the Company and its Subsidiaries for the Year 5 TTM Period if an Earn-Out Qualification has not been achieved in respect of any prior TTM Period in accordance with Section 2.03(b) and (c), or (cc) if an Earn-Out Qualification has been achieved in accordance with Section 2.03(b) and (c) but not paid prior to the date referred to in clause (bb) above, the date the applicable Earn-Out Amount payable in respect of such Earn-Out Qualification in accordance with Section 2.03(b) and (c) is paid in full in accordance with Section 2.03(b) and (c) (including by payment of the Earn-Out Guarantor or issuance of Qualified MSG Stock or Qualified Successor Stock, if applicable).

(c) Certain Definitions: Capitalized terms used in Section 2.03(b) or Section 2.03(c) but not defined in this Agreement shall have the meanings assigned to them in the A&R Holdings LLC Agreement (in the form attached hereto as Exhibit D).

(i) “Adjusted EBITDA” means, with respect to any TTM Period, (a) EBITDA for such period plus (b) any expenses of Holdings or any of its Subsidiaries with respect to (x) salaries, bonuses or other compensation (other than distributions in respect of Units) required to be paid to the Principals during such period pursuant to (A) such Principals’ Employment Agreements and the bonus and incentive arrangements set forth on Exhibit E to the A&R Holdings LLC Agreement (it is understood that any amounts that are paid to the Principals even though there is no contractual obligation to do so will not be added to EBITDA for purposes of this definition), or (B) during the period beginning on December 26, 2016 through the Closing, pursuant to management fee obligations to such Principals required to be paid with respect to such period pursuant to the written Contracts provided to Parent prior to the date of this Agreement and (y) to the extent recorded as an expense by Holdings and its Subsidiaries during such period, any MSG Payments (as defined in the A&R Holdings LLC Agreement) (including any interest accrued thereon during such period) so recorded.

(ii) “EBITDA” means, with respect to any TTM Period, the sum of the amounts for such period of (a) the consolidated net income of Holdings and its Subsidiaries during such TTM Period, plus (b) interest expense which has been deducted in the determination of such net income, plus (c) U.S. federal, state and local income and non-U.S. income taxes which have been deducted in determining such net income, plus (d) depreciation and amortization expenses which have been deducted in determining such net income. The foregoing components of EBITDA will be determined in accordance with GAAP.

(iii) “Earn-Out Period” means the period beginning on December 26, 2016 and ending on or prior to December 31, 2021 (such specified end date to be determined in accordance with the definition of “Year 5 TTM Period”).

(iv) “Earn-Out Threshold” has the meaning set forth on Annex C hereto.

(v) “Earn-Out Amount” means, upon the occurrence of an Earn-Out Qualification in connection with the achievement of Adjusted EBITDA equal to or in excess of the amount required pursuant to clauses (W), (X), or (Y) of the definition of “Earn-Out Threshold”, an aggregate amount equal to $8,487,166.67; provided, however, that Parent and its Affiliates shall have no liability or obligation with respect to Earn-Out Amounts to the extent in excess of the Earn-Out Amount Cap.

(vi) “Earn-Out Amount Cap” means $25,461,500.

(vii) “MSG Company Successor” means the parent corporation, limited liability company or partnership (other than “The Madison Square Garden Company”) that holds (or upon consummation of a Permitted Transfer or MSG Change of Control (each as defined in the A&R Holdings LLC Agreement) (or other Transfer or transaction permitted in accordance with Article VI) will hold) more than 50% of the Interests of MSG. For the avoidance of doubt, in the event a corporation’s, limited liability company’s or partnership’s (other than “The Madison Square Garden Company”) common stock is listed for trading on a U.S. national securities exchange and such entity directly or indirectly holds (or upon consummation of a Permitted Transfer or MSG Change of Control (or other Transfer or transaction permitted in accordance with Article VI of the A&R Holdings LLC Agreement) will hold) more than 50% of the Interests of MSG, such entity shall be the MSG Company Successor.

(viii) “MSG Stock” means shares of unregistered Class A Common Stock, par value $0.01 per share (or another class of voting common stock that replaces such Class A Common Stock) that are listed for trading on a national securities exchange, of The Madison Square Garden Company.

(ix) “Qualified MSG Stock” means MSG Stock that is duly authorized, validly issued, fully paid and non-assessable, not subject to any preemptive or other similar rights, issued free and clear of any Liens (other than Liens under applicable securities laws and this Agreement) and issued subject to compliance by the recipient with applicable securities laws (e.g., six-month holding period).

(x) “Qualified Successor Stock” means Successor Stock that is duly authorized, validly issued, fully paid and non-assessable, not subject to any preemptive or other similar rights and issued free and clear of any Liens (other than Liens under applicable securities laws and this Agreement).

(xi) “Successor Stock” means the common stock of a MSG Company Successor listed for trading on a U.S. national securities exchange; provided, that, in order to constitute Successor Stock, such MSG Company Successor shall (i) have an average market capitalization of at least $1 billion in the 90 days immediately preceding the issuance of Successor Stock to a Principal or Rollover Holdco Member under the Agreement, and (ii) if such MSG Company Successor is a foreign issuer, the Successor Stock listed on such exchange shall have an average float and trading volume that is at least 90% of the average float and average daily trading volume of MSG in the 90 days immediately preceding the issuance and shall not consist of American Depositary Receipts or similar instruments.

(xii) “The Madison Square Garden Company” means The Madison Square Garden Company, a Delaware corporation; provided, however, that if pursuant to any Transfer permitted pursuant to the A&R Holdings LLC Agreement, The Madison Square Garden Company no longer directly or indirectly holds any of the Interests held by MSG and in connection with such Transfer or transaction there is an MSG Company Successor, all references to “The Madison Square Garden Company” in the Agreement shall be deemed to refer to such MSG Company Successor (except as used in the definition of “MSG Stock” or in Section 9.11).

(xiii) “TTM Period” means any complete trailing twelve-month fiscal period ending on the last day of the most recently completed Holdings’ fiscal quarter (in accordance with the Company Fiscal Year with appropriate adjustments for any Subsidiaries of Holdings that follow a calendar year fiscal year for financial reporting purposes in accordance with the proviso to Section 3.3 of the A&R Holdings LLC Agreement); provided, however, that in no event shall any month included in a TTM Period in which an Earn-Out Qualification occurs be included in another TTM Period for purposes of a subsequent Earn-Out Qualification.

(xiv) “Year 5 TTM Period” means the latest complete trailing twelve-month fiscal period ending on or prior to December 31, 2021 (provided that for purposes of calculating the last day of such period, such calculation shall be made in accordance with the Company Fiscal Year (and as of the date of this Agreement, such date would be December 26, 2021), with appropriate adjustments for any Subsidiaries of Holdings that follow a calendar year fiscal year for financial reporting purposes in accordance with the proviso to Section 3.3 of the A&R Holdings LLC Agreement).

(d) No Limitation on Decision-Making. Each of the Management Sellers, the other Holdings Pre-Closing Members (other than Rollover Holdco) and the Member Representative acknowledge the absolute right of Holdings and its Subsidiaries (and to the extent of Parent’s, the Principals’ and their respective designees’ rights under the A&R Holdings LLC Agreement and the limited liability company agreements of Holdings’ Subsidiaries (as in effect from time to time), Parent’s, the Principals’ and their respective designees’ decisions and actions with respect to Holdings and its Subsidiaries in accordance therewith) to operate, manage and invest in its businesses in the exercise of its sole discretion, and agree that the Board and Directors (each as defined in the A&R Holdings LLC Agreement) set forth in the A&R Holdings LLC Agreement), the Principals, Parent, any Affiliates of Parent, Holdings and its Subsidiaries shall have no liability or obligation to any of the Management Sellers, the other Holdings Pre-Closing Members or the Member Representative with respect to any Earn-Out Amount (or any portion thereof) under this Agreement or any bonus or other incentive amounts under Exhibit E to the A&R Holdings LLC Agreement in connection with their operation of the businesses of Holdings and its Subsidiaries from and after the consummation of the Closing. Without limiting the generality of the foregoing, Parent and the Principals presently intend to base their decisions regarding operations of the businesses of Holdings and its Subsidiaries, including the investment and allocation of resources, on the basis of the strategic objectives of the Principals, Parent and any Affiliates of Parent. Each of the Management Sellers, the Rollover Holdco Members, Rollover Holdco, the Direct Rollover Members, the other Holdings Pre-Closing Members and the Member Representative acknowledge that certain situations could arise where such decisions may adversely affect the Adjusted EBITDA of Holdings and its Subsidiaries.

Section 2.04. Conversion of Interests; Distributions and Redemptions.

(a) As of the Effective Time, all Holdings Pre-Closing Interests outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be converted into and thereafter represent only the right to receive with respect to each Holdings Pre-Closing Member (subject to Section 2.14, Article 12 (including the last sentence of Section 12.03(a)), and such Holdings Pre-Closing Member’s compliance with Section 2.13), in each case, without interest:

(i) other than to Rollover Holdco, a cash payment (the “Closing Cash Merger Consideration”) in an amount equal to the excess of (x) such Holdings Pre-Closing Member’s Closing Merger Consideration less (y) such Holdings Pre-Closing Member’s Minimum Cash Holdback Amount (if any) less (z) such Holdings Pre-Closing Member’s Debt Distribution Amount (if any);

(ii) in the case of Rollover Holdco and the Direct Rollover Members only, (A) a number of Class A Holdings Interests equal to (x) such Holdings Pre-Closing Member’s Rollover Class A Allocated Investment Percentage multiplied by (y) the aggregate number of Class A Holdings Interests that will be issued and outstanding immediately following the Transactions and (B) with respect to Rollover Holdco only, a number of Preferred Holdings Interests having an aggregate initial liquidation preference equal to the Rollover Preferred Investment Amount (such Class A Holdings Interests and Preferred Holdings Interests, the “Closing Rollover Consideration”);

(iii) a number of Redeemable Holdings Interests equal to the result of (x) such Holdings Pre-Closing Member’s Debt Distribution Amount divided by (y) the Per Redeemable Holdings Interest Value;

(iv) following the Closing, any amounts payable by the Acquired Entities as allocated by the Member Representative in accordance with Section 2.14(c); and

(v) following the Closing, his, her or its share of any distributions to be made to the Holdings Pre-Closing Members except Rollover Holdco from the Indemnity Escrow Fund, Purchase Price Adjustment Escrow Fund and Expense Holdback Amount, and any Earn-Out Amount(s), in each case, if any, as allocated by the Member Representative in accordance with the Restructuring Agreement.

(b) As of the Effective Time, all Equity Interests of Parent Merger Sub outstanding immediately prior to the Effective Time shall as of the Effective Time be converted into and become (i) sixty-two million five hundred thousand (62,500,000) Class A Holdings Interests and (ii) eight million seven-hundred and forty-six thousand (8,746,000) Preferred Holdings Interests.

(c) Substantially immediately following (but in any event on the same day as) the transactions contemplated by Section 2.04(a) and Section 2.04(b):

(i) (x) Parent shall cause Borrower to cause the Debt Financing Sources to fund, and Borrower shall receive, the Net Debt Proceeds Amount, (y) Borrower shall distribute the Net Debt Proceeds Amount to Intermediate Holdings and (z) Intermediate Holdings shall distribute the Net Debt Proceeds Amount to Holdings; and

(ii) (x) Holdings shall pay the Net Debt Proceeds Amount to the Member Representative for further payment to the Holdings Pre-Closing Members in full redemption of the Redeemable Holdings Interests in amounts determined by the Member Representative in proportion to the Redeemable Holdings Interests held by such Holdings Pre-Closing Members (any amounts received by a Holdings Pre-Closing Member pursuant to clause (x) or clause (y), his, her or its “Debt

Distribution Amount”) and (y) Rollover Holdco shall distribute the portion of the Net Debt Proceeds Amount received by Rollover Holdco as a Holdings Pre-Closing Member to the Rollover Holdco Members in amounts based on the same proportion that the number of Rollover Holdco Class A Units held by such Rollover Holdco Members as of immediately following the consummation of the Closing bears to the total number of Rollover Holdco Class A Units held by all Rollover Holdco Members as of immediately following the consummation of the Closing (such amount with respect to any Member, together with his, her or its Debt Distribution Amount and its Closing Cash Merger Consideration, his, her or its “Closing Cash Consideration”).

Section 2.05. Purchase Price and Earn-Out Hypothetical Calculation. For illustration purposes only, Annex F hereto sets forth a hypothetical calculation of the Purchase Price, the allocation of the Closing Cash Consideration and the Closing Rollover Consideration and an Earn-Out Amount to each Member, in each case, based on the assumptions outlined therein.

Section 2.06. No Parent or Parent-Affiliate Liability for Allocations. No Acquired Entity or Subsidiary of an Acquired Entity, nor Rollover Holdco, Parent nor Parent Merger Sub, nor any of the respective Affiliates of the foregoing (other than the Holdings Pre-Closing Members), shall have any Liability to any Member (x) to the extent relating to any error in the Member Allocation Schedule attached hereto as Annex D (whether in respect of such Member’s Holdings Pre-Closing Percentage, Rollover Class A Investment Percentage, Rollover Class A Allocated Investment Percentage, Holdings Allocation Percentage or otherwise), (y) in the event of any error by the Member Representative in the calculation of amounts due to such Member or payable by such Member hereunder, or otherwise in respect of any decision, allocation or determination by the Member Representative (whether on behalf of itself, the Members, the Management Sellers, Rollover Holdco or the Acquired Entities with respect to payments, Liabilities or otherwise) or (z) with respect to Parent’s delivery of any consideration hereunder to the Member Representative in accordance with instructions by the Member Representative or the Members or Managers, or the allocation of payments in accordance with Annex D, or the allocation of Qualified MSG Stock or Qualified Successor Stock to Equityholders in accordance with instructions by the Member Representative. For the avoidance of doubt, payment to the Member Representative of any amount payable to it in accordance with the terms of (including the terms with respect to timing of payments under) this Agreement, payments made to any Member or the Member Representative in accordance with account wiring instructions delivered by the Member Representative or any Member, and the allocation of Qualified MSG Stock or Qualified Successor Stock to Equityholders in accordance with instructions by the Member Representative, shall be deemed to satisfy all obligations of Parent to make any part of such payment to any particular Member (or the Member Representative, as applicable). Notwithstanding anything to the contrary contained herein, the allocations and determinations by the Member Representative required to be made amongst the Members pursuant to this Agreement shall be made in the Member Representative’s sole discretion (without input from or Liability to Parent or any of its Affiliates, including from and after the consummation of the Closing, Rollover Holdco, any Acquired Entity or Subsidiary of an Acquired Entity), and all such allocations or determinations shall be made with respect to 100% of the applicable amount to be allocated or determined, as applicable.

Section 2.07. Minimum Cash Amount; Aventine Payment and Escrow. The Acquired Entities shall have used commercially reasonable efforts to distribute all cash and cash equivalents of the Acquired Entities prior to the Closing such that Closing Cash shall be no more than $1,000,000, provided that any failure to distribute such cash and cash equivalents shall not affect the amount of cash and cash equivalents included in the calculation of the Closing Net Working Capital Adjustment. Immediately after the consummation of the Closing (in accordance with Section 2.10(d)(vii), and without duplication), Parent shall (a) make a capital contribution to Holdings in an amount equal to (w) sixty-two and one-half percent (62.5%) multiplied by (x) the difference between Ten Million Dollars ($10,000,000) and the amount of cash on the balance sheet of Bowery Hospitality Associates LLC and Guapo Bodega Las Vegas LLC at the Closing (such amount contributed by Parent in clause (a), the “Parent Minimum Cash Amount”), (b) withhold from the Closing Cash Merger Consideration payable to (1) the applicable Rollover Holdco Members in their respective capacities as Holdings Pre-Closing Members (in accordance with Section 2.04(a)(i) and Section 2.10(d)(ii) and in the same proportion that the number of Rollover Holdco Class A Units held by such Rollover Holdco Member as of immediately following the consummation of the Closing bears to the total number of Rollover Holdco Class A Units held by all Rollover Holdco Members as of immediately following the consummation of the Closing), and (2) the Direct Rollover Members, an aggregate amount equal to (y) thirty-seven and one-half percent (37.5%) multiplied by (z) the difference between Ten Million Dollars ($10,000,000) and the cash on the balance sheet of Bowery Hospitality Associates LLC and Guapo Bodega Las Vegas LLC at the Closing (such amount contributed by Parent in clause (b), the “Minimum Cash Holdback”), (c) make a capital contribution in such amount to Holdings on behalf of Rollover Holdco (which amount shall be treated as having first been contributed to Rollover Holdco on behalf of the Rollover Holdco Members), (d) pay or cause to be paid an amount equal to $125,000 to the Principals (such amount, in the aggregate, the “Aventine Initial Payment Portion”), and (e) pay or cause to be paid an amount equal to $500,000 (the “Aventine Escrow Amount”) to the Aventine Escrow Agent, to be held and disposed of in accordance with the Aventine Escrow Letter (with any amount remaining thereunder to be returned to Parent and the Rollover Holdco Members in accordance with the Aventine Escrow Letter and the Restructuring Agreement, and for the avoidance of doubt, with no right of Holdings or any of its Subsidiaries to all or any portion of the Aventine Escrow Amount (or any portion of gross sales required to be returned to Parent and the Rollover Holdco Members in accordance with the Aventine Escrow Letter and the Restructuring Agreement)).

Section 2.08. Calculation of Purchase Price. Prior to the date of this Agreement, the Member Representative has delivered to Parent a statement (the “Pre-Closing Statement”) of Holdings’ estimate (which shall have been made in good faith by the Member Representative) of the following: (a) Closing Net Working Capital (b) Closing Indebtedness (which shall include the amount of any Payoff Debt), (c) the Balance Sheet Adjustment, (d) Transaction Expenses, (e) the Adjusted Purchase Price (the “Estimated Adjusted Purchase Price”), and (f) the Cash Purchase Price.

Section 2.09. The Closing. The closing of the Merger (the “Closing”) shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064 at noon New York time on the date of this Agreement or (b) at such other place, at such other time or on such other date as Parent and the Member Representative may mutually agree. The date of the Closing is referred to herein as the “Closing Date”.

Section 2.10. Closing Deliverables. At the Closing, the following transactions shall be effected by the parties:

(a) Each Acquired Entity and the Member Representative shall deliver to Parent, or cause to be delivered to Parent, a certificate (x) executed on behalf of each Acquired Entity by an executive officer of such Acquired Entity, (y) executed on behalf of the Member Representative by an executive officer of the Member Representative, and (z) each Rollover Holdco Member and Direct Rollover Member certifying that: (i) the Fundamental Representations in Article 3, Article 4 and Article 5, and the representations and warranties in Section 4.08(a) and Section 4.08(b), are true and correct as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time) and (ii) the other representations and warranties in Article 3, Article 4 and Article 5 (disregarding all materiality, Material or a Group Material Adverse Effect and similar qualifications contained therein, other than such qualifications in Section 4.04(iv), Section 4.16(a), the definition of (except as provided in subclause (iv) thereof) and references to “Material Contracts” and for the avoidance of doubt, any dollar thresholds in Section 4.09 or Section 4.10(a)), are true and correct as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as have not had and are not reasonably likely to have, individually or in the aggregate, a Group Material Adverse Effect.

(b) Reserved.

(c) The Member Representative and Rollover Holdco, and each Acquired Entity, Management Seller and other Rollover Holdco Member shall deliver to Parent, or cause to be delivered to Parent, each of the other Transaction Documents to which such Person (as applicable) is a party to be executed at the Closing, in each case duly executed by each such Person (as applicable).

(d) Parent shall:

(i) deliver, or cause to be delivered, to the Member Representative a certificate executed on behalf of Parent by an executive officer of Parent certifying that: (x) the Fundamental Representations of Parent in Article 6 are true and correct as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time) and (y) the other representations and warranties of Parent in Article 6 (other than any Fundamental Representations) (disregarding all materiality and similar qualifications contained therein other than such qualifications in Section 6.04(iv)) are true and correct when made and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as have not had and are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Parent Merger Sub to consummate the Transactions;

(ii) pay, or cause to be paid, to the Member Representative for the benefit of and distribution to the Holdings Pre-Closing Members pursuant to Section 2.13(b), by wire transfer of immediately available funds to a bank account designated in writing by the Member Representative at least three (3) Business Days prior to the Closing, an amount equal to the Cash Purchase Price minus (A) the Net Debt Proceeds Amount and minus (B) the Minimum Cash Holdback;

(iii) pay, or cause to be paid, to the Escrow Agent, by wire transfer of immediately available funds to a bank account previously designated in writing by the Escrow Agent at least three (3) Business Days prior to the Closing, an amount equal to the Escrow Amount;

(iv) pay, or cause to be paid, the estimated Transaction Expenses set forth on the Pre-Closing Statement (including any unpaid amounts set forth in the payoff letters or invoices of Moelis & Company and Houlihan Lokey (the “Advisor Amounts”)), by wire transfer of immediately available funds or as otherwise directed by the Member Representative, in each case as designated in writing by the Member Representative at least three (3) Business Days prior to the Closing;

(v) pay, or cause to be paid, the Expense Holdback Amount to the Member Representative by wire transfer of immediately available funds to a bank account previously designated in writing by the Member Representative at least three (3) Business Days prior to the Closing;

(vi) pay, or cause to be paid, in the event that all Debt has not been repaid prior to the consummation of the Closing, to the holder(s) of Payoff Debt set forth in the Payoff Letter(s), the amount(s) set forth therein (the “Payoff Amount(s)”);

(vii) immediately following the consummation of the Closing, (A) make a capital contribution in the amount of the Parent Minimum Cash Amount to Holdings, (B) make a capital contribution in the amount of the Minimum Cash Holdback to Holdings on behalf of Rollover Holdco, (C) pay or cause to be paid to the Principals the Aventine Initial Payment Portion, and (D) pay or cause to be paid to the Aventine Escrow Agent the Aventine Escrow Amount, in each case of clauses (A)-(D), in accordance with Section 2.07; and

(viii) deliver to the Member Representative each of the Transaction Documents to which Parent and Parent Merger Sub is a party to be executed at the Closing, in each case duly executed by Parent.

(e) The Member Representative shall deliver (or cause to be delivered) to Parent, and the Principals shall cause the Member Representative to deliver to Parent, each of the Delivered Letters of Transmittal.

(f) In accordance with Section 2.04(c):

(i) (x) Borrower shall receive the Net Debt Proceeds Amount, (y) Borrower shall distribute the Net Debt Proceeds Amount to Intermediate Holdings and (z) Intermediate Holdings shall distribute the Net Debt Proceeds Amount to Holdings; and

(ii) (x) Holdings shall pay the Net Debt Proceeds Amount to the Member Representative for further payment to the Holdings Pre-Closing Members in full redemption of the Redeemable Holdings Interests in amounts determined by the Member Representative (in proportion to the Redeemable Holdings Interests held by such Holdings Pre-Closing Members) in accordance with the Member Allocation Schedule on Annex D and (y) Rollover Holdco shall distribute the portion of the Net Debt Proceeds Amount received by it from the Member Representative to the Rollover Holdco Members in amounts determined by the Member Representative (based on the same proportion that the number of Rollover Holdco Class A Units held by such Rollover Holdco Member as of immediately following the consummation of the Closing bears to the total number of Rollover Holdco Class A Units held by all Rollover Holdco Members as of immediately following the consummation of the Closing).

(g) The Member Representative shall deliver to Parent a certificate executed on behalf of the Member Representative by an executive officer of the Member Representative certifying that the Restructuring has been consummated in accordance with the Restructuring Agreement.

Section 2.11. Allocation of Purchase Price. The parties hereto agree to allocate the Closing Merger Consideration and any other amounts payable to the Holdings Pre-Closing Members pursuant to this Agreement (including any Earn-out Amount(s)) among the assets and liabilities of the Group Entities in a manner reasonably determined by the Member Representative in accordance with Sections 734, 743, 751 and 755 of the Code, and the regulations thereunder; provided, that (i) the Member Representative shall allocate no less than the GAAP book value shown on the Group Balance Sheet to any assets classified as property, plant, and equipment in accordance with GAAP and shall allocate no less than the value taken into account pursuant to Section 2.14(c) to any balance sheet items taken into account in the Final Adjusted Purchase Price, (ii) the Member Representative shall consider in good faith any reasonable comments of Parent to such allocation, and (iii) if Parent believes that such allocation is unreasonable and Parent and the Member Representative are unable to agree, the allocation shall be submitted to the Accounting Firm for resolution; provided, that the Accounting Firm may only revise the allocation if it concludes that the allocation is unreasonable and may only make such changes to the allocation as it determines are necessary to render the allocation reasonable. The determination and allocation of the Closing Merger Consideration and other amounts derived pursuant to this Section 2.11 shall be binding on the parties hereto for all Tax reporting purposes.

Section 2.12. Withholding Rights. Notwithstanding any provision contained herein to the contrary, each Acquired Entity, Parent and their respective agents shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to any provision of federal, state, local or foreign tax law. If any Acquired Entity, Parent or one of their respective agents, as the case may be, so withholds amounts and pays such amounts to the applicable Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Holdings Pre-Closing Interests in respect of which the applicable Acquired Entity, Parent or the agent, as the case may be, made such deduction and withholding. Each of the Acquired Entity, Parent and their respective agents, as appropriate, shall, within a reasonable time prior to any such deduction and withholding, notify the Person of its intention to withhold and furnish all information reasonably required by such Person to ascertain how such withholding may be mitigated and, if necessary, to contest such withholding.

Section 2.13. Payment and Issuance Procedures.

(a) Member Documents. The Member Representative has, prior to the date hereof, delivered to Rollover Holdco and each Member a letter of transmittal and general release in substantially the form set forth on Exhibit G (“Letter of Transmittal”).

(b) Payment of Merger Consideration. If the Closing is consummated and a Letter of Transmittal, duly completed and validly executed by Rollover Holdco or a Member (including each Direct Rollover Member) in accordance with the instructions (together with such other customary documents as are specified in the Letter of Transmittal) has been received by the Member Representative, such Person shall be entitled to receive in exchange therefor the consideration set forth in Section 2.04(a) and Section 2.04(c) with respect to all Holdings Pre-Closing Interests issuable thereto in connection with the Restructuring and surrendered pursuant to such Letter of Transmittal, and the Holdings Pre-Closing Interests so surrendered shall forthwith be canceled. If the Closing is consummated, all Holdings Pre-Closing Interests issuable to the Holdings Pre-Closing Members in connection with the Restructuring shall be deemed at any time after the Effective Time to represent only the right to receive the consideration set forth in Section 2.04(a) and Section 2.04(c). If a Letter of Transmittal (duly completed and validly executed in accordance with the instructions (together with such other customary documents as are specified in the Letter of Transmittal)) is properly delivered by Rollover Holdco or a Member to the Member Representative not later than three (3) Business Days prior to the Closing Date (or less if such payment is agreed to by prior written consent of Parent), then (A) the Member Representative will pay such Member’s Closing Cash Consideration (if any) in immediately available funds as promptly as practicable after receipt of the Closing Cash Consideration by the Member Representative at the Closing and (B) upon the consummation of the Closing, with respect to Rollover Holdco and the Direct Rollover Members, Rollover Holdco and the Direct Rollover Members shall become the record owners of Class A Holdings Interests representing the Closing Rollover Consideration to be issued to Rollover Holdco and the Direct Rollover Members upon the consummation of the Closing. If a Letter of Transmittal is properly delivered by a Member to the Member Representative less than three Business Days prior to the Closing or following the Closing Date, then the Member Representative will pay to such Member such Member’s Closing Cash Consideration (if any) in immediately available funds no later than five (5) Business Days following such delivery. The Member Representative has provided Parent with all Letters of Transmittal received by the Member Representative as of three (3) Business Days prior to the Closing Date, and the Member Representative shall promptly provide Parent with any additional Letters of Transmittal received by the Member Representative at least three (3) Business Days prior (or less if such earlier payment is agreed to by prior written consent of Parent) to the Member Representative making any payment with respect to such Letters of Transmittal. For the avoidance of doubt, upon satisfaction of its obligations under Section 2.10(d)(i), Parent shall not be responsible for payment with respect to any individual Letter of Transmittal (other than any payment obligations to the Member Representative (for example purposes only, any payment required to be made by Parent to the Member Representative under Section 2.14(c)(i)), if any, required to occur following the Closing as set forth in this Agreement).

Section 2.14. Purchase Price Adjustment.

(a) Within ninety (90) calendar days after the Closing Date, Parent shall deliver to the Member Representative a statement (the “Post-Closing Statement”) of its good faith determination of the following: (i) Closing Net Working Capital, (ii) Closing Indebtedness (which shall include the amount of any Payoff Debt), (iii) the Balance Sheet Adjustment, (iv) Transaction Expenses, (v) the Adjusted Purchase Price, and (vi) the Cash Purchase Price. In connection with Parent’s preparation of the Post-Closing Statement, Holdings, the Management Sellers and Member Representative shall afford, and shall cause each Acquired Entity and its Subsidiaries to afford, to Parent and any Representatives retained by Parent in connection with the preparation of the Post-Closing Statement in accordance with this Section 2.14, full access during normal business hours upon reasonable advance notice to all the properties, books, contracts, personnel, Representatives (including the accountants of the Acquired Entities) and records of the Acquired Entities, each Subsidiary of the Acquired Entities and such Representatives (including, in the event Parent and its applicable Representatives shall sign a release and non-reliance letter in a form customarily requested by the accountants of the Acquired Entities, the work papers of the accountants of the Acquired Entities) relevant to the preparation of the Post-Closing Statement and calculation of the Final Adjusted Purchase Price in accordance with this Section 2.14. For the avoidance of doubt, the Management Sellers shall cooperate with Parent and its Representatives in connection with any reasonable requests by Parent or its Representatives in connection with Parent’s preparation of the Post-Closing Statement and calculation of the Final Adjusted Purchase Price in accordance with this Section 2.14.

(b) The Post-Closing Statement shall become final and binding upon the parties on the thirtieth (30th) day following the date on which the Post-Closing Statement was delivered to the Member Representative, unless the Member Representative delivers written notice of its disagreement with the Post-Closing Statement (a “Notice of Disagreement”) to Parent prior to such date. Any Notice of Disagreement shall (i) specify in reasonable detail the nature and amount of any disagreement so asserted and (ii) only include good faith disagreements based on the components of the Post-Closing Statement not being mathematically correct or prepared in accordance with this Section 2.14 and the definitions of Closing Net Working Capital, Closing Indebtedness (which shall include the amount of any Payoff Debt), Balance Sheet Adjustment, Transaction Expenses, Adjusted Purchase Price and Cash Purchase Price

(and the definitions in such definitions). If a Notice of Disagreement is received by Parent in a timely manner, then the Post-Closing Statement (as revised in accordance with this sentence) shall become final and binding upon the Members and Parent on the earlier of (i) the date the Member Representative and Parent resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and (ii) the date any disputed matters are finally resolved in writing by the Accounting Firm pursuant to this Section 2.14(b). During the thirty (30)-day period following the delivery of a Notice of Disagreement, the Member Representative and Parent shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. If at the end of such thirty (30)-day period the Member Representative and Parent have not resolved in writing the matters specified in the Notice of Disagreement, the Member Representative and Parent shall submit to an independent accounting firm (the “Accounting Firm”) for arbitration, in accordance with the standards set forth in this Section 2.14(b), only such matters specified in the Notice of Disagreement that remain in dispute. The Accounting Firm shall be Ernst & Young LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the Member Representative and Parent in writing. The Member Representative and Parent shall use reasonable efforts to cause the Accounting Firm to render a written decision resolving the matters submitted to the Accounting Firm within thirty (30) calendar days of the receipt of such submission. The scope of the disputes to be resolved by the Accounting Firm shall be limited to fixing mathematical errors and determining whether the items in dispute were determined in accordance with this Section 2.14 and the definitions of Closing Net Working Capital, Closing Indebtedness (which shall include the amount of any Payoff Debt), Balance Sheet Adjustment, Transaction Expenses, Adjusted Purchase Price and Cash Purchase Price (and the definitions in such definitions), and the Accounting Firm is not to make any other determination not disputed in such Notice of Disagreement. The Accounting Firm’s decision shall be based solely on written submissions by the Member Representative and Parent and their respective representatives and not by independent review and shall be final and binding on all of the parties hereto. The Accounting Firm may not assign a value greater than the greatest value for such item claimed by either party or smaller than the smallest value for such item claimed by either party. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the Accounting Firm incurred pursuant to this Section 2.14(b) shall be borne by the Members (payable first out of the Expense Holdback Amount), on the one hand, and Parent, on the other hand, in proportion to the final allocation made by such Accounting Firm of the disputed items weighted in relation to the claims made by the Member Representative and Parent, such that the prevailing party pays the lesser proportion of such fees, costs and expenses. For example, if Parent claims that the appropriate adjustments are, in the aggregate, $1,000 greater than the amount determined by the Members and if the Accounting Firm ultimately resolves the dispute by awarding to Parent an aggregate of $300 of the $1,000 contested, then the fees, costs and expenses of the Accounting Firm will be allocated 30% (i.e., 300 ÷ 1,000) to the Members and 70% (i.e., 700 ÷ 1,000) to Parent.

(c) For the purposes of this Agreement, “Final Adjusted Purchase Price” means the Adjusted Purchase Price as finally agreed or determined in accordance with Section 2.14(a) or (b).

(i) If the Final Adjusted Purchase Price exceeds the Estimated Adjusted Purchase Price, within five (5) Business Days after such Final Adjusted Purchase Price is finally determined, (x) Parent shall pay by wire transfer of immediately available funds equal to sixty two and one-half percent (62.5%) of the amount of such excess to the Member Representative for the benefit of and distribution to the Members, and (y) Parent and the Member Representative shall deliver joint written instructions to the Escrow Agent to release, in accordance with the terms of the Escrow Agreement, a wire transfer in an amount equal to the Purchase Price Adjustment Escrow Fund to the Member Representative for the benefit of and distribution to the Members, which amounts (in the case of each of clauses (x) and (y)) shall be allocated by the Member Representative in accordance with the Restructuring Agreement based on the Balance Sheet Adjustment Allocation with respect to each Member (as the same shall be adjusted to give effect to the Final Adjusted Purchase Price).

(ii) If the Estimated Adjusted Purchase Price exceeds the Final Adjusted Purchase Price, Parent and the Member Representative shall, within five (5) Business Days after such Final Adjusted Purchase Price is determined, deliver joint written instructions to the Escrow Agent to release, in accordance with the terms of the Escrow Agreement, (x) a wire transfer of immediately available funds to Parent or another Person designated by Parent from the Purchase Price Adjustment Escrow Fund in an amount equal to the lesser of (A) sixty two and one-half percent (62.5%) of such excess and the (B) the Purchase Price Adjustment Escrow Fund, and in the event the Purchase Price Adjustment Escrow Fund is less than such excess amount, Parent may also proceed (aa) first, against the Indemnity Escrow Fund for the amount of such shortfall (and Parent and the Member Representative shall deliver joint written instructions to the Escrow Agent to release such amount), and (bb) then, in the event the Indemnity Escrow Fund is less than such remaining excess amount, against the Members, severally and not jointly (in accordance with the Holdings Allocation Percentage of each such Member) in order to recover the amount by which the Purchase Price Adjustment Escrow Fund and the Indemnity Escrow Fund, if applicable, is less than such excess, and (y) a wire transfer in an amount equal to any remaining portion of the Purchase Price Adjustment Escrow Fund (if any) to the Member Representative for the benefit of and distribution to the Members, which amount shall be allocated by the Member Representative in accordance with the Restructuring Agreement based on the Balance Sheet Adjustment Allocation with respect to each Member (as the same shall be adjusted to give effect to the Final Adjusted Purchase Price).

(d) During the period of time from and after the Closing Date through the final determination and payment of the Final Adjusted Purchase Price with respect to any such Acquired Entity in accordance with this Section 2.14, Holdings shall afford, and shall cause its Subsidiaries to afford, the Member Representative and any Representatives retained by the Member Representative in connection with the review of the Final Adjusted Purchase Price in accordance with this Section 2.14, full access during normal business hours upon reasonable advance notice to all the properties, books, contracts, personnel, Representatives (including the accountants of the Acquired Entities) and records of the Acquired Entities, each Subsidiary of the Acquired Entities and such Representatives (including, in the event the Member Representatives and its Representatives shall sign a release and non-reliance letter in a form customarily requested by the accountants of the Acquired Entities, the work papers of the accountants of the Acquired Entities) relevant to the review of the Post-Closing Statement and Parent’s determination of the Final Adjusted Purchase Price in accordance with this Section 2.14. Each of Parent, the Management Sellers, the other Rollover Holdco Members and the Member Representative agree that they will not take any action that impedes Holdings from fulfilling its obligations under this Section 2.14.

Section 2.15. Escrow Funds. The Purchase Price Adjustment Escrow Fund shall be used solely for the purposes set forth in Section 2.14(c)(i) or 2.14(c)(ii). The Indemnity Escrow Fund (collectively with the Purchase Price Adjustment Escrow Fund, the “Escrow Funds”) shall (i) be used solely for the same purposes as the Purchase Price Adjustment Escrow Fund and to satisfy any claims of a Parent Indemnitee for indemnification pursuant to Section 12.02(a) or Section 12.02(b) made from and after Closing but on or before the Expiration Date and (ii) terminate at 11:59 p.m. (Eastern time) on the Expiration Date (other than with respect to claims made on or before the Expiration Date). Any amounts in the Indemnity Escrow Fund not so used (other than amounts reserved subject to pending claims made on or before the Expiration Date and not then finally resolved in accordance with the Escrow Agreement) shall be distributed to the Member Representative for the benefit of and distribution to the Members as allocated at the direction of the Member Representative (in accordance with Annex D) on the next Business Day after the Expiration Date or as otherwise determined by the Member Representative in accordance with the Restructuring Agreement. The Indemnity Escrow Fund shall be held and disbursed solely for the respective purposes and in accordance with the terms hereof and the Escrow Agreement. The parties hereto agree that, for Tax reporting purposes, Parent shall be deemed to be the owner of the Escrow Funds, as reduced from time to time by the amount of monies distributed from such Escrow Fund in accordance with this Agreement and the Escrow Agreement, and that all interest on or other taxable income, if any, earned from the investment of the Escrow Amount shall be treated for Tax purposes as earned by Parent until the Escrow Amount is distributed in accordance with this Agreement and the Escrow Agreement. The parties hereto further agree that, for U.S. federal income Tax purposes, the payments received by the Members from the Escrow Funds are intended to constitute installment payments from an installment sale described in Section 453 of the Code, a portion of which may be treated as imputed interest under the Code, unless the Members make an election pursuant to Section 453(d) of the Code, and the parties hereto shall report consistently with such treatment, as applicable.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ROLLOVER HOLDCO MEMBERS AND THE DIRECT ROLLOVER MEMBERS

Subject to Section 14.04, each Management Seller, Direct Rollover Member and other Rollover Holdco Member hereby represents and warrants, severally and not jointly (subject to the last sentence of Section 12.03(e)), to Parent and Parent Merger Sub, solely with respect to itself only (other than (x) the representations and warranties in Section 3.12, and (y) the representations and warranties in Section 3.09 solely with respect to Rollover Holdco), that:

Section 3.01. Existence and Power.

(a) With respect to each Rollover Holdco Member that is not an individual, (i) such Rollover Holdco Member is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority required to carry on its business as now conducted, (ii) such Rollover Holdco Member is duly qualified to do business as a foreign limited liability company or other business entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to (x) have a material adverse effect on the condition (financial or otherwise), of such Rollover Holdco Member and its Subsidiaries, taken as a whole, or (y) impair or delay in any material respect such Rollover Holdco Member’s ability to consummate the Transactions.

(b) With respect to each Rollover Holdco Member that is not an individual, such Rollover Holdco Member has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which such Rollover Holdco Member is or will be a party, to perform such Rollover Holdco Member’s obligations hereunder and thereunder, and to consummate the Transactions.

(c) With respect to each Rollover Holdco Member and Direct Rollover Member who is an individual, such Member is a natural Person and has the legal capacity to execute and deliver this Agreement and the Transaction Documents to which such Member is or will be a party, to perform such Member’s obligations hereunder and thereunder, and to consummate the Transactions.

(d) With respect to each Rollover Holdco Member and Direct Rollover Member, such Member has prior to the date of this Agreement furnished to Parent a true, complete and correct copy of any Seller Side Letter(s) to which such Member is a party, and such Seller Side Letter(s) are in full force and effect.

Section 3.02. Authorization. With respect to a Rollover Holdco Member that is not an individual, the execution, delivery and performance of this Agreement and the other Transaction Documents to which such Rollover Holdco Member is or will be a party by such Rollover Holdco Member and the consummation of the Transactions have been duly and validly authorized by all necessary corporate (or other) action on the part of such Rollover Holdco Member, and no other corporate (or other) proceedings on the part of such Rollover Holdco Member or any holder of its equity, are required to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which such Rollover Holdco Member is or will be a party or for such Rollover Holdco Member to consummate the Transactions. This Agreement and the other Transaction Documents to which such Rollover Holdco Member or Direct Rollover Member is a party have been (or, in the case of other Transaction Documents that will be executed and delivered by such Member after the date of this Agreement, such other Transaction Documents will, when executed and delivered by such Member, have been), duly and validly executed and delivered by such Member. This Agreement and the other Transaction Documents to which such Rollover Holdco Member or Direct Rollover Member is a party constitute (or, in the case of other Transaction Documents that will be executed and delivered by such Member after the date of this Agreement, such other Transaction Documents will, when executed and delivered by such Member, constitute) the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (“Enforceability Exceptions”).

Section 3.03. Governmental Authorization. The execution, delivery and performance by such Rollover Holdco Member or Direct Rollover Member of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by such Member of the Transactions requires no action by or in respect of, or filing with, any Governmental Authority other than: (i) (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and (b) the filing of certificates of merger of certain of the Acquired Entities in connection with the Restructuring with the Delaware Secretary of State, New York Secretary of State or California Secretary of State, as applicable (which such filings were made in connection with the Restructuring); (ii) compliance with any applicable requirements of the HSR Act (which such requirements have been fulfilled as of the date hereof); and (iii) any actions or filings the absence of which, individually or in the aggregate, do not and are not reasonably likely to impair or delay in any material respect such Member’s ability to perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party or to consummate the Transactions.

Section 3.04. Non-contravention. The execution, delivery and performance by such Rollover Holdco Member or Direct Rollover Member of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by such Member of the Transactions do not and will not (i) with respect to each Rollover Holdco Member that is not an individual, contravene, conflict with, or result in any violation or breach of any provision of such Rollover Holdco Member’s Organizational Documents, (ii) other than with respect to compliance with any applicable requirements of the HSR Act (which such requirements have been fulfilled as of the date hereof) and any liquor licenses set forth on Schedule 4.22 of the Disclosure Schedule, contravene, conflict with or result in a violation or breach of any provision of, or give any Governmental Authority or other Person the right to exercise any remedy or obtain relief under, any Applicable Law or Order to which such Member, or any of the properties or assets owned or used by such Member (other than any Acquired Entity Contracts), is subject, (iii) contravene, conflict with, violate or result in the loss of any benefit to which such Member is entitled under, or give any Governmental Authority the right to revoke, suspend, cancel, terminate, or modify, any Permit or liquor license held by such Member, (iv) require any consent, waiver, notice or other action by any Person under, constitute a default under, conflict with, result in a breach of, or cause or permit the termination, modification, amendment, revocation, cancellation, or acceleration of, or result in any other change of any right or obligation or the loss of any benefit to which such Member is entitled under, any provision of any Contract or other instrument binding upon such Member or any of its assets (in each case, other than any Acquired Entity Contracts (without limiting the requirement to disclose any such Contracts on Schedule 4.04 of the Disclosure Schedule)), (v) result in the creation or imposition of any Lien on any asset of such Member or any of its Subsidiaries, or (vi) with the passage of time, the giving of notice or the taking of any action by another Person, have any of the effects described in clauses (i) through (v) of this Section 3.04, with only such exceptions in the case of clauses (iii), (iv), (v) and (vi) as, individually or in the aggregate, do not and are not reasonably likely to impair or delay in any material respect the ability of such Member to perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party or to consummate the Transactions.

Section 3.05. Existing Equity Interests. As of immediately prior to the Restructuring, Schedule 3.05 of the Disclosure Schedule sets forth a complete and accurate statement of such Rollover Holdco Member or Direct Rollover Member’s beneficial and record ownership of Group Entity Interests and Equity Interests in Holdings (if any). As of immediately prior to the Restructuring, such Member was the beneficial owner of, and had good, valid and marketable title to, such Group Entity Interests (and Equity Interests in Holdings, as applicable), free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws or the LLC Agreement with respect to such Acquired Entity).

Section 3.06. Management Assets; Other Assets. As of immediately prior to the Restructuring, such Management Seller held good, valid and marketable title to the Management Assets, free and clear of all Liens (other than with respect to Management Assets that are or relate to Equity Interests, restrictions on transfer of such Equity Interests arising under applicable securities laws or the LLC Agreement with respect to such Group Entity (as applicable)) (it being understood that any Management Assets that are Acquired Entity Business IP Rights are subject to the representations and warranties in Section 4.14). Except for such Management Assets (if any) contributed to Rollover Holdco in connection with the Restructuring or as set forth on Schedule 3.06 of the Disclosure Schedule, neither such Management Seller (nor, in the case of any Management Seller that is an individual, any member of the immediate family of such Management Seller) nor any Affiliate of such Management Seller (nor, in the case of any Affiliate of a Management Seller that is an individual, any member of the immediate family of such Affiliate) owns (or as of immediately prior to the Restructuring, owned) any material assets that are owned, used or held for use by any Acquired Entity or any Subsidiary of any Acquired Entity. Neither such Management Seller (nor, in the case of any Management Seller that is an individual, any member of the immediate family of such Management Seller) nor any Affiliate of such Management Seller (nor, in the case of any Affiliate of a Management Seller that is an individual, any member of the immediate family of such Affiliate) is (or as of immediately prior to the Restructuring, was) party to any Contract with any Acquired Entity or any of its Subsidiaries, other than the LLC Agreements and Side Letters listed on Section 4.10 of Disclosure Schedule or as set forth on Schedule 3.06 to the Disclosure Schedule.

Section 3.07. Litigation and Regulatory Actions. Other than any Proceeding set forth on Schedule 4.12 of the Disclosure Schedule against, otherwise affecting or relating to such Rollover Holdco Member or Direct Rollover Member, there is no (i) Proceeding pending against, or, to the Knowledge of such Member, threatened against or affecting, such Member before (or, in the case of threatened Proceedings, would be before) or by any Governmental Authority or arbitrator, and (ii) Order relating to such Member, that in either case, individually or in the aggregate, is reasonably likely to impair or delay in any material respect such Member’s ability to perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party or to consummate the Transactions. Such Member has not, and none of its Affiliates have, made an assignment or transfer of any of the Released Claims.

Section 3.08. Finders’ Fees. Except for Moelis & Company and Houlihan Lokey, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Rollover Holdco Member or Direct Rollover Member that is entitled to any fee or commission from any Acquired Entity or any of its Subsidiaries in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of such Member (any amounts due to Moelis & Company or Houlihan Lokey in connection with this Agreement or the Transactions will be Transaction Expenses (to the extent not paid prior to the Closing) and will be paid off at or prior to the Closing).

Section 3.09. Investment Purpose; Accredited Investor; No Public Market; No Reliance.

(a) Rollover Holdco and such Rollover Holdco Member or Direct Rollover Member is acquiring the Rollover Holdco Class A Units (if any), Rollover Holdco Preferred Units (if any), Class A Holdings Interests, the Redeemable Holdings Interests, the Preferred Holdings Interests (if any) and shares of Qualified MSG Stock or Qualified Successor Stock (if any) allocable to Rollover Holdco and such Member hereunder for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Class A Holdings Interests, Redeemable Holdings Interests, Preferred Holdings Interests (if any) and shares of Qualified MSG Stock or Qualified Successor Stock (if any).

(b) Rollover Holdco and such Rollover Holdco Member or Direct Rollover Member acknowledges and agrees (i) that the Rollover Holdco Class A Units (if any), Rollover Holdco Preferred Units (if any), Class A Holdings Interests, the Redeemable Holdings Interests, the Preferred Holdings Interests (if any) and shares of Qualified MSG Stock or Qualified Successor Stock (if any) allocable to Rollover Holdco and such Member hereunder have not been, and will not be, registered under the 1933 Act, by reason of specific exemptions from the registration provisions of the 1933 Act which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed in this Section 3.09, are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these laws, may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the 1933 Act and any applicable state or foreign securities Laws, except pursuant to an exemption from such registration under the 1933 Act and such other Laws, (ii) that (except to the extent provided under Section 2.03(b)(ii) with respect to Qualified Successor Stock (if any)) there is no obligation to register or qualify the foregoing for resale, and (iii) that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the time and manner of sale, the holding period for the foregoing and requirements that are outside of a holder’s control, and, except as set forth in Section 2.03(b)(ii) with respect to the registration of Qualified Successor Stock (in accordance with and subject to the terms provided therein), as to which no party is under any obligation to satisfy and which may not be satisfied or able to be satisfied.

(c) Rollover Holdco and such Rollover Holdco Member or Direct Rollover Member understands that no public market now exists for the Rollover Holdco Class A Units, Rollover Holdco Preferred Units, Class A Holdings Interests, Redeemable Holdings Interests or the Preferred Holdings Interests, and that neither Parent nor Parent Merger Sub nor any Person on their behalf has made any assurances that a public market will ever exist for the Rollover Holdco Class A Units, Rollover Holdco Preferred Units, Class A Holdings Interests, Redeemable Holdings Interests or Preferred Holdings Interests.

(d) Rollover Holdco and such Rollover Holdco Member or Direct Rollover Member is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

(e) Rollover Holdco and such Rollover Holdco Member or Direct Rollover Member acknowledges and agrees that it (i) has had an opportunity to discuss the business of the Acquired Entities and their respective Subsidiaries with the management of the Acquired Entities, (ii) has been afforded the opportunity to ask questions of and receive answers from the Acquired Entities, (iii) has conducted its own independent investigation of the Acquired Entities, their respective Subsidiaries, their respective businesses and the Transactions, and (iv) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of the investment in Rollover Holdco Class A Units (if any), Rollover Holdco Preferred Units (if any), Class A Holdings Interests, the Redeemable Holdings Interests, the Preferred Holdings Interests (if any) and shares of Qualified MSG Stock or Qualified Successor Stock (if any).

(f) Rollover Holdco and such Rollover Holdco Member or Direct Rollover Member acknowledges and agrees that none of the Acquired Entities, the Member Representative nor any other Person makes any representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of any Acquired Entity or any of their respective Subsidiaries or the future business, operations or affairs of any Acquired Entity or any of their respective Subsidiaries heretofore or hereafter delivered to or made available to Rollover Holdco or such Member or their respective Representatives or Affiliates.

Section 3.10. Restrictions.

(a) Except as set forth on Section 3.10(a) of the Disclosure Schedule, such Principal is not party to any Contract that restricts such Principal or any Acquired Entity or Subsidiary of an Acquired Entity, or any of the properties or assets of any Acquired Entity or Subsidiary of an Acquired Entity, from investing in, opening or operating any type of restaurant, bar or nightlife venue in any location, of any theme or at any time (or with respect to properties or assets, from being used in connection with the opening or operation of such a venue of the applicable Acquired Entity or Subsidiary thereof), or requiring any such opportunity to first be provided to any third party.

(b) Except as set forth on Section 3.10(b) of the Disclosure Schedule, such other Rollover Holdco Member is not party to any Contract that restricts such other Rollover Holdco Member or any Acquired Entity or Subsidiary of an Acquired Entity, or any of the properties or assets of any Acquired Entity or Subsidiary of an Acquired Entity, from investing in, opening or operating any type of restaurant, bar or nightlife venue in any location, of any theme or at any time (or with respect to properties or assets, from being used in connection with the opening or operation of such a venue of the applicable Acquired Entity or Subsidiary thereof), or requiring any such opportunity to first be provided to any third party.

Section 3.11. Access to Information; No Reliance.

(a) Such Rollover Holdco Member or Direct Rollover Member acknowledges and agrees that it (i) has had an opportunity to discuss the business of Parent, Parent Merger Sub and their respective Affiliates with the management of Parent, (ii) has been afforded the opportunity to ask questions of and receive answers from Parent, Parent Merger Sub and their respective Affiliates and (iv) has conducted its own independent investigation of Parent, Parent Merger Sub and their respective Affiliates, their respective businesses and the Transactions. Such Member further acknowledges and agrees that, except in respect of any fraud, it has not relied on any representation, warranty or other statement by Parent, Parent Merger Sub or their respective Affiliates, other than representations and warranties set forth in Section 2.03(b)(iv), Article 6 and Section 9.11 (each, as qualified by Disclosure Schedule), and, except in respect of any fraud, that all other representations and warranties of any kind whatsoever, express or implied, at law or in equity, with respect to any of Parent, Parent Merger Sub and their respective Affiliates, or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, are specifically disclaimed.

(b) Except for the representations and warranties set forth in Section 2.03(b)(iv), Article 6 and Section 9.11 (each, as qualified by Disclosure Schedule), with the exception of fraud, such Rollover Holdco Member or Direct Rollover Member acknowledges and agrees that none of Parent, Parent Merger Sub, their respective Affiliates nor any other Person makes any representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Parent, Parent Merger Sub or their respective Affiliates nor the future business, operations or affairs of Parent, Parent Merger Sub or their respective Affiliates heretofore or hereafter delivered to or made available to any Acquired Entity, Management Seller, Rollover Holdco Member or Member, or their respective Representatives or Affiliates.

Section 3.12. Rollover Holdco Representations and Warranties. The Rollover Holdco Members, severally and not jointly (subject to the last sentence of Section 12.03(e)), represent and warrant to Parent and Parent Merger Sub, that:

(a) (i) Rollover Holdco is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all limited liability company power and authority required to carry on its business as now conducted, and to own, lease and use its properties and assets, and to perform all its obligations under any Contract to which it is a party or by which it, or any of the assets or properties owned or used by it, is or could become bound, and (ii) Rollover Holdco is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, (x) has not had and is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, results of operations, assets or liabilities of Rollover Holdco, or (y) is reasonably likely to prevent, delay in any material respect or impede in any material respect the performance by Rollover Holdco of its obligations under this Agreement or the consummation of the Transactions. The Rollover Holdco Members have prior to the date of this Agreement furnished to Parent a true, complete and correct copy of the certificate of formation and the initial limited liability company agreement of Rollover Holdco (and any other Organizational Documents with different names, if applicable). The certificate of formation and the initial limited liability company agreement of Rollover Holdco (and any other Organizational Documents with different names, if applicable) referred to in the foregoing sentence are in full force and effect.

(b) Rollover Holdco has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which Rollover Holdco is or will be a party, to perform Rollover Holdco’s obligations hereunder and thereunder, and to consummate the Transactions.

(c) Rollover Holdco was formed solely for the purpose of engaging in the Restructuring and the Transactions, has not engaged in any other business activities other than in connection with its formation, the Restructuring or the other Transactions, does not have any assets other than the Management Assets addressed by the Restructuring Agreement, the Holdings Pre-Closing Interests, the Class A Holdings Interests, the Preferred Holdings Interests and Redeemable Holdings Interests (in each case from time to time in accordance with the transactions contemplated by the Restructuring Agreement and this Agreement), has not entered into any Contract other than the Transaction Documents to which Rollover Holdco is a party, and does not have any Liabilities (other than de minimis Liabilities incident to its formation, or in the case of Holdings, Liabilities under the Transaction Documents (but not (with or without notice or lapse of time or both) from any breach or default under the Transaction Documents).

(d) The execution, delivery and performance by Rollover Holdco of this Agreement and the other Transaction Documents to which Rollover Holdco is or will be a party and the consummation of the Transactions have been duly and validly authorized by all necessary corporate (or other) action on the part of Rollover Holdco, and no other limited liability company (or other) proceedings on the part of Rollover Holdco or any holder of its Equity Interests, are necessary to authorize the execution, delivery and performance by Rollover Holdco of this Agreement and the other Transaction Documents to which Rollover Holdco is or will be a party or for Rollover Holdco to consummate the Transactions. This Agreement and the other Transaction Documents to which Rollover Holdco is a party have been (or, in the case of other Transaction Documents that will be executed and delivered by Rollover Holdco after the date of this Agreement, such other Transaction Documents will, when executed and delivered by Rollover Holdco, have been), duly and validly executed and delivered by Rollover Holdco. This Agreement and the other Transaction Documents to which Rollover Holdco is a party constitute (or, in the case of other Transaction Documents that will be executed and delivered by Rollover Holdco after the date of this Agreement, such other Transaction Documents will, when executed and delivered by Rollover Holdco, constitute) the legal, valid and binding obligation of Rollover Holdco, enforceable against Rollover Holdco in accordance with their respective terms, except for Enforceability Exceptions.

(e) The execution, delivery and performance by Rollover Holdco of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by Rollover Holdco of the Transactions do not and will not contravene, conflict with, or result in any violation or breach of any provision of Rollover Holdco’s Organizational Documents. The execution, delivery and performance by Rollover Holdco of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by Rollover Holdco of the Transactions requires no action by or in respect of, or filing with, any Governmental

Authority other than: (i) (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and (b) the filing of certificates of merger of certain of the Acquired Entities in connection with the Restructuring with the Delaware Secretary of State, New York Secretary of State or California Secretary of State, as applicable (which such filings were made in connection with the Restructuring); (ii) compliance with any applicable requirements of the HSR Act (which such requirements have been fulfilled as of the date hereof); and (iii) any actions or filings the absence of which, individually or in the aggregate, (x) has not had and is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, results of operations, assets or liabilities of Rollover Holdco, or (y) is reasonably likely to prevent, delay in any material respect or impede in any material respect the performance by Rollover Holdco of its obligations under this Agreement or the consummation of the Transactions.

(f) As of immediately prior to the Restructuring, (i) all of the issued and outstanding Equity Interests of Rollover Holdco are owned, of record and beneficially, by Member Representative, and Rollover Holdco does not have any other authorized, designated, issued or outstanding Equity Interests, or other than as set forth in the Limited Liability Company Agreement of Rollover Holdco dated as of September 23, 2016 (the “Initial Rollover Holdco LLC Agreement”), any outstanding or authorized options, warrants, convertible or exchangeable securities, Contracts, subscriptions, rights, calls, commitments, agreements or understandings of any character whatsoever, fixed or contingent, to which Rollover Holdco, any Management Seller, Acquired Entity or any of its Subsidiaries are a party that directly or indirectly (1) require or call for the issuance, redemption, delivery, sale, pledge or other disposition of any Equity Interests of Rollover Holdco, or any securities convertible into, or other rights to acquire, any Equity Interests of Rollover Holdco, (2) obligate Rollover Holdco to grant, offer or enter into any of the foregoing, or (3) relate to the voting, transfer, ownership or control of the Equity Interests of Rollover Holdco, (ii) all of the issued and outstanding Equity Interests of Rollover Holdco are duly authorized and validly issued and fully-paid and non-assessable with no Liability attaching to the ownership thereof (other than as expressly provided in the Initial Rollover Holdco LLC Agreement), and have not been issued in violation of any federal or state securities Laws or any other Applicable Law, (iii) there are no outstanding obligations of Rollover Holdco to repurchase, redeem or otherwise acquire any of the Equity Interests of Rollover Holdco or to vote or dispose of such Equity Interests (iv) none of the Equity Interests of Rollover Holdco have been issued in violation of, and none are subject to, any purchase option, call, right of first refusal, preemptive, subscription, or other similar right, and (v) there are no declared or accrued but unpaid dividends or distributions with respect to the Equity Interests of Rollover Holdco.

(g) Other than as set forth on Schedule 3.12(g) of the Disclosure Schedule, Rollover Holdco has not created any “phantom units,” unit appreciation rights or other similar rights, the value of which is related to or based upon the price or value of any Equity Interests of Rollover Holdco.

(h) Other than as expressly provided in the A&R Holdings LLC Agreement and the A&R Rollover Holdco LLC Agreement, Rollover Holdco has not granted to any Person the right to demand or request that Rollover Holdco effect a registration under the 1933 Act, of any securities held by such Person or to include any securities of such Person in any such registration by Rollover Holdco, and there are otherwise no Contracts, voting trusts or proxies with respect to the voting or registration under the 1933 Act or any analogous Applicable Law, relating to any Equity Interests of Rollover Holdco.

(i) As of the date hereof, (i) the Rollover Holdco Members are the sole owners of record of the common units of Rollover Holdco (the “Rollover Holdco Class A Units”) and preferred units of Rollover Holdco (the “Rollover Holdco Preferred Units”) as determined in accordance with the Restructuring Agreement and the A&R Rollover Holdco LLC Agreement, (ii) each Rollover Holdco Class A Unit held by each such Rollover Holdco Member corresponds to a Class A Holdings Interest (with respect to such Rollover Holdco Class A Unit, its “Attributable Class A Common Unit”) and each “Rollover Holdco Preferred Unit” held by each such Rollover Holdco Member corresponds to a Preferred Unit (as defined in the A&R Holdings LLC Agreement) (with respect to such Rollover Holdco Preferred Unit, its “Attributable Preferred Unit”), in each case, in accordance with the A&R Rollover Holdco LLC Agreement and the A&R Holdings LLC Agreement, (iii) all of the Rollover Holdco Class A Units and the Rollover Holdco Preferred Units have been duly authorized and validly issued and will be fully-paid and non-assessable with no Liability attaching to the ownership thereof (other than as expressly provided in A&R Rollover Holdco LLC Agreement), and have not been issued in violation of any federal or state securities Laws or any other Applicable Law, (iv) except as set forth in the A&R Rollover Holdco LLC Agreement or the A&R Holdings LLC Agreement, (x) there are no obligations (contingent or otherwise) of Rollover Holdco to repurchase, redeem or otherwise acquire the Rollover Holdco Class A Units and the Rollover Holdco Preferred Units or other Equity Interests of Rollover Holdco, or to vote or dispose of such Equity Interests of Rollover Holdco and (y) none of the Rollover Holdco Class A Units and the Rollover Holdco Preferred Units have been issued in violation of, and none are subject to, any purchase option, call, right of first refusal, preemptive, subscription, or other similar right, and (v) there are no declared or accrued but unpaid dividends or distributions with respect to the Rollover Holdco Class A Units and the Rollover Holdco Preferred Units.

(j) There is no (i) Proceeding pending against, or, to the Knowledge of Rollover Holdco, threatened against or affecting, Rollover Holdco before (or, in the case of threatened Proceedings, would be before) or by any Governmental Authority or arbitrator, and (ii) Order relating to Rollover Holdco, that in either case, individually or in the aggregate, is reasonably likely to impair or delay in any material respect Rollover Holdco’s ability to perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party or to consummate the Transactions. Rollover Holdco has not, and none of its Affiliates have, made an assignment or transfer of any of the Released Claims.

(k) Except for Moelis & Company and Houlihan Lokey, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Rollover Holdco that is entitled to any fee or commission from Rollover Holdco, any Acquired Entity or any of its Subsidiaries in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Rollover Holdco (any amounts due to Moelis & Company or Houlihan Lokey in connection with this Agreement or the Transactions will be Transaction Expenses (to the extent not paid prior to the Closing) and will be paid off at or prior to the Closing).

Section 3.13. Exclusivity of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 3, ARTICLE 4 AND ARTICLE 5 (EACH, AS QUALIFIED BY THE DISCLOSURE SCHEDULE) AND ANY REPRESENTATIONS CONTAINED IN ANY MEMBER’S LETTER OF TRANSMITTAL (WHICH REPRESENTATIONS AND WARRANTIES IN ANY MEMBER’S LETTER OF TRANSMITTAL ARE MADE SOLELY BY AND WITH RESPECT TO SUCH MEMBER ONLY) (COLLECTIVELY, THE “ACQUIRED ENTITY REPRESENTATIONS”), AND WITH THE EXCEPTION OF FRAUD, NONE OF THE ACQUIRED ENTITIES, ANY ROLLOVER HOLDCO MEMBER, ANY MEMBER, ANY MANAGER NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY (INCLUDING (X) AS TO THE ACCURACY OR COMPLETENESS OF ANY CONFIDENTIAL INFORMATION MEMORANDUM, DOCUMENTS, PROJECTIONS, MATERIALS OR OTHER INFORMATION (FINANCIAL OR OTHERWISE) REGARDING ANY GROUP ENTITY OR ANY OF ITS SUBSIDIARIES FURNISHED TO PARENT OR ITS REPRESENTATIVES OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES IN ANY “DATA ROOMS”, “VIRTUAL DATA ROOMS”, MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS OR (Y) WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY ASSETS, THE NATURE OR EXTENT OF ANY LIABILITIES, THE PROSPECTS OF ANY OF THE ACQUIRED ENTITIES, THEIR SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES, OR THE EFFECTIVENESS OR SUCCESS OF ANY OF THEIR OPERATIONS). EXCEPT FOR THE ACQUIRED ENTITY REPRESENTATIONS, AND WITH THE EXCEPTION OF FRAUD, EACH ACQUIRED ENTITY HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY PROJECTIONS, FORECASTS OR OTHER ESTIMATES, PLANS OR BUDGETS OF FUTURE REVENUES, EXPENSES OR EXPENDITURES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS (OR ANY COMPONENT THEREOF) OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF ANY ACQUIRED ENTITY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR THE FUTURE BUSINESS, OPERATIONS OR AFFAIRS OF ANY ACQUIRED ENTITY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES HERETOFORE OR HEREAFTER DELIVERED TO OR MADE AVAILABLE TO PARENT, PARENT MERGER SUB OR THEIR RESPECTIVE REPRESENTATIVES OR AFFILIATES.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES AS TO THE ACQUIRED ENTITIES

Except as set forth in the Disclosure Schedule (in accordance with Section 14.04), the Group Entities, jointly and severally and the Members, severally and not jointly (subject to the last sentence of Section 12.03(e)), represent and warrant to Parent and Parent Merger Sub, that:

Section 4.01. Existence and Power.

(a) Each Acquired Entity (a) identified on Schedule 4.01(a) of the Disclosure Schedule is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) identified on Schedule 4.01(b) of the Disclosure Schedule is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, (c) identified on Schedule 4.01(c) of the Disclosure Schedule is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, and (d) has all limited liability company power and authority required to carry on its business as now conducted, and to own, lease and use its properties and assets, and to perform all its obligations under any Contract to which it is a party or by which it, or any of the assets or properties owned or used by it, is or could become bound. Each Acquired Entity is duly qualified to do business as a foreign limited liability company and in good standing in each jurisdiction listed on Schedule 4.01(e) of the Disclosure Schedule, which jurisdictions are the only jurisdictions where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and is not reasonably likely to have, individually or in the aggregate, a Group Material Adverse Effect. Each of the New Entities was formed solely for the purpose of engaging in the Restructuring and the Transactions, has not engaged in any other business activities other than in connection with its formation, the Restructuring or the other Transactions, and does not have any Liabilities (other than de minimis Liabilities incident to its formation, or in the case of Holdings, Liabilities under the Transaction Documents). Each Acquired Entity has prior to the date of this Agreement furnished to Parent a true, complete and correct copy of (x) the LLC Agreement (and any other Organizational Documents with different names, if applicable), (y) any Side Letters, and (z) the Wholly-Owned Operating Agreement, in each case of clauses (x), (y) and (z), for each Acquired Entity or Subsidiary of an Acquired Entity. The Wholly-Owned Operating Agreements are in full force and effect.

(b) Each Acquired Entity has the requisite power and authority to execute and deliver this Agreement (if such Acquired Entity is a party to this Agreement) and the other Transaction Documents to which such Acquired Entity is or will be a party, to perform such Acquired Entity’s obligations hereunder and thereunder, and to consummate the Transactions.

Section 4.02. Authorization. The execution, delivery and performance by each Acquired Entity of this Agreement (if such Acquired Entity is a party to this Agreement) and the other Transaction Documents to which it is or will be a party, and the consummation by such Acquired Entity of the Transactions, have been duly authorized by all necessary limited liability company action on the part of such Acquired Entity (including the Acquired Entity Member Approvals), and no other limited liability company proceedings on the part of such Acquired Entity or any holder of its Equity Interests are necessary to authorize the execution, delivery and performance by such Acquired Entity of this Agreement and the other Transaction Documents to which such Acquired Entity is or will be a party or for such Acquired Entity to consummate the Transactions. This Agreement (if such Acquired Entity is a party to this Agreement) and the other Transaction Documents to which such Acquired Entity is a party have been (or, in the case of other Transaction Documents that will be executed and delivered by such Acquired Entity after the date of this Agreement, such other Transaction Documents will, when executed and delivered by such Acquired Entity, have been), duly and validly executed and delivered by each Acquired Entity. This Agreement (if such Acquired Entity is a party to this Agreement) and the other Transaction Documents to which such Acquired Entity is a party constitute (or, in the case of other Transaction Documents that will be executed and delivered by such Acquired Entity after the date of this Agreement, such other Transaction Documents will, when executed and delivered by such Acquired Entity, constitute) the legal, valid and binding agreement of each Acquired Entity, enforceable against it in accordance with their respective terms, except for Enforceability Exceptions.

Section 4.03. Governmental Authorization. The execution, delivery and performance by each Acquired Entity of this Agreement (if such Acquired Entity is a party to this Agreement) and the other Transaction Documents to which it is or will be a party, and the consummation by each Acquired Entity of the Transactions, requires no action by or in respect of, or filing with, any Governmental Authority other than (i)(a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and (b) the filings of certificates of merger of certain of the Acquired Entities in connection with the Restructuring with the Delaware Secretary of State, New York Secretary of State or California Secretary of State, as applicable (which such filings were made in connection with the Restructuring); (ii) compliance with any applicable requirements of the HSR Act (which such requirements have been fulfilled as of the date hereof); and (iii) any actions or filings the absence of which would not, individually or in the aggregate, (x) reasonably be expected to impair or delay in any material respect such Acquired Entity’s ability to perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party or to consummate the Transactions or (y) be Material.

Section 4.04. Non-contravention. The execution, delivery and performance by each Acquired Entity and each Management Seller of this Agreement (if such Acquired Entity is a party to this Agreement) and the other Transaction Documents to which it is or will be a party and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of any Organizational Documents of any Acquired Entity or any of its Subsidiaries, (ii) other than with respect to compliance with any applicable requirements of the HSR Act (which such requirements have been fulfilled as of the date hereof) and any liquor licenses set forth on Schedule 4.22 of the Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or give any Governmental Authority or other Person the right to exercise any remedy or obtain relief under, any provision of any Applicable Law or Order to which any Acquired Entity or any of its Subsidiaries, or any of the properties or assets owned or used by any Acquired Entity or any of its Subsidiaries, is subject, (iii) contravene, conflict with, violate or result in the loss of any benefit to which any Acquired Entity or any of its Subsidiaries is entitled under, or give any Governmental Authority the right to revoke, suspend, cancel, terminate, or modify, any Permit or liquor license held by any Acquired Entity or any of its Subsidiaries, (iv) require any consent, waiver, notice or other action by any Person under, constitute a default under, conflict with, result in a breach of, or cause or permit the termination, modification, revocation, cancellation, or acceleration of, or result in any other change of any right or obligation or the loss of any benefit to which any Acquired Entity or any of its Subsidiaries is entitled under, any provision of any Material Contract binding upon any of the Acquired Entities or any of their Subsidiaries or any of their assets, (v) result in the creation or imposition of any Lien on any asset of any Acquired Entity or any of its Subsidiaries, or (vi) with the passage of time, the giving of notice or the taking of any action by another Person, have any of the effects described in clauses (i) through (v) of this Section 4.04, with only such exceptions in the case of clauses (iii), (iv), (v) and (vi) as, individually or in the aggregate, (x) do not and are not reasonably likely to impair or delay in any material respect the ability of such Acquired Entity to perform its obligations under this Agreement (if such Acquired Entity is a party to this Agreement) and the other Transaction Documents to which it is or will be a party or to consummate the Transactions or (y) that are otherwise not Material.

Section 4.05. Capitalization; Ownership of Equity Interests.

(a) Prior to the date of this Agreement, the Restructuring was effected in accordance with the Restructuring Agreement. As of immediately prior to the Restructuring, (i) the issued and outstanding Group Entity Interests with respect to each Group Entity and its owners of record were as set forth on Schedule 4.05(a) of the Disclosure Schedule (other than such failures to be true and correct that, individually or in the aggregate, are de minimis in nature) and (ii) except as set forth on Schedule 4.05(a) of the Disclosure Schedule, no Group Entity held any authorized, designated, issued or outstanding Equity Interests, and other than as expressly provided in the applicable LLC Agreement or Side Letter of such Group Entity referenced in Schedule 4.05(a) of the Disclosure Schedule (each of which were extinguished upon the consummation of the Restructuring and replaced with a Wholly-Owned Operating Agreement) or the replacement Wholly-Owned Operating Agreements entered into in connection with the Restructuring (with true, complete and correct copies of the forms of such Organizational Documents having been furnished to Parent prior to the date of this Agreement), there are no outstanding or authorized options, warrants, convertible or exchangeable securities, Contracts, subscriptions, rights, calls, commitments, agreements or understandings of any character whatsoever, fixed or contingent, to which any Group Entity or any of its Subsidiaries are a party that directly or indirectly (1) require or call for the issuance, redemption, delivery, sale, pledge or other disposition of any Equity Interests of any Group Entity, or any securities convertible into, or other rights to acquire, any Equity Interests of any Group Entity, (2) obligate any Group Entity to grant, offer or enter into any of the foregoing, or (3) relate to the voting, transfer, ownership or control of the Equity Interests of any Group Entity.

(b) All of the Group Entity Interests of each Group Entity have been duly authorized and validly issued and are fully-paid and non-assessable with no Liability attaching to the ownership thereof (other than (i) as expressly provided in the applicable LLC Agreement or Side Letter of such Group Entity referenced in Schedule 4.05(b) of the Disclosure Schedule (each of which were extinguished upon the consummation of the Restructuring and replaced with a Wholly-Owned Operating Agreement) or (ii) to the extent such Liabilities are solely owed by Members and not owed (directly or indirectly, including by contribution claim) by any Acquired Entity or Subsidiary of an Acquired Entity upon, at or after the consummation of the Closing) and have not been issued in violation of any federal or state securities Laws or any other Applicable Law. Other than as set forth in the applicable LLC Agreement or Side Letter of such Group Entity referenced in Schedule 4.05(b) of the Disclosure Schedule (each of which were extinguished upon the consummation of the Restructuring and replaced with a Wholly-Owned Operating Agreement), there are no obligations (contingent or otherwise) of any Group Entity or any Subsidiary of such Group Entity to repurchase, redeem or otherwise acquire any Group Entity Interests of such Group Entity or any such Subsidiary, or to vote or dispose of such Group Entity Interests or the Equity Interests of any such Group Entity. Other than as expressly provided in the applicable LLC Agreement or Side Letter of such Group Entity referenced in Schedule 4.05(b) of the Disclosure Schedule (each of which were extinguished upon the consummation of the Restructuring and replaced with a Wholly-Owned Operating Agreement), none of the Group Entity Interests of any Group Entity or any Equity Interests of a Subsidiary of a Group Entity were issued in violation of, and none are subject to, any purchase option, call, right of first refusal, preemptive, subscription, or other similar right. Except as set forth on Schedule 4.05(b) of the Disclosure Schedule, there are no declared or accrued but unpaid dividends or distributions with respect to the Group Entity Interests or the Equity Interests of any such Group Entity.

(c) Other than as set forth on Schedule 4.05(c) of the Disclosure Schedule, no Acquired Entity or Subsidiary of an Acquired Entity has created any “phantom units,” unit appreciation rights or other similar rights, the value of which is related to or based upon the price or value of any Equity Interests of the Group Entities or any of their Subsidiaries.

(d) Other than as expressly provided in the applicable LLC Agreement or Side Letter of such Group Entity referenced in Schedule 4.05(d) of the Disclosure Schedule (each of which rights, Contracts, voting trusts or proxies were extinguished upon the consummation of the Restructuring and replaced with a Wholly-Owned Operating Agreement), no Acquired Entity or Subsidiary of an Acquired Entity has granted to any Person the right to demand or request that such Acquired Entity or Subsidiary effect a registration under the 1933 Act, of any securities held by such Person or to include any securities of such Person in any such registration by such Acquired Entity or Subsidiary, and there are otherwise no Contracts, voting trusts or proxies with respect to the voting or registration under the 1933 Act or any analogous Applicable Law, relating to any Equity Interests of any Acquired Entity or Subsidiary of a Group Entity.

(e) (i) Prior to the Restructuring, all of the issued and outstanding Equity Interests of Holdings were owned, of record and beneficially, by the Member Representative, (ii) as of the date hereof, all of the issued and outstanding Equity Interests of Holdings are owned, of record and beneficially, by the Equityholders, in such amounts as set forth opposite such Equityholders’ names on Annex D, and Holdings does not have any other authorized, designated, issued or outstanding Equity Interests, or other than as set forth in the LLC Agreement of Holdings, any outstanding or authorized options, warrants, convertible or exchangeable securities, Contracts, subscriptions, rights, calls, commitments, agreements or understandings of any character whatsoever, fixed or contingent, to which any Management Seller, Acquired Entity or any of its Subsidiaries are a party that directly or indirectly (1) require or call for the issuance, redemption, delivery, sale, pledge or other disposition of any Equity Interests of Holdings, or any securities convertible into, or other rights to acquire, any Equity Interests of Holdings, (2) obligate Holdings to grant, offer or enter into any of the foregoing, or (3) relate to the voting, transfer, ownership or control of the Equity Interests of Holdings, (iii) all of the issued and outstanding Equity Interests of Intermediate Holdings are owned, of record and beneficially, by Holdings, and Intermediate Holdings does not have any other authorized, designated, issued or outstanding Equity Interests, or any outstanding or authorized options, warrants, convertible or exchangeable securities, Contracts, subscriptions, rights, calls, commitments, agreements or understandings of any character whatsoever, fixed or contingent, that directly or indirectly (1) require or call for the issuance, redemption, delivery, sale, pledge or other disposition of any Equity Interests of Intermediate Holdings, or any securities convertible into, or other rights to acquire, any Equity Interests of Intermediate Holdings, (2) obligate Intermediate Holdings to grant, offer or enter into any of the foregoing, or (3) relate to the voting, transfer, ownership or control of the Equity Interests of Intermediate Holdings, (iv) after giving effect to the Restructuring but immediately prior to the consummation of the Closing, all of the issued and outstanding Equity Interests of ManagementCo are owned, of record and beneficially, by Intermediate Holdings, and ManagementCo does not have any other authorized, designated, issued or outstanding Equity Interests, or other than as set forth in the LLC Agreement of ManagementCo, any outstanding or authorized options, warrants, convertible or exchangeable securities, Contracts, subscriptions, rights, calls, commitments, agreements or understandings of any character whatsoever, fixed or contingent, to which any Management Seller, Acquired Entity or any of its Subsidiaries are a party that directly or indirectly (1) require or call for the issuance, redemption, delivery, sale, pledge or other disposition of any Equity Interests of ManagementCo, or any securities convertible into, or other rights to acquire, any Equity Interests of ManagementCo, (2) obligate ManagementCo to grant, offer or enter into any of the foregoing, or (3) relate to the voting, transfer, ownership or control of the Equity Interests of ManagementCo, and (v) as of the date hereof, (x) all of the issued and outstanding Equity Interests of each Group Entity (including ManagementCo) are owned, of record and beneficially, by Borrower, (y) no such Group Entity has any other authorized, designated, issued or outstanding Equity Interests and (z) the Group Entity Interests with respect to each Group Entity and its beneficial owners and owners of record outstanding immediately prior to the Restructuring are no longer outstanding and were converted into Holdings Pre-Closing Interests, and all other rights with respect to the Group Entity Interests (including profits interests or other rights under the applicable LLC Agreements or Side Letters) have all been extinguished without any further force or effect or any Liability of any Acquired Entity or any Subsidiary thereof with respect thereto.

(f) (i) all of the Equity Interests of each of the New Entities are (and all of the Class A Holdings Interests and Redeemable Holdings Interests issued as of the Effective Time will be) duly authorized and validly issued and fully-paid and non-assessable with no Liability attaching to the ownership thereof (other than as expressly provided in the LLC Agreement of such New Entity), and have not (and all of the Class A Holdings Interests and Redeemable Holdings Interests issued as of the Effective Time will not have) been issued in violation of any federal or state securities Laws or any other Applicable Law, (ii) there are no outstanding obligations of any New Entity to repurchase, redeem or otherwise acquire any Equity Interests of such New Entity or to vote or dispose of such Equity Interests of such New Entity, (iii) none of the Equity Interests of a New Entity have been (and all of the Class A Holdings Interests and Redeemable Holdings Interests issued as of the Effective Time will not be) issued in violation of, and none are subject to, any purchase option, call, right of first refusal, preemptive, subscription, or other similar right, and (iv) except as set forth on Schedule 4.05(f) of the Disclosure Schedule, there are no declared or accrued but unpaid dividends or distributions with respect to the Equity Interests of a New Entity.

(g) As of the date hereof, (i) all of the Equity Interests of the New Entities are duly authorized and validly issued, fully-paid and non-assessable with no Liability attaching to the ownership thereof (other than as expressly provided in the LLC Agreement of such New Entity), and have not been issued in violation of any federal or state securities Laws or any other Applicable Law, (ii) there are no outstanding obligations of any New Entity to repurchase, redeem or otherwise acquire any Equity Interests of such New Entity or to vote or dispose of such Equity Interests of such New Entity, (iii) none of the Equity Interests of a New Entity have been issued in violation of, and none are subject to, any purchase option, call, right of first refusal, preemptive, subscription, or other similar right, and (iv) except as set forth on Schedule 4.05(g) of the Disclosure Schedule, there are no declared or accrued but unpaid dividends or distributions with respect to the Equity Interests of a New Entity.

Section 4.06. Subsidiaries.

(a) Schedule 4.06(a)-1 of the Disclosure Schedule sets forth, with respect to each Subsidiary of a Group Entity, (i) the name and jurisdiction of organization of such Subsidiary, (ii) the number of Equity Interests of such Subsidiary which are authorized, issued and outstanding, and (iii) the identity of each owner (of record and beneficially) of the Equity Interests of such Subsidiary and the number of Equity Interests held by each holder, and Schedule 4.06(a)-2 of the Disclosure Schedule sets forth, with respect to each Subsidiary of an Acquired Entity as of the date hereof, (i) the name and jurisdiction of organization of such Subsidiary, (ii) the number of Equity Interests of such Subsidiary which are authorized, issued and outstanding, and (iii) the identity of each owner (of record and beneficially) of the Equity Interests of such Subsidiary and the number of Equity Interests held by each holder. Each such Subsidiary has been duly organized, is validly existing and (where applicable) is in good standing under the laws of its jurisdiction of organization, has all limited liability company power and authority and all Permits required to carry on its business as now conducted, and to own, lease and use its properties and assets, and to perform all its obligations under any Contract to which it is a party or by which it, or any of the assets or properties owned or used by it, is bound. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and is not reasonably likely to have, individually or in the aggregate, a Group Material Adverse Effect.

(b) Except as set forth on Schedule 4.06(b) of the Disclosure Schedule, all of the outstanding Equity Interests in the Subsidiaries of each Acquired Entity (with respect to each Acquired Entity, the “Acquired Entity Subsidiary Equity Interests”) are directly or indirectly owned by such Acquired Entity, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Other than as expressly provided in the applicable LLC Agreement or Side Letter of such Acquired Entity referenced in Schedule 4.06(b) of the Disclosure Schedule (each of which obligations were extinguished upon the consummation of the Restructuring and replaced with a Wholly-Owned Operating Agreement), there are no outstanding obligations of such Acquired Entity or any of its Subsidiaries or any other Person to repurchase, redeem or otherwise acquire any of the Acquired Entity Subsidiary Equity Interests. (i) All of the Acquired Entity Subsidiary Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable with no Liability attaching to the ownership thereof and have not been issued in violation of any federal or state securities Laws or any other Applicable Law or any preemptive or similar right, (ii) there are no outstanding obligations of a Subsidiary of an Acquired Entity to repurchase, redeem or otherwise acquire any Acquired Entity Subsidiary Equity Interests or to vote or dispose of such Acquired Entity Subsidiary Equity Interests, (iii) none of the Acquired Entity Subsidiary Equity Interests have been issued in violation of, and none are subject to, any purchase option, call, right of first refusal, preemptive, subscription, or other similar right, and (iv) except as set forth on Schedule 4.06(b) of the Disclosure Schedule, there are no declared or accrued but unpaid dividends or distributions with respect to the Acquired Entity Subsidiary Equity Interests.

(c) Prior to the consummation of the Restructuring, (x) Holdings did not have any Subsidiaries except for Intermediate Holdings, Borrower, ManagementCo and certain limited liability companies to be merged with and into the Group Entities in connection with the Restructuring (“Holdings Merger Subs”) and (y) Intermediate Holdings did not have any Subsidiaries except for Borrower, ManagementCo and the Holdings Merger Subs. As of the date hereof, (i) Holdings does not have any Subsidiaries except for Intermediate Holdings, Borrower, the Group Entities, ManagementCo and the entities set forth on Schedule 4.06(a)-1, (ii) Intermediate Holdings does not have any Subsidiaries except for Borrower, the Group Entities, ManagementCo and the entities set forth on Schedule 4.06(a)-1, and (iii) ManagementCo does not have any Subsidiaries other than the ownership of any Equity Interests included in Management Assets.

(d) Other than (x) payments in the Ordinary Course of salary, bonuses or reimbursement of expenses to the Equityholders that are employees of a New Venue or (y) (A) management fees paid to certain Equityholders with respect to the New Venues paid with respect to (and solely to the extent applicable to) periods prior to January 1, 2017, and (B) management fees paid to certain Equityholders with respect to the New Venues paid with respect to (and solely to the extent applicable to) periods on or following January 1, 2017, in each case of clauses (x) and (y) as listed on Schedule 1.01-F of the Disclosure Schedule, (i) no New Venue has declared or paid any dividends or distributions or any other direct or indirect payment of any kind with respect to the Equity Interests of any such New Venue (or otherwise to any Equityholder of a New Venue), and (ii) as of the date of this Agreement, no New Venue is required to declare or pay any such dividends, distributions or other payments to any Equityholder (except for the Vandal Note).

Section 4.07. Financial Statements.

(a) The Management Sellers have made available to Parent (i) the audited combined balance sheets of the Group Entities and their Subsidiaries set forth on Schedule 4.07(i) of the Disclosure Schedule for the fiscal years ended December 28, 2014 and December 27, 2015, and the related audited combined statements of income, members’ equity and cash flows for the fiscal years ended on such dates, together with the notes thereto, in each case examined by and accompanied by the report of EisnerAmper, independent certified public accountants (the “Group Audited Financial Statements”), and (ii) the unaudited combined balance sheet of the Group Entities and their Subsidiaries (the “Group Balance Sheet”) set forth on Schedule 4.07(ii) of the Disclosure Schedule as of December 25, 2016 (the “Balance Sheet Date”), and the related unaudited combined statements of income, members’ equity and cash flows of the Group Entities and their Subsidiaries for the twelve-month period ended on such date (the “Group Interim Financial Statements” and, together with the Group Audited Financial Statements, the “Group Entity Financial Statements”). The Group Audited Financial Statements fairly present in all material respects, in conformity with GAAP consistently applied during such periods (except as set forth in the notes thereto), the combined financial position of the Group Entities set forth on Schedule 4.07(i) of the Disclosure Schedule and their combined Subsidiaries as of the dates thereof and their combined results of operations, members’ equity and cash flows for the periods then ended. The Group Audited Financial Statements for the fiscal year ended December 27, 2015 were prepared in compliance with the applicable requirements of Regulation S-X of the 1933 Act. The Group Interim Financial Statements fairly present in all material respects, in conformity with GAAP, the combined financial position of the Group Entities and their Subsidiaries as of the dates thereof and their combined results of operations, members’ equity and cash flows for the periods then ended (subject to the absence of footnotes and normal and recurring year-end audit adjustments that would not, individually or in the aggregate, be material to the business, financial condition or operating results of the Group Entities and their Subsidiaries). No financial statements of any Person other than the Group Entities are required by GAAP to be included or reflected in the Group Entity Financial Statements. The Group Entity Financial Statements are derived from the books and records of the Group Entities and their Subsidiaries in all material respects. The Group Entities have delivered to Parent copies of all letters from the auditors of the Group Entities to the boards of managers thereof since December 31, 2014, together with copies of all responses thereto.

(b) Each Group Entity and its Subsidiaries maintains, to the Acquired Entities’ Knowledge, a system of internal controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) No Acquired Entity or any of its Subsidiaries, nor, to the Knowledge of the Acquired Entities, any director, manager, officer, employee, auditor, accountant or representative thereof, has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding improper accounting or auditing practices, procedures, methodologies or methods, or improper internal accounting controls, of such Acquired Entity or any of its Subsidiaries, including any complaint, allegation, assertion or claim that such Acquired Entity or any of its Subsidiaries has engaged in questionable accounting or auditing practices or fraud. To the Acquired Entities’ Knowledge, no attorney representing any Acquired Entity or any of its Subsidiaries, whether or not employed by such Acquired Entity or any of its Subsidiaries, has reported a violation of securities laws, breach of fiduciary duty or similar violation by such Acquired Entity or any of its Subsidiaries or any of the officers, directors, managers, employees or agents to the board of managers of such Acquired Entity or any of its Subsidiaries or any committee of the foregoing. To the Acquired Entities’ Knowledge, no manager, director or officer, including the chief financial officer (or another officer acting in a similar capacity) of an Acquired Entity or any Subsidiary of an Acquired Entity has been involved in or accused of fraud involving the business of an Acquired Entity or any Subsidiary of an Acquired Entity regardless of materiality.

(d) No Acquired Entity is subject to any “off-balance sheet arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K under the 1933 Act).

Section 4.08. Absence of Certain Changes. Since the Balance Sheet Date, the business of each Acquired Entity and its respective Subsidiaries has been conducted in the Ordinary Course and there has not been:

(a) any event, occurrence, development, or state of circumstance or facts which has had or is reasonably likely to have, individually or in the aggregate, a Group Material Adverse Effect;

(b) any damage, destruction or loss (whether or not covered by insurance) affecting the business or assets of the Acquired Entities or any of their Subsidiaries which has had or is reasonably likely to have, individually or in the aggregate, a Group Material Adverse Effect;

(c) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, of any material amount of assets, securities, properties, interests or businesses, other than pursuant to (i) existing Contracts, including regarding the development of new venues, in each case as set forth on Schedule 4.08(c) of the Disclosure Schedule or (ii) purchases of inventory or supplies in the Ordinary Course;

(d) any sale, transfer, license or exploitation, or other disposition of, or permitting of the incurrence of, any Lien (other than a Permitted Lien) on any of its material assets, securities (including Equity Interests), properties (including any restaurant brand or any other material Intellectual Property), interests or businesses, other than (i) pursuant to existing Contracts set forth on Schedule 4.08(d) of the Disclosure Schedule, (ii) sales of inventory in the Ordinary Course, or (iii) non-exclusive licenses or licenses solely between Acquired Entities and/or their Subsidiaries of Acquired Entity Business IP Rights in the Ordinary Course;

(e) other than in connection with actions permitted by Section 4.08(c), any loans, advances or capital contributions to, or investments in, any other Person (other than such Acquired Entity or any of its Subsidiaries), except advances for travel and other normal business expenses to officers, employees and managers in the Ordinary Course that do not individually or in the aggregate exceed $200,000;

(f) any (i) increase in the rate or terms of compensation or benefits of any of its employees, directors, officers, managers or members, (ii) payment or agreement to pay any new pension, retirement allowance or other employee benefit to any director, officer, employee, manager or member whether past or present or (iii) entrance into, adoption or amendment in any material respect any employment, bonus, severance or retirement contract or adopt any employee benefit plan, except, in the case of each of clauses (i) through (iii), (A) in the Ordinary Course (including in connection with new hires, promotions or other changes in job status in the Ordinary Course), (B) as pursuant to any existing Employee Plan, (C) to avoid the imposition of any Tax or to comply with any Tax-qualification requirements or (D) for immaterial changes to Employee Plans available to all employees generally;

(g) any (i) change in any material respect in any Acquired Entity’s or any of its Subsidiaries’ methods of accounting or accounting practice or (ii) making or changing of any material Tax elections except for any such change required by reason of a change in GAAP or Applicable Law;

(h) any (i) settlement, or offer or proposal to settle, (x) any Proceeding (including any Proceedings referred to in Section 4.10(a)(xv)) subjecting any of the Acquired Entities or their Subsidiaries to injunctive or other equitable relief, or claims involving or against such Acquired Entity or any of its Subsidiaries or involving more than $100,000 in the aggregate, or (y) any Proceeding or dispute that relates to the Transactions, or (ii) release, waiver or compromise of any Proceedings against any Third Party involving more than $100,000 in the aggregate;

(i) any incurrence of any Indebtedness (including any assumption or guarantee thereof) other than Indebtedness for borrowed money that was incurred under an instrument that was required to be, and was (or is concurrently herewith), repaid in full at or prior to the consummation of the Closing;

(j) any making or authorization of, or other commitment to, any capital expenditure not reflected on Schedule 4.08(j) of the Disclosure Schedule;

(k) any adoption or effecting of any plan or agreement of complete or partial liquidation, dissolution, consolidation, merger, restructuring, recapitalization or other reorganization, or other liquidation, wind up or dissolution, except pursuant to the Restructuring; or

(l) agreement, resolution or commitment (by Contract or otherwise) to do any of the foregoing.

Section 4.09. No Undisclosed Liabilities. There are no liabilities or obligations of, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in any liabilities or obligations of any Acquired Entity or any Subsidiary of an Acquired Entity, other than: (a) liabilities or obligations reflected in the Group Balance Sheet or in the notes thereto; (b) current liabilities incurred in the Ordinary Course since the Balance Sheet Date; (c) liabilities or obligations arising under the terms of (but not (with or without notice or lapse of time or both) from any breach or default under) the Material Contracts; (d) liabilities or obligations incurred in connection with the Transactions pursuant to the terms of (but not (with or without notice or lapse of time or both) from any breach or default under) the Transaction Documents; (e) liabilities or obligations specified in Schedule 4.09 of the Disclosure Schedule; and (f) other liabilities or obligations of the Acquired Entities and their respective Subsidiaries that in the aggregate do not exceed $350,000.

Section 4.10. Material Contracts.

(a) Schedule 4.10 of the Disclosure Schedule sets forth a true, complete and correct list of each Material Contract that is in effect as of the date of this Agreement. Prior to the date of this Agreement, Group Entities have furnished to Parent a true, complete and correct copy of all written Material Contracts (and all prior versions of any privacy policies of the Acquired Entities and their respective Subsidiaries), together with all amendments, waivers or other changes thereto, and correct and complete written summaries of all Material Contracts that are unwritten. For purposes of this Agreement, “Material Contracts” means any of the following Acquired Entity Contracts:

(i) (x) any lease for personal property providing for annual rentals of $75,000 or more; and (y) any lease, sublease, license, ground lease or other occupancy arrangement, (each, a “Real Property Lease”) under which an Acquired Entity or any of its Subsidiaries leases, subleases, licenses or occupies any real property (the “Leased Real Property”) together with any subleases, guaranties, related Acquired Entity Contracts and assignments thereof;

(ii) any Contract or group of related Contracts for the purchase of materials, supplies, goods, services, equipment or other assets or properties providing for either (x) annual payments by an Acquired Entity and the Subsidiaries of such Acquired Entity of $150,000 or more or (y) aggregate payments by an Acquired Entity and the Subsidiaries of such Acquired Entity of $200,000 or more, in each case that cannot be terminated by such Acquired Entity or any Subsidiary of such Acquired Entity on 90 days’ (or less) notice without (A) payment of any penalty (or withholding of any payment that would otherwise be due to an Acquired Entity or a Subsidiary thereof), (B) incurrence of other Liability (in the case of clauses (A) and (B), other than penalties or Liabilities that are, individually and in the aggregate, de minimis), or (C) a material adverse impact on the business of such Acquired Entity or Subsidiary of such Acquired Entity taking into account the ability of such Acquired Entity or Subsidiary of such Acquired Entity to enter into a comparable replacement contract;

(iii) any Contract or group of related Contracts for the sale, license or lease (as lessor) by an Acquired Entity or any of its Subsidiaries of services, materials, products, supplies or other assets or properties (including Equity Interests) owned, licensed or leased by such Acquired Entity or any of its Subsidiaries, that provides for (x) aggregate annual payments to such Acquired Entity and the Subsidiaries of such Acquired Entity for $150,000 or more or (y) aggregate payments to such Acquired Entity and the Subsidiaries of such Acquired Entity of $200,000 or more, in each case that cannot be terminated by such Acquired Entity or any Subsidiary of such Acquired Entity on 90 days’ (or less) notice without (A) payment of any penalty (or withholding of any payment that would otherwise be due to an Acquired Entity or a Subsidiary thereof), (B) obligation of performance or incurrence of other Liability (in the case of clauses (A) and (B), other than penalties or Liabilities that are, individually and in the aggregate, de minimis), or (C) a material adverse impact on the business of such Acquired Entity or Subsidiary of such Acquired Entity taking into account the ability of such Acquired Entity or Subsidiary of such Acquired Entity to enter into a comparable replacement contract;

(iv) (x) any Contract to which any Acquired Entity or any Subsidiary of an Acquired Entity is a party and pursuant to which any Third Party is (A) granted any right to use any Acquired Entity Owned IP Right in any material respect or (B) authorized to use any Acquired Entity Owned IP Right exclusively, (y) any Contract to which any Acquired Entity or any Subsidiary of an Acquired Entity is a party and pursuant to which such Acquired Entity or Subsidiary of such Acquired Entity is (A) authorized to use any material Acquired Entity Licensed IP Rights (other than any COTS License) or (B) authorized to use any Acquired Entity Licensed IP Rights exclusively; and (z) any Contract to which any Acquired Entity or any Subsidiary of an Acquired Entity is a party and pursuant to which such Acquired Entity or Subsidiary of such Acquired Entity (A) licenses or otherwise provides any of its material Acquired Entity Business IP Rights to any other Acquired Entity, any Subsidiary of an Acquired Entity or any of their Affiliates or (B) licenses or otherwise provides any of its Acquired Entity Business IP Rights on an exclusive basis to any other Acquired Entity, any Subsidiary of an Acquired Entity or any of their Affiliates;

(v) any partnership, joint venture or other similar Contract, or any Contract that relates to the ownership of, investment in or loans and advances to any Person (other than advances to employees in the Ordinary Course), including minority equity investments but for the avoidance of doubt excluding commercial partnerships that do not involve equity;

(vi) (x) any Contract relating to the acquisition or disposition of any business, directly or indirectly (whether by merger, sale of stock, sale of assets or otherwise), (A) for consideration in excess of $75,000, or (B) with respect to the proposed venues listed on Schedule 4.08(c) of the Disclosure Schedule, (y) any Contract (other than Contracts that have been fully performed) related to the construction and/or renovation of any new or existing venue in excess of $75,000, or (z) any confidentiality or non-disclosure Contracts entered into in connection with the proposed sale of some or all the Acquired Entities (other than with Parent or any Affiliate of Parent) (“Proposal NDAs”); provided that the Acquired Entities may redact information with respect to the counterparty to a Proposal NDA (and not provide the name of the counterparty in the Disclosure Schedule) to the extent required by the terms of such Proposal NDA, with unredacted copies to be provided at Closing;

(vii) any Contract with an (x) advertiser or sponsor (or similar party) or (y) promoter, in either case, reasonably anticipated to involve annual payments in excess of $75,000 for any such Contract or $100,000 for any group of related Contracts, in each case of clauses (x) and (y) that cannot be terminated by such Acquired Entity or any Subsidiary of such Acquired Entity on 90 days’ (or less) notice without (A) payment of any penalty (or withholding of any payment that would otherwise be due to an Acquired Entity or a Subsidiary thereof), (B) incurrence of other Liability (in the case of clauses (A) and (B), other than penalties or Liabilities that are, individually and in the aggregate, de minimis), or (C) a material adverse impact on the business of such Acquired Entity or Subsidiary of such Acquired Entity taking into account the ability of such Acquired Entity or Subsidiary of such Acquired Entity to enter into a comparable replacement contract;

(viii) any Contract relating to Indebtedness;

(ix) any Contract (A) containing non-competition, non-solicitation (other than in the Ordinary Course non-solicitation obligations that would not be binding on Parent or any of its Affiliates (other than Holdings or its Subsidiaries)) or other limitations restricting any Acquired Entity or any of their Subsidiaries (or, after the Closing, Parent or any of its Affiliates) or any of their respective properties or assets, from conducting any business (including investing in, opening or operating any type of restaurant, bar or nightlife venue in any location, of any theme or at any time (or with respect to properties or assets, from being used in connection with the opening or operation of such a venue of the applicable Acquired Entity or Subsidiary thereof) or requiring any such opportunity to first be provided to any third party), or that limits the freedom of an Acquired Entity or any Subsidiary of such Acquired Entity, or any Management Seller (or, after the Closing, Parent or any of its Affiliates), to compete at any time and in any manner in any line of business, or with any Person, in any area in the world, (B) that grants to the other party or any third party “most favored nation” status, has terms that extend for more than two (2) years after Closing and cannot be terminated by such Acquired Entity or any Subsidiary of such Acquired Entity on 90 days’ (or less) notice without (I) payment of any penalty (or withholding of any payment that would otherwise be due to an Acquired Entity or a Subsidiary thereof), or (II) incurrence of other Liability (in the case of clauses (I) and (II), other than penalties or Liabilities that are, individually and in the aggregate, de minimis), or (C) that grants to the other party or any Third Party any exclusive right or rights (including any “requirements” or exclusive purchasing Contract) or in which any third party grants any Acquired Entity or any of its Subsidiaries any exclusive right or rights, has terms that extend for more than two (2) years after Closing and cannot be terminated by such Acquired Entity or any Subsidiary of such Acquired Entity on 90 days’ (or less) notice without (1) payment of any penalty (or withholding of any payment that would otherwise be due to an Acquired Entity or a Subsidiary thereof), or (2) incurrence of other Liability (in the case of clauses (1) and (2), other than penalties or Liabilities that are, individually and in the aggregate, de minimis);

(x) any Affiliate Contract (including each employment or independent contractor agreement that is an Affiliate Contract) or other Contract with or among the Members of an Acquired Entity or its Subsidiary or any of their respective Affiliates, including any Contract that provides for preemptive rights or imposes any limitation or restriction on the Equity Interests with respect to such Acquired Entity, including to the Knowledge of the Acquired Entities, any restriction on the right of a Member of such Acquired Entity (or Subsidiary thereof) to vote, sell or otherwise dispose of such Equity Interests including, for the avoidance of doubt, the LLC Agreement and any Side Letters of such Acquired Entity (or Subsidiary thereof);

(xi) other than the LLC Agreements or any Side Letters listed under clause (x) above, any Contract that grants a right of first refusal, right of first negotiation or similar rights to any Person with respect to the sale of the Equity Interests or assets of any Acquired Entity or any Subsidiary of an Acquired Entity;

(xii) any Contract granting any Person a material Lien (other than a Permitted Lien) on any of the properties or assets of any Acquired Entity or any of its Subsidiaries, tangible or intangible;

(xiii) any collective bargaining agreement or similar Contract with any unions, guilds, shop committees or other collective bargaining groups;

(xiv) any Contract to which any Acquired Entity or any Subsidiary of an Acquired Entity is a party that involves (A) the development, creation or modification of any material Acquired Entity Business IP Rights or (B) the administration, hosting, processing or storage of Acquired Entity Business IP Rights consisting of Personal Data in any material respect;

(xv) any Contract that relates to the settlement of any Proceeding involving any Acquired Entity or any of its Subsidiaries (A) that obligates any Acquired Entity or any of its Subsidiaries to pay an amount in excess of $75,000 (including amounts paid prior to the date hereof), (B) that does or will materially restrict the operations of any Acquired Entity or any of its Subsidiaries, or (C) that involves any injunction or equitable relief affecting any Acquired Entity or any of its Subsidiaries or the assets and properties of the foregoing, or with respect to which the conditions precedent to the settlement thereof have not been satisfied;

(xvi) any Contract with any Governmental Authority that involves a dollar amount in excess of $75,000; or

(xvii) other than the LLC Agreements or any Side Letters listed under clause (x) above, any Contract granting any power of attorney with respect to the affairs of any Acquired Entity.

(b) With such exceptions as, individually and in the aggregate, have not had and are not reasonably likely to have, a Group Material Adverse Effect, (i) each Acquired Entity Contract to which an Acquired Entity or any Subsidiary of an Acquired Entity is a party is a valid and binding agreement of an Acquired Entity or a Subsidiary of an Acquired Entity, as the case may be, and is in full force and effect and is valid and binding on and enforceable against an Acquired Entity or Subsidiary of an Acquired Entity, as the case may be, in accordance with their terms and, to the Knowledge of the Acquired Entities, binding on and enforceable against the other parties thereto in accordance with their terms, (ii) neither any Acquired Entity, nor any Subsidiary of an Acquired Entity or, to

the Knowledge of the Acquired Entities, no other party thereto is in default or breach under the terms of any Acquired Entity Contract, (iii) no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a breach of, or default under, any Acquired Entity Contract, and (iv) to the Knowledge of the Acquired Entities, as of the date hereof, there are no unresolved disputes under any Acquired Entity Contracts other than disputes in the Ordinary Course which, individually, are de minimis.

(c) The Acquired Entities and their Subsidiaries or their Representatives have sent requests in writing (email to suffice) to their respective counterparties to the Proposal NDAs in accordance with the Proposal NDAs to return or destroy all confidential information provided under such Proposal NDAs (as applicable).

Section 4.11. Compliance with Laws and Court Orders. Each Acquired Entity and each of its respective Subsidiaries is, and since December 31, 2013 (or, if later, the date such Acquired Entity or its Subsidiaries began conducting its business) has been, in compliance with all Applicable Laws, except for failures to comply or violations that would not reasonably be expected to be, individually or in the aggregate, Material.

Section 4.12. Litigation and Regulatory Actions. Except for normal restaurant or nightclub inspections conducted by a Governmental Authority in the Ordinary Course and the Proceedings set forth on Schedule 4.12 of the Disclosure Schedule, there is not, and since December 31, 2013 there has not been, any Proceeding pending against, or, to the Knowledge of the Acquired Entities, threatened against or affecting, such Acquired Entity or any of its Subsidiaries before (or, in the case of threatened Proceedings, would be before) or by any Governmental Authority or arbitrator that would reasonably be expected to be, individually or in the aggregate, Material. Except for normal restaurant or nightclub inspections conducted by a Governmental Authority in the Ordinary Course and the Proceedings set forth on Schedule 4.12 of the Disclosure Schedule, no Acquired Entity and none of its Subsidiaries has received since December 31, 2013 any notice, Order, complaint or other written communication from any Governmental Authority that it is not in compliance with any Applicable Law, or that it is subject to any obligation to undertake, or to bear all or any portion of the cost of, any corrective or response action that would reasonably be expected to be, individually or in the aggregate, Material. Neither any Acquired Entity nor any Subsidiary of an Acquired Entity is, or since December 31, 2013 has been, operating under or subject to any Order that would reasonably be expected to be, individually or in the aggregate, Material.

Section 4.13. Properties.

(a) Except as would not reasonably be expected to be, individually or in the aggregate, Material, each Acquired Entity and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of the assets that it purports to own, lease or license (including all material, tangible property and assets reflected on the Group Balance Sheet or acquired after the Balance Sheet Date), free and clear of all Liens (except for (i) Permitted Liens, or (ii) assets that have been disposed of since the Balance Sheet Date in the Ordinary Course.

(b) To the Acquired Entities’ Knowledge, all of the tangible assets of any kind or description owned or leased by each Acquired Entity and each of its Subsidiaries, and all of the buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in each of the Leased Real Properties, are in operating condition (Ordinary Course wear and tear and latent defects excepted).

(c) The assets owned or leased by each Acquired Entity and each of its Subsidiaries constitute all the assets used in connection with the business of such Acquired Entity and each of its Subsidiaries, except as would not reasonably be expected to be, individually or in the aggregate, Material. Such assets constitute all the assets necessary for each Acquired Entity and each of its Subsidiaries to continue to conduct its business following the Closing as it is currently being conducted, except as would not reasonably be expected to be, individually or in the aggregate, Material.

(d) Neither the Acquired Entities nor any of their respective Subsidiaries owns or has ever owned (including any predecessor entities of the Acquired Entities or their respective Subsidiaries) any fee interest in real property.

(e) With respect to the Leased Real Property: (i) Schedule 4.13(e) of the Disclosure Schedule sets forth a description of each parcel of Leased Real Property (including the Real Property Lease to which it relates), identifying the lessor and lessee thereof and the street address of such Leased Real Property; and (ii) except for Permitted Liens, no Person other than an Acquired Entity or its Subsidiary has the right to use any of the Leased Real Properties and except as set forth on Schedule 4.13(e) of the Disclosure Schedule there are no shared facilities or services at any of the Leased Real Properties (other than shared facilities or services provided by a landlord at the Leased Real Properties).

(f) Since January 1, 2015, no landlord of a Leased Real Property has provided written notice, nor to the Acquired Entities’ Knowledge, provided oral notice, that (i) it shall terminate, materially change the terms (whether related to term, payment, price, discounts or otherwise) with respect to, or otherwise take or not take any action that is reasonably likely to materially decrease the value of the applicable Real Property Lease to the applicable Acquired Entity, (ii) any condemnation, eminent domain or any other taking by a Governmental Authority with or without payment of consideration therefor affecting any of the Leased Real Properties is pending or is reasonably likely to occur, or (iii) any zoning, building code, or other moratorium Proceeding, or similar matters which are reasonably likely to materially adversely affect the ability to operate any of the Leased Real Properties as currently operated by an Acquired Entity (or a Subsidiary of such Acquired Entity), has occurred or is reasonably likely to occur.

Section 4.14. Intellectual Property.

(a) Schedule 4.14(a) of the Disclosure Schedule contains an accurate and complete list of all Registered Acquired Entity Owned IP Rights. All assignments of the Registered Acquired Entity Owned IP Rights to each Acquired Entity or Subsidiary of an Acquired Entity have been properly executed and recorded. All issuance, renewal, maintenance and other filings and payments that are or have become due with respect to the Registered Acquired Entity Owned IP Rights have been timely made and paid by or on behalf of each Acquired Entity or Subsidiary of an Acquired Entity.

(b) The Acquired Entities and their Subsidiaries (i) are the sole and exclusive owner of all right, title and interest in and to all Acquired Entity Owned IP Rights, free and clear of all Liens other than Permitted Liens and (ii) possess a valid and enforceable license or other right to use all other IP Rights used in connection with the operation of the Acquired Entities’ and their respective Subsidiaries’ respective businesses. None of the Acquired Entity Owned IP Rights are subject to any claims of joint ownership and all actions necessary to maintain and protect (x) the Acquired Entity Owned IP Rights (except as it pertains to Registered Acquired Entity Owned IP Rights that any Acquired Entity or any of Subsidiaries, in their reasonable business judgment, decided to permit to lapse, be cancelled, or abandoned) and (y) the Acquired Entities’ rights in respect of the Acquired Entity Licensed IP Rights, have been taken, including payment of all applicable royalty, license, service and maintenance fees or other applicable consideration.

(c) Except as set forth on Schedule 4.14(c) of the Disclosure Schedule, (i) none of the Acquired Entity Owned IP Rights are or have been the subject of, any written challenge, claim or counterclaim of invalidity or unenforceability, opposition, cancellation, interference or other Proceeding determining, challenging or contesting the ownership thereof, nor has any such Proceeding been threatened in writing, or to the Acquired Entities’ Knowledge, orally, and (ii) none of the Acquired Entities or any of their respective Subsidiaries have taken or failed to take any action that has resulted in, or is reasonably likely to result in, the abandonment or loss of any of the Acquired Entity Owned IP Rights (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill).

(d) Except as set forth on Schedule 4.14(d) of the Disclosure Schedule, (i) none of the Acquired Entities nor any of their respective Subsidiaries is a party to or bound by any Contract that limits, restricts or impairs its ability to use, sell, transfer, assign, license or convey, or that otherwise adversely affects, any of the Acquired Entity Owned IP Rights and (ii) none of the Acquired Entity Owned IP Rights are subject to, or have been the subject of, any Order or agreement restricting the use thereof by the applicable Acquired Entity or any Subsidiary or restricting the licensing thereof by such Acquired Entity or any Subsidiary of such Acquired Entity to any Person.

(e) Neither the Acquired Entity Business IP Rights (other than Personal Data) nor the conduct of the Acquired Entities’ respective businesses (including the collection, protection, storage, processing, use and/or disclosure of Personal Data in their respective businesses) infringes, misappropriates or otherwise violates (or has in the past infringed, misappropriated or otherwise violated) the IP Rights, proprietary rights, rights of privacy, publicity rights or similar rights of any Person. Except as set forth on Schedule 4.14(e) of the Disclosure Schedule, there is no Proceeding pending against, or written complaint, claim or written notice or threat against, or to the Acquired Entities’ Knowledge, orally threatened against, any Acquired Entity, any of its Subsidiaries or any of their respective officers, directors or employees (x) based upon, or challenging or seeking to deny or restrict, any Acquired Entity or any of its Subsidiaries’ rights in and to the Acquired Entity Owned IP Rights, (y) alleging that the use of the Acquired Entity Owned IP Rights conflicts with, misappropriates, infringes or otherwise violates any IP Right of any Person, or (z) concerning the ownership, validity, registerability, enforceability or use of, or right to use, any Acquired Entity Owned IP Rights.

(f) To the Acquired Entities’ Knowledge, no Person (including any current or former employee or consultant of the Acquired Entities or any of their Subsidiaries) is currently infringing, violating or misappropriating (or has in the past infringed, misappropriated or otherwise violated) any Acquired Entity Business IP Rights in any material respect.

(g) (i) The Acquired Entities have taken reasonable measures and implemented reasonable procedures consistent with industry standards to maintain in confidence all Confidential IP Rights; (ii) none of the Confidential IP Rights have been disclosed other than to employees, representatives and agents of the Acquired Entities all of whom are bound by written confidentiality and assignment of IP Rights agreements, and (iii) there has not been, since December 31, 2013 and, to the Acquired Entities’ Knowledge, during any time prior thereto: (x) an unauthorized disclosure of any Proprietary Information in the possession, custody or control of the Acquired Entities or any of their respective Subsidiaries or (y) a breach of the Acquired Entities’ or any of their respective

Subsidiaries’ IT Systems whereby any Proprietary Information constituting Acquired Entity Business IP Rights has been accessed by or disclosed in an unauthorized manner to any Third Party. There is no Proceeding relating to an improper use or disclosure of, or a breach in the security of, any Proprietary Information in the possession, custody or control of the Acquired Entities or any of their respective Subsidiaries pending against, or written complaint, claim or written notice or threat against, or to the Acquired Entities’ Knowledge, orally threatened against, any Acquired Entities or any of their respective Subsidiaries.

(h) Each current and former employee of the Acquired Entities or any of their respective Subsidiaries who works or worked in connection with the Acquired Entities’ or any of their respective Subsidiaries’ respective businesses and each current and former independent contractor of the Acquired Entities or any of their respective Subsidiaries who provides or provided services to the Acquired Entities’ or any of their respective Subsidiaries’ respective businesses, in each instance, that was or is involved in the invention, creation, development, design or modification of any material IP Rights has executed a valid and binding written agreement expressly assigning to the applicable Acquired Entity(ies) (or the applicable Subsidiary(ies) thereof) all right, title and interest in and to all IP Rights invented, created, developed, modified, conceived and/or reduced to practice during the term of such employee’s employment or such independent contractor’s work for the Acquired Entities or any of their respective Subsidiaries, and has waived all moral rights therein to the extent legally permissible. All invention, creation, development, design and modification of any material Acquired Entity Owned IP Rights was undertaken by either current or former employees of the Acquired Entities or their respective Subsidiaries who work or worked in the Acquired Entities’ or any of their respective Subsidiaries’ respective businesses within the scope of their employment or current or former independent contractors of the Acquired Entities or their respective Subsidiaries who provide or provided services to the Acquired Entities or their respective Subsidiaries within the scope of their engagement.

(i) The IT Systems owned or used by the Acquired Entities or their respective Subsidiaries in the conduct of Acquired Entities’ or any of their respective Subsidiaries’ respective businesses (i) are sufficient in all material respects for the current operations and currently contemplated operations of the Acquired Entities’ or any of their respective Subsidiaries’ respective businesses; (ii) operate properly without any material defect, malfunction, unavailability or error; and (iii) are reasonably secure against unauthorized access, intrusion, tampering, impairment, disruption, computer virus or malfunction.

(j) The Acquired Entities and their respective Subsidiaries have at all times complied with (i) card industry regulations and contractual requirements applicable to their collection, protection, storage, processing, use and/or disclosure of Personal Data, including (x) the Payment Card Industry Data Security Standard (PCI-DSS) together with any related mandates, policies, standards and guidelines applicable thereto, and (y) any similar certification programs implemented by the major credit card companies governing the use, disclosure, storage, transmission, privacy and/or security of Personal Data, and (ii) all Privacy Agreements. Upon the consummation of the Closing, the Acquired Entities and their respective Subsidiaries will continue to have the right to use the Personal Data collected or obtained by such the Acquired Entities and their respective Subsidiaries on substantially the same terms and conditions as they enjoyed immediately prior to consummation of the Closing.

Section 4.15. Taxes.

(a) For U.S. federal income tax purposes, at all times since its respective formation, each Acquired Entity and its Subsidiaries have been continuously classified as a partnership or a disregarded entity.

(b) (i) All income and other material Acquired Entity Returns of each Acquired Entity have been filed when due in accordance with Applicable Law (taking into account all available extensions); (ii) all Acquired Entity Returns of such Acquired Entity that have been filed were true, complete and correct; and (iii) all Taxes shown as due and payable on any Acquired Entity Return or otherwise any material amount of Taxes due from or owing by any Acquired Entity or any of its Subsidiaries have been timely paid, or timely withheld and remitted, to the appropriate Taxing Authority.

(c) (i) There is no Proceeding now pending or threatened in writing against any Acquired Entity or any of its Subsidiaries in respect of any material amount of Tax; and (ii) there are no pending requests for rulings or determinations or closing agreements pending or in effect in respect of any Tax between any Acquired Entity or any of its Subsidiaries and any Taxing Authority.

(d) There are no Liens for Taxes upon any assets of any Acquired Entity or any of its Subsidiaries, other than Permitted Liens.

(e) No Acquired Entity nor any of its Subsidiaries is party to any Tax allocation or sharing agreement or arrangement.

(f) Schedule 4.15(f) of the Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) in which each Acquired Entity or any of its Subsidiaries currently files or has ever filed income, franchise and similar Tax Returns.

(g) Each Acquired Entity and its Subsidiaries have complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes and reporting of information (including any laws, rules and regulations relating to amounts paid or owing to any stockholder, member, owner, employee, creditor, independent contractor or other third party), and have, within the time and in the manner prescribed by Applicable Law, withheld and paid over to the proper Taxing Authorities all material amounts required to be so withheld and paid over under Applicable Law.

(h) No Acquired Entity nor any of its Subsidiaries has participated (within the meaning of Treasury Regulations Section 1.6011-4(c)(3)) in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any predecessor regulation).

(i) Neither Holdings nor any of its Subsidiaries will be required to include in a taxable period ending after the Closing Date any material amount of taxable income as a result of any (i) adjustment under Section 481 of the Code resulting from a change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) election made pursuant to Section 108(i) of the Code (or any corresponding or similar provision of state, local or non-U.S. law) on or prior to the Closing Date; or (iv) deferred revenue received prior to the Closing Date.

(j) The Acquired Entities and their respective Subsidiaries have no material unpaid Liabilities due and owing pursuant to any unclaimed property and escheat Laws.

(k) This Section 4.15, and Sections 4.08, 4.16 and 4.17 constitute the exclusive representations and warranties of the Group Entities with respect to Taxes. No representation or warranty contained in this Section 4.15 (other than Sections 4.15(a), (c) and (i)) shall be deemed to apply directly or indirectly with respect to any taxable period (or portion thereof) after the Closing.

Section 4.16. Employee Benefit Plans.

(a) Schedule 4.16(a) of the Disclosure Schedule contains a true, complete and correct list, separately by employing entity, of each material Employee Plan. “Employee Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA); each equity or equity-based compensation (e.g., stock or unit purchase or option), severance, employment, retention, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, profit sharing, pension, retirement, group health, cafeteria, flexible spending, dependent care, life insurance, disability, sick pay, vacation pay, holiday pay, employee loan plan, agreement, program, policy or other arrangement; and all other employee benefit plans, agreements, programs, policies or other arrangements, in each case, whether or not subject to ERISA, under which any present or former employee, director, manager or member of an Acquired Entity or any of its Subsidiaries has any present or future right to benefits from an Acquired Entity or any of its Subsidiaries or Affiliates or under which an Acquired Entity or any of its Subsidiaries has any present or future Liability. No Acquired Entity or any of its Subsidiaries or Affiliates has formally adopted or authorized, nor to the Knowledge of the Acquired Entities, communicated to present or former employees, any additional Employee Plan or any material change (including termination) of any material existing Employee Plan. No Employee Plan covers employees other than employees of an Acquired Entity or one of its Subsidiaries.

(b) With respect to each Employee Plan (other than any “multiemployer plan” as defined in Section 3(37) of ERISA (a “Multiemployer Plan”)), the Management Sellers have made available to Parent prior to the date of this Agreement a true, complete and correct current copy (including all amendments) of the plan document (or, to the extent no such copy exists, a description of the plan) and, to the extent applicable: (i) any related trust agreement, insurance contract or other funding vehicle; (ii) all third party administrative services agreements; (iii) the most recent IRS determination letter; (iv) the most recent summary plan description; and (v) for the two most recent plan years (A) the Form 5500 and attached schedules and (B) audited financial statements. The Management Sellers have made available to Parent prior to the date of this Agreement a true, complete and correct current copy (including all amendments) of each employee handbook applicable to employees of an Acquired Entity or one of its Subsidiaries. Schedule 4.16(b) of the Disclosure Schedule identifies any Employee Plans which are Multiemployer Plans.

(c) None of the Acquired Entities nor any of their Subsidiaries sponsors, maintains, or contributes to, or has in the last six years sponsored, maintained, or contributed to, any and no Employee Plan is an “employee pension benefit plan” or “pension plan” within the meaning of Section 3(2) of ERISA. For each Employee Plan that is a “welfare plan” within the meaning of ERISA Section 3(1), and except as set forth in Schedule 4.16(c) of the Disclosure Schedule, no Acquired Entity nor any of its Subsidiaries has any Liability under any plan which provides medical or death benefits with respect to current or former employees or members of such Acquired Entity or any of its Subsidiaries beyond their termination of employment (other than coverage mandated by Code Section 4980B or ERISA Sections 601- 608 or any similar state Law).

(d) (i) Each Employee Plan (other than any Multiemployer Plan) has been established and administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Law, rules and regulations; and (ii) each Employee Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a current favorable determination letter from the IRS as to its qualification, and to the Knowledge of the Acquired Entities, nothing has occurred that could reasonably be expected to cause the loss of such qualification. Except as would not be material, all benefits, contributions and premiums required by and due under the terms of each Employee Plan or Applicable Law have been timely paid in accordance with the terms of such Employee Plan and Applicable Law or have been properly accrued as liabilities and reflected in the financial statements of each Acquired Entity in accordance with the terms of such Employee Plan and Applicable Law. None of the Acquired Entities nor any of their Subsidiaries has any Liability under Code Section 4980B with respect to any group health plan currently or previously maintained or contributed to by any Person (other than an Acquired Entity or a Subsidiary of an Acquired Entity) treated as a single employer with an Acquired Entity or a Subsidiary of an Acquired Entity under Code Section 414(b), (c) or (m).

(e) With respect to any Employee Plan, (i) no Proceedings (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Acquired Entities, threatened and (ii) to the Knowledge of the Acquired Entities, no facts or circumstances exist that are reasonably likely to give rise to any such actions, suits or claims, except, in each case, as are not, and are not reasonably likely to be, individually or in the aggregate, material.

(f) Except as set forth in Schedule 4.16(f) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with another event) (i) result in any payment from any of the Acquired Entities or any of their Subsidiaries becoming due, or increase the amount of any compensation due, in each case to any current or former employee, director, manager or member of any of the Acquired Entities or any of their Subsidiaries, (ii) increase any benefits otherwise due under any Employee Plan, (iii) result in the acceleration of the time of payment, exercisability, funding or vesting of any compensation or benefits from any of the Acquired Entities or any of their Subsidiaries to any current or former employee, director, manager or member of any of the Acquired Entities or any of their Subsidiaries or (iv) result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code.

(g) None of the Acquired Entities nor any of their Subsidiaries has an obligation to gross up, indemnify or otherwise reimburse any present or former employee, officer, director, manager, member or contractor for amounts relating to the Tax differential between ordinary income Tax rates and capital gains Tax rates or for any Taxes imposed under Section 409A or 4999 of the Code.

Section 4.17. Employee and Labor Matters.

(a) Except as set forth on Schedule 4.17(a) of the Disclosure Schedule, since December 31, 2012, (i) there has not been nor is there pending, or the Knowledge of the Acquired Entities, threatened, any labor strike, walk-out, slowdown, work stoppage, lockout or other material labor dispute involving employees of an Acquired Entity or any of its Subsidiaries, (ii) no Acquired Entity nor any of its Subsidiaries has received written notice of any unfair labor practice charges against such Acquired Entity or any of its Subsidiaries that are pending before the National Labor Relations Board or any similar state, local or foreign Governmental Authority, and (iii) no Acquired Entity nor any of its Subsidiaries has received written notice of any pending or in progress and, to the Knowledge of the Acquired Entities, threatened, suits, actions or other proceedings in connection with an Acquired Entity or any of its Subsidiaries before any court, the Equal Employment Opportunity Commission or any similar state, local or foreign Governmental Authority responsible for the prevention of unlawful employment practices, except, in the case of each of clauses (ii) and (iii) above, for any such matters that would not reasonably be expected to be Material.

(b) None of the Acquired Entities or any of their Subsidiaries is, or has since December 31, 2012 been, a party or bound to any collective bargaining agreement. To the Knowledge of the Acquired Entities, no union organizing efforts are currently being, or since December 31, 2012 been, conducted with respect to any employees of an Acquired Entity or Subsidiary of an Acquired Entity.

(c) Except as set forth on Schedule 4.17(c) of the Disclosure Schedule, each Acquired Entity and its Subsidiaries are, and have been, in compliance in all material respects with all Applicable Laws respecting employment practices, including provisions thereof relating to terms and conditions of employment and wages and hours (including the classification of persons as employees or independent contractors or “exempt” or “non-exempt” under Applicable Law).

Section 4.18. Environmental Matters.

(a) Each Acquired Entity and each of its Subsidiaries have all environmental Permits required for their operations to comply with all applicable Environmental Laws, such Permits are in full force and effect and each Acquired Entity and each of its Subsidiaries are in compliance with the terms of such Permits.

(b) The Leased Real Property and the operations of each Acquired Entity and each of their Subsidiaries are in compliance in all material respects with all applicable Environmental Laws.

(c) No written notice, claim, inquiry, order or request for information has been made, and there is no action pending or, to the Knowledge of the Acquired Entities, threatened, which: (i) alleges the actual or potential violation of or noncompliance with any Environmental Law or any Permit required by any applicable Environmental Law, or alleges any potential Liability cost or damage arising under or relating to any Environmental Law, or seeks to revoke, amend, modify or terminate any Permit required by any applicable Environmental Law, (ii) relates to the operations of each Acquired Entity and their Subsidiaries or the Leased Real Property, and (iii) has not been settled, dismissed, paid or otherwise resolved without ongoing obligations or costs prior to the date of this Agreement.

(d) Copies of all Phase I or Phase II-type environmental investigative reports, studies, assessments or other similar documents relating to the Leased Real Property in the possession or control of the Acquired Entities or any of their Subsidiaries are identified on Schedule 4.18 of the Disclosure Schedule and have been provided to Parent prior to the date of this Agreement.

Section 4.19. Insurance. Schedule 4.19 of the Disclosure Schedule sets forth a true, correct and complete list and description of the Insurance Policies as of the date of this Agreement, including the name of the insurer, type of policy, description of coverage, limits of coverage, retention or deductible amounts, amount of annual premium, date of expiration and policy number. The Acquired Entities and their Subsidiaries currently maintain, and have since December 31, 2013 (or, if later, the date such Acquired Entity or its Subsidiaries began conducting its business) maintained, insurance required by Applicable Law or any Contract to which any of them is a party or by which any of them is bound. All insurance policies (the “Insurance Policies”) with respect to the properties, assets, or business of the Acquired Entities and their respective Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid in full, and no Acquired Entity nor any Subsidiary thereof is in default in any material respect regarding their obligations under any such policies. No Acquired Entity nor any Subsidiary thereof has received a written notice of cancellation, reduction in coverage or non-renewal of any Insurance Policy.

Section 4.20. Finders’ Fees. Except for Moelis & Company and Houlihan Lokey, there is no investment banker, broker, finder or other intermediary that is entitled to any fee or commission or other similar payment, and (other than for potential indemnification obligations under the applicable engagement letters with respect to which the Acquired Entities have no Knowledge that any outstanding indemnification claim exists) there is otherwise no Liability for which any Acquired Entity or any of its Affiliates is responsible in connection with this Agreement or the Transactions (other than amounts due to Moelis & Company or Houlihan Lokey in connection with the Transactions which will be Transaction Expenses (to the extent not paid prior to the Closing) and will be paid off at or prior to the Closing).

Section 4.21. Related Party Transactions. Other than the LLC Agreements and Side Letters (each of which were extinguished upon the consummation of the Restructuring and replaced with a Wholly-Owned Operating Agreement), any Management Assets and any Employee Plans, none of the Management Sellers, Managers, other Members or Rollover Holdco, nor any of their respective Relatives, Associates or (in the case of an entity) officers, directors, managers or Affiliates (other than any Acquired Entity or any Subsidiary): (i) is a party to any Contract with any Acquired Entity or any Subsidiary of an Acquired Entity (an “Affiliate Contract”) or other business transaction (including any payments, but excluding Ordinary Course “comps” (i.e. free food and drinks) to such Persons) with any Acquired Entity or any Subsidiary of an Acquired Entity (an “Affiliate Transaction”), (ii) has any right in or to any of the assets or properties which are owned, used or held for use in the conduct by any Acquired Entity or any of their Subsidiaries of its business as conducted, or (iii) has received any funds from or on behalf of any Acquired Entity or any of their Subsidiaries other than compensation or reimbursement of expenses paid to Management Sellers, Managers or Members in their capacity as employees, officers, directors or managers, or distributions to Management Sellers, Managers or Members, in each case, in the Ordinary Course.

Section 4.22. Permits; Liquor Licenses.

(a) Schedule 4.22 of the Disclosure Schedule sets forth a true, complete and correct list of each material Permit and each liquor license held by an Acquired Entity or any Subsidiary of an Acquired Entity. Except as would not reasonably be expected to be, individually or in the aggregate, Material, (i) each Acquired Entity and each of its Subsidiaries is in possession of all Permits and liquor licenses necessary for it to own, lease and operate its properties and to carry on its business as conducted, (ii) such Permits and liquor licenses are valid and in full force and effect, (iii) no Acquired Entity and none of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both could permit any revocation, non-renewal or termination, or other adverse modification, of any Permit or liquor license, or constitute a default under, the Permits or liquor licenses, and there are no Proceedings pending or, to the Knowledge of the Acquired Entities, threatened before any Governmental Authority that seek the revocation, termination, cancellation, suspension or adverse modification thereof, and (iv) no Acquired Entity or Subsidiary of an Acquired Entity has a pending application for registration to sell franchises for a restaurant, or for an exemption under any jurisdiction’s franchise Laws.

(b) Except as have not and would not, individually or in the aggregate, reasonably be expected to have, a Group Material Adverse Effect, (i) the Acquired Entities have no Knowledge that any currently pending application for a material Permit or any liquor license, or amendment or modification of a material Permit or liquor license required in connection with the Transactions will be ultimately denied, and (ii) there are no pending disciplinary actions, unresolved citations or unsatisfied penalties relating to Permits or liquor licenses that is reasonably likely to have or result in a material adverse impact on any Acquired Entity or the ability to maintain or renew any Permit or liquor license; provided, that no representation or warranty is made with respect to the matters set forth in this Section 4.22 insofar as they relate to Parent or any of its Affiliates. Each Acquired Entity and each of its respective Subsidiaries is and since December 31, 2013 (or, if later, the date such Acquired Entity or its Subsidiaries began conducting its business) has been, in compliance in all material respects with any policy of any Governmental Authority relating to liquor licenses, except as would not reasonably be expected to be, individually or in the aggregate, Material.

Section 4.23. Corruption Laws.

(a) Since December 31, 2013, except as would not, individually or in the aggregate, reasonably be expected to be Material, (x) the Acquired Entities and their Subsidiaries have been and are in compliance with all applicable anti-bribery and anti-money laundering Laws and (y) neither any Acquired Entity nor any of their Subsidiaries, nor, to the Knowledge of the Acquired Entities, any officer, director, employee, reseller, distributor or agent acting on behalf of any Acquired Entity or any Subsidiary of an Acquired Entity has provided, offered, gifted or promised, directly or indirectly, anything of value to any government official, political party or candidate for government office, nor provided or promised anything of value to any other person while knowing that all or a portion of that thing of value would or will be offered, given, or promised, directly or indirectly, to any government official, political party or candidate for government office, in either case, for the purpose of:

(i) influencing any act or decision of such official, party or candidate in his or her official capacity, inducing such official, party or candidate to do or omit to do any act in violation of their lawful duty, or securing any improper advantage for the benefit of any Acquired Entity or any of their Subsidiaries; or

(ii) inducing such Government Official, political party or candidate to use his or her influence with his or her government or instrumentality to affect or influence any act or decision of such government or instrumentality, in order to assist any Acquired Entity or any of their Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person.

Section 4.24. Quality and Safety of Food & Beverage Products. To the Knowledge of the Acquired Entities, the storage practices, preparation, ingredients, and composition for each of the food or beverage products of each of the Acquired Entities and their respective Subsidiaries (i) are in compliance in all material respects with all Applicable Laws, including Laws relating to food and beverage storage and preparation, and (ii) are in compliance in all material respects with all internal quality management policies and procedures of the Acquired Entities. The Group Entities have furnished to Parent prior to the date of this Agreement true, correct and complete copies of all reports resulting from any material audits and inspections of the quality or safety management practices by any Governmental Authority conducted since December 31, 2013 and until the date of this Agreement by the Acquired Entities and their respective Subsidiaries, or by any other Person, with respect to the venues managed or operated by the Acquired Entities and their respective Subsidiaries.

Section 4.25. Access to Information; No Reliance.

(a) Each Acquired Entity acknowledges and agrees that it (i) has had an opportunity to discuss the business of Parent, Parent Merger Sub and their respective Affiliates with the management of Parent, (ii) has been afforded the opportunity to ask questions of and receive answers from Parent, Parent Merger Sub and their respective Affiliates and (iii) has conducted its own independent investigation of Parent, Parent Merger Sub and their respective Affiliates, their respective businesses and the Transactions. Each Acquired Entity further acknowledges and agrees that, except in respect of any fraud, it has not relied on any representation, warranty or other statement by Parent, Parent Merger Sub or their respective Affiliates, other than representations and warranties set forth in Section 2.03(b)(iv), Article 6 and Section 9.11 (each, as qualified by Disclosure Schedule), and that, except in respect of any fraud, all other representations and warranties of any kind whatsoever, express or implied, at law or in equity, with respect to any of Parent, Parent Merger Sub and their respective Affiliates, or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, are specifically disclaimed.

(b) Except for the representations and warranties set forth in Section 2.03(b)(iv), Article 6 and Section 9.11 (each, as qualified by the Disclosure Schedule), and with the exception of fraud, each Acquired Entity acknowledges and agrees that none of Parent, Parent Merger Sub, their respective Affiliates nor any other Person makes any representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Parent, Parent Merger Sub or their respective Affiliates nor the future business, operations or affairs of Parent, Parent Merger Sub or their respective Affiliates heretofore or hereafter delivered to or made available to any Acquired Entity, Management Seller, Rollover Holdco Member or Member, or their respective Representatives or Affiliates.

Section 4.26. Exclusivity of Representations and Warranties. EXCEPT FOR THE ACQUIRED ENTITY REPRESENTATIONS, AND WITH THE EXCEPTION OF FRAUD, NONE OF THE ACQUIRED ENTITIES, ANY MANAGEMENT SELLER, ANY MEMBER, ANY MANAGER NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY (INCLUDING (X) AS TO THE ACCURACY OR COMPLETENESS OF ANY CONFIDENTIAL INFORMATION MEMORANDUM, DOCUMENTS, PROJECTIONS, MATERIALS OR OTHER INFORMATION (FINANCIAL OR OTHERWISE) REGARDING ANY ACQUIRED ENTITY OR ANY OF ITS SUBSIDIARIES FURNISHED TO PARENT OR ITS REPRESENTATIVES OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES IN ANY “DATA ROOMS”, “VIRTUAL DATA ROOMS”, MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS OR (Y) WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY ASSETS, THE NATURE OR EXTENT OF ANY LIABILITIES, THE PROSPECTS OF ANY OF THE ACQUIRED ENTITIES, THEIR SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES, OR THE EFFECTIVENESS OR SUCCESS OF ANY OF THEIR OPERATIONS). EXCEPT FOR THE ACQUIRED ENTITY REPRESENTATIONS, AND WITH THE EXCEPTION OF FRAUD, EACH ACQUIRED ENTITY HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY PROJECTIONS, FORECASTS OR OTHER ESTIMATES, PLANS OR BUDGETS OF FUTURE REVENUES, EXPENSES OR EXPENDITURES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS (OR ANY COMPONENT THEREOF) OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF ANY ACQUIRED ENTITY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR THE FUTURE BUSINESS, OPERATIONS OR AFFAIRS OF ANY ACQUIRED ENTITY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES HERETOFORE OR HEREAFTER DELIVERED TO OR MADE AVAILABLE TO PARENT, PARENT MERGER SUB OR THEIR RESPECTIVE REPRESENTATIVES OR AFFILIATES.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF MEMBER REPRESENTATIVE

Member Representative represents and warrants to Parent and Parent Merger Sub, that:

Section 5.01. Organization; Authorization.

(a) Member Representative is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Member Representative has the requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which Member Representative is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by Member Representative of this Agreement and the other Transaction Documents to which Member Representative is or will be a party, and the consummation by Member Representative of the Transactions, have been (or, in the case of other Transaction Documents that will be executed and delivered by Member Representative after the date of this Agreement, such other Transaction Documents will, when executed and delivered by Member Representative, have been) duly authorized by all requisite limited liability company action on the part of Member Representative, and no other limited liability company action on the part of Member Representative or its members is necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which Member Representative is or will be a party and the consummation by Member Representative of the Transactions. This Agreement and the other Transaction Documents to which Member Representative is a party constitute (or, in the case of other Transaction Documents that will be executed and delivered by Member Representative after the date of this Agreement, such other Transaction Documents will, when executed and delivered by Member Representative, constitute) the legal, valid and binding obligations of Member Representative, enforceable against Member Representative in accordance with their respective terms, except for Enforceability Exceptions.

Section 5.02. Non-contravention. The execution, delivery and performance by Member Representative of this Agreement and the other Transaction Documents to which it is or will be a party, and the consummation by Member Representative of the Transactions, do not and will not: (i) contravene, conflict with, or result in any violation or breach of any provision of any Organizational Documents of Member Representative, (ii) other than with respect to compliance with any applicable requirements of the HSR Act (which such requirements have been fulfilled as of the date hereof) and any liquor licenses set forth on Schedule 4.22 of the Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or give any Governmental Authority or other Person the right to exercise any remedy or obtain relief under, any provision of any Applicable Law or Order to which Member Representative, or any of the properties or assets owned or used by Member Representative, is subject, (iii) contravene, conflict with, violate or result in the loss of any benefit to which Member Representative is entitled under, or give any Governmental Authority the right to revoke, suspend, cancel, terminate, or modify, any Permit held by Member Representative, (iv) require any consent, waiver, notice or other action by any Person under, constitute a default under, conflict with, result in a breach of, or cause or permit the termination, modification, revocation, cancellation, or acceleration of, or result in any other change of any right or obligation or the loss of any benefit to which Member Representative is entitled under, any provision of any Contract or other instrument binding upon Member Representative or any of its assets, (v) result in the creation or imposition of any Lien on any asset of Member Representative, or (vi) with the passage of time, the giving of notice or the taking of any action by another Person, have any of the effects described in clauses (i) through (v) of this Section 5.02, with only such exceptions in the case of clauses (iii), (iv), (v) and (vi) as, do not and would not reasonably be expected to impair or delay, in any material respect, the ability of Member Representative to perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party or to consummate the Transactions.

Section 5.03. Ownership. All of the issued and outstanding Equity Interests of Member Representative are owned, beneficially and of record, collectively, by the Management Sellers as set forth on Schedule 5.03 of the Disclosure Schedule, and except as set forth on Schedule 5.03 of the Disclosure Schedule, Member Representative does not have any other authorized, designated, issued or outstanding Equity Interests, or any outstanding or authorized options, warrants, convertible or exchangeable securities, Contracts, subscriptions, rights, calls, commitments, agreements or understandings of any character whatsoever, fixed or contingent, that directly or indirectly (i) require or call for the issuance, redemption, delivery, sale, pledge or other disposition of any Equity Interests of Member Representative, or any securities convertible into, or other rights to acquire, any Equity Interests of Member Representative, (ii) obligate Member Representative to grant, offer or enter into any of the foregoing, or (iii) relate to the voting, transfer, ownership or control of the Equity Interests of Member Representative.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PARENT

Subject to Section 14.04, except as set forth in the Parent Disclosure Schedule, Parent represents and warrants that:

Section 6.01. Existence and Power.

(a) Each of Parent and Parent Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all limited liability company power and authority required to carry on its business as now conducted. Parent Merger Sub has been formed solely for the purpose of engaging in the Transactions, and since the date of its organization, Parent Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement, and does not have any Liabilities (other than de minimis Liabilities incident to its formation or Liabilities under the Transaction Documents).

(b) Each of Parent and Parent Merger Sub has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which Parent or Parent Merger Sub, as applicable, is or will be a party, to perform Parent’s or Parent Merger Sub’s, as applicable, obligations hereunder and thereunder, and to consummate the Transactions.

Section 6.02. Authorization. The execution, delivery and performance by each of Parent and Parent Merger Sub of this Agreement and the other Transaction Documents to which Parent or Parent Merger Sub, as applicable, is or will be a party, and the consummation by Parent and Parent Merger Sub of the Transactions, have been duly authorized by all necessary limited liability company action, and no other limited liability company proceedings on the part of any of Parent or Parent Merger Sub or any holder of Parent’s or Parent Merger Sub’s Equity Interests are necessary to authorize the execution, delivery and performance by each of Parent and Parent Merger Sub of this Agreement and the other Transaction Documents to which Parent or Parent Merger Sub, as applicable, is or will be a party or for Parent and Parent Merger Sub to consummate the Transactions. This Agreement and the other Transaction Documents to which each of Parent or Parent Merger Sub is a party have been (or, in the case of other Transaction Documents that will be executed and delivered by Parent or Parent Merger Sub after the date of this Agreement, such other Transaction Documents will, when executed and delivered by Parent or Parent Merger Sub, as applicable, have been), duly and validly executed by Parent or Parent Merger Sub, as applicable. This Agreement and the other Transaction Documents to which each of Parent or Parent Merger Sub is a party constitute (or, in the case of other Transaction Documents that will be executed and delivered by Parent or Parent Merger Sub after the date of this Agreement, such other Transaction Documents will, when executed and delivered by Parent or Parent Merger Sub, as applicable, constitute) the legal, valid and binding obligation of Parent or Parent Merger Sub, as applicable, enforceable against Parent or Parent Merger Sub, as applicable, in accordance with their respective terms, except for Enforceability Exceptions.

Section 6.03. Governmental Authorization. The execution, delivery and performance by each of Parent and Parent Merger Sub of this Agreement and the other Transaction Documents to which Parent or Parent Merger Sub, as applicable, is or will be a party, and the consummation by Parent and Parent Merger Sub of the Transactions, require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act (which such requirements have been fulfilled as of the date hereof), (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other state or federal securities Laws and (iv) any actions or filings the absence of which, individually or in the aggregate, do not and are not reasonably likely to impair or delay in any material respect Parent and Parent Merger Sub’s ability to perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party or to consummate the Transactions.

Section 6.04. Non-contravention. The execution, delivery and performance by each of Parent and Parent Merger Sub of this Agreement and the consummation by each of Parent and Parent Merger Sub of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of any of Parent or Parent Merger Sub, (ii) other than with respect to compliance with any applicable requirements of the HSR Act (which such requirements have been fulfilled as of the date hereof) and any liquor licenses set forth on Schedule 4.22 of the Disclosure Schedule, contravene, conflict with or result in a violation or breach of any provision of, or give any Governmental Authority or other Person the right to exercise any remedy or obtain relief under, any Applicable Law or Order to which Parent or Parent Merger Sub, or any of the properties or assets owned or used by Parent or Parent Merger Sub, is subject, (iii) contravene, conflict with, violate or result in the loss of any benefit to which Parent or Parent Merger Sub is entitled under, or give any Governmental Authority the right to revoke, suspend, cancel, terminate, or modify, any Permit held by Parent or Parent Merger Sub, (iv) require any consent, waiver, notice or other action by any Person under, constitute a default under, conflict with, result in a breach of, or cause or permit the termination, modification, revocation, cancellation, or acceleration of, or result in any other change of any right or obligation or the loss of any benefit to which Parent or Parent Merger Sub is entitled under, any provision of any material Contract binding upon Parent or Parent Merger Sub or any of the assets of Parent or Parent Merger Sub, (v) result in the creation or imposition of any Lien on any asset of Parent or Parent Merger Sub, or (vi) with the passage of time, the giving of notice or the taking of any action by another Person, have any of the effects described in clauses (i) through (v) of this Section 6.04, with only such exceptions in the case of clauses (iii), (iv), (v) and (vi) as, individually or in the aggregate, do not and are not reasonably likely to impair or delay, in any material respect, the ability of any of Parent or Parent Merger Sub to perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party or to consummate the Transactions.

Section 6.05. Capitalization of Parent and Parent Merger Sub; Ownership of Interests. All issued and outstanding Equity Interests of Parent are owned, directly or indirectly, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws), by The Madison Square Garden Company, and no other Person has any right to acquire any Equity Interests in Parent. There are no outstanding obligations of Parent or any Subsidiary of Parent or any other Person to repurchase, redeem or otherwise acquire any of the Equity Interests of Parent. All of the Equity Interests of Parent have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any federal or state securities Laws or any other Applicable Law. All issued and outstanding Equity Interests of Parent Merger Sub are owned of record by Parent, and no other Person has any right to acquire any Equity Interests in Parent Merger Sub. There are no outstanding obligations of Parent Merger Sub or any Subsidiary of Parent Merger Sub or any other Person to repurchase, redeem or otherwise acquire any of the Equity Interests of Parent Merger Sub. All of the Equity Interests of Parent Merger Sub have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any federal or state securities Laws or any other Applicable Law.

Section 6.06. Litigation and Regulatory Actions. There is no (i) Proceeding pending against, or, to the Knowledge of Parent, threatened against or affecting, Parent or any of its Affiliates before (or, in the case of threatened Proceedings, would be before) or by any Governmental Authority or arbitrator and (ii) Order relating to Parent, that in either case, is reasonably likely to impair or delay, in any material respect, Parent’s ability to perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party or to consummate the Transactions.

Section 6.07. Finders’ Fees. Except for Goldman Sachs & Co. (whose fees, other than to the extent Debt Financing Expenses, will be paid by Parent without any Liability following the Closing to Holdings or any of its Subsidiaries), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from any Acquired Entity, the Members, Management Sellers or the Managers or any of their respective Affiliates upon consummation of the Transactions.

Section 6.08. Reserved.

Section 6.09. Access to Information; No Reliance.

(a) Each of Parent and Parent Merger Sub acknowledges and agrees that it (i) has had an opportunity to discuss the business of the Acquired Entities and their Subsidiaries with the management of the Acquired Entities, (ii) has had reasonable access to (x) the books and records of the Acquired Entities and their respective Subsidiaries and (y) the electronic dataroom maintained by the Acquired Entities for purposes of the Transactions, (iii) has been afforded the opportunity to ask questions of and receive answers from the Acquired Entities and (iv) has conducted its own independent investigation of the Acquired Entities and their respective Subsidiaries, their respective businesses and the Transactions. Each of Parent and Parent Merger Sub further acknowledges and agrees that, except in respect of any fraud, it has not relied on any representation, warranty or other statement by any Person on behalf of any Acquired Entity or any of their respective Subsidiaries, any Member, any Management Seller, any Manager or any of their respective Affiliates, other than the Acquired Entity Representations, and that, except in respect of any fraud, all other representations and warranties of any kind whatsoever, express or implied, at law or in equity, with respect to any of the Acquired Entities, their respective Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, are specifically disclaimed.

(b) Except for the Acquired Entity Representations, and with the exception of fraud, each of Parent and Parent Merger Sub acknowledges and agrees that none of the Acquired Entities, the Member Representative nor any other Person makes any representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of any Acquired Entity or any of their respective Subsidiaries or the future business, operations or affairs of any Acquired Entity or any of their respective Subsidiaries heretofore or hereafter delivered to or made available to Parent, Parent Merger Sub or their respective Representatives or Affiliates.

Section 6.10. Investment Purpose; Accredited Investor; No Public Market; No Reliance.

(a) Parent is acquiring the Class A Holdings Interests and the Preferred Holdings Interests for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Class A Holdings Interests or Preferred Holdings Interests.

(b) Parent acknowledges and agrees that (i) the Class A Holdings Interests and the Preferred Holdings Interests have not been, and will not be, registered under the 1933 Act, by reason of specific exemptions from the registration provisions of the 1933 Act which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed in this Section 6.10, are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these laws, may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the 1933 Act and any applicable state or foreign securities Laws, except pursuant to an exemption from such registration under the 1933 Act and such other Laws, (ii) that there is no obligation to register or qualify the foregoing for resale, and (iii) that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the foregoing and requirements that are outside of a holder’s control, and as to which no party is under any obligation to satisfy and which may not be satisfied or able to be satisfied.

(c) Parent understands that no public market now exists for the Class A Holdings Interests or Preferred Holdings Interests, and that neither the Acquired Entities, the Member Representative nor any other Person on their behalf has made any assurances that a public market will ever exist for the Class A Holdings Interests or Preferred Holdings Interests.

(d) Parent is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

Section 6.11. Exclusivity of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS Article 6, Section 9.11, Section 2.03(b)(iv) AND THE REPRESENTATIONS AND WARRANTIES OTHERWISE MADE IN THE TRANSACTION DOCUMENTS OR IN CONNECTION WITH THE TRANSACTIONS, AND WITH THE EXCEPTION OF FRAUD, NEITHER PARENT NOR PARENT MERGER SUB NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY (INCLUDING (X) AS TO THE ACCURACY OR COMPLETENESS OF ANY CONFIDENTIAL INFORMATION MEMORANDUM, DOCUMENTS, PROJECTIONS, MATERIALS OR OTHER INFORMATION (FINANCIAL OR OTHERWISE) REGARDING PARENT, PARENT MERGER SUB, OR THEIR AFFILIATES PROVIDED TO ANY ACQUIRED ENTITY, ANY MANAGEMENT SELLER, ANY MEMBER, ANY MANAGER, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR AFFILIATES IN ANY FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS OR (Y) WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY

PARTICULAR PURPOSE OF ANY ASSETS, THE NATURE OR EXTENT OF ANY LIABILITIES, THE PROSPECTS OF PARENT, PARENT MERGER SUB, THEIR AFFILIATES OR THEIR RESPECTIVE BUSINESSES, OR THE EFFECTIVENESS OR SUCCESS OF ANY OF THEIR OPERATIONS). EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 6, SECTION 9.11, SECTION 2.03(B)(IV) AND THE REPRESENTATIONS AND WARRANTIES OTHERWISE MADE IN THE TRANSACTION DOCUMENTS OR IN CONNECTION WITH THE TRANSACTIONS, AND WITH THE EXCEPTION OF FRAUD, EACH OF PARENT AND PARENT MERGER SUB HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY PROJECTIONS, FORECASTS OR OTHER ESTIMATES, PLANS OR BUDGETS OF FUTURE REVENUES, EXPENSES OR EXPENDITURES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS (OR ANY COMPONENT THEREOF) OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF PARENT, PARENT MERGER SUB, OR THEIR AFFILIATES OR THE FUTURE BUSINESS, OPERATIONS OR AFFAIRS OF PARENT, PARENT MERGER SUB, OR THEIR AFFILIATES HERETOFORE OR HEREAFTER DELIVERED TO OR MADE AVAILABLE TO ANY ACQUIRED ENTITY, ANY MANAGEMENT SELLER, ANY MEMBER, ANY MANAGER, OR THEIR RESPECTIVE REPRESENTATIVES OR AFFILIATES.

ARTICLE 7

COVENANTS OF THE ACQUIRED ENTITIES, DIRECT ROLLOVER MEMBERS AND ROLLOVER HOLDCO MEMBERS

Section 7.01. Reserved.

Section 7.02. Reserved.

Section 7.03. Reserved.

Section 7.04. Restrictive Covenants. In exchange for the consideration provided to the Principals pursuant to this Agreement (including the portion of the Final Adjusted Purchase Price allocable to such Persons) and the other Transaction Documents, the receipt and sufficiency of which is hereby acknowledged, each of the Principals agree to, among other things, comply with the covenants and agreements in Section 4.6 of the A&R Holdings LLC Agreement from and after the date of this Agreement in accordance therewith. Each Principal acknowledges and agrees that the content and scope (including, without limitation, the worldwide scope) of the restrictions under Section 4.6 of the A&R Holdings LLC Agreement are reasonable, and that compliance with such covenants and agreements is necessary to protect the business and goodwill of Holdings and its Subsidiaries and Affiliates and are an integral factor in Parent’s determination to make the investment contemplated by this Agreement.

Section 7.05. Reserved.

Section 7.06. D&O Policy.

(a) Prior to the Closing Date, the Group Entities and Members have obtained an insurance policy to be effective as of the Closing (the “D&O Policy”). The cost of such D&O Policy is a one-time premium (the “D&O Premium”), and to the extent that the D&O Premium was not fully paid prior to the Closing, it shall constitute a Transaction Expense payable in accordance with Section 2.10 (and, for the avoidance of doubt, to the extent not paid at Closing, subject to indemnification under Section 12.02(a)(iii)).

(b) For the period of coverage provided by the D&O Policy, Holdings shall cause to be maintained in effect provisions in the Organizational Documents of each Acquired Entity (or in the Organizational Documents of any successor to the business of any Acquired Entity) and each of their respective Subsidiaries regarding exculpation and indemnification (and advancement of expenses, if any) to the extent required in order to allow for coverage under the D&O Policy to the beneficiaries of such D&O Policy with all claims under any such Organizational Documents to be paid solely by the insurer under such D&O Policy in accordance with the D&O Policy; provided that such indemnification (and advancement of expenses, if any) shall be fully covered by the D&O Policy and paid by the D&O Policy insurer with no Liability (including any premium or deductible) to Holdings, any of its Subsidiaries, Parent or any of their respective Affiliates, other than claims (i) excluded from coverage under the D&O Policy and agreed to in writing between Parent and the Member Representative prior to Closing or (ii) with respect to Members, officers, managers, directors and employees of each Acquired Entity and each of their respective Subsidiaries (other than the Principals or their Affiliates (for purposes of this exception to clause (ii), “Affiliates” of the Principals shall exclude any Acquired Entity or Subsidiary of any Acquired Entity)).

Section 7.07. Lease Guarantees. Holdings shall, with the cooperation of the Lease Guarantors, use its commercially reasonable efforts to cause the Lease Guarantors to be fully, finally and unconditionally released in form and substance acceptable to the Member Representative from any Damages in respect of the Real Property Leases, including any Lease Personal Guarantee; provided, that, notwithstanding such commercially reasonable efforts, if Holdings is unable to obtain such releases, Holdings will indemnify and hold harmless the Lease Guarantors for any Damages in respect of the Real Property Leases, including any Lease Personal Guarantee.

ARTICLE 8

[Reserved]

Section 8.01. Reserved.

Section 8.02. Reserved.

ARTICLE 9

COVENANTS OF PARENT AND THE ACQUIRED ENTITIES

Section 9.01. Reserved.

Section 9.02. Reserved.

Section 9.03. Reserved.

Section 9.04. Further Assurances. Except as set forth on Schedule 9.04 or Schedule 3.06 of the Disclosure Schedule, each Management Seller hereby agrees that to the extent any assets relating to or used in connection with any business of any Acquired Entity or any Subsidiary of any Acquired Entity prior to the Closing are owned or held by such Management Seller or its Affiliates (other than the Acquired Entities or their Subsidiaries) but were not included in the Management Assets contributed in connection with the Restructuring, such Management Seller, or the Member Representative on behalf of such Management Seller, shall promptly (and in any event within thirty (30) days of such Management Seller becoming aware of such assets that should have been included in the Management Assets contributed in connection with the Restructuring) provide written notice to Parent of such assets and within such thirty (30) day period take all actions as may be reasonably required to transfer such assets to such Acquired Entity or Subsidiary, as applicable (with the costs or expenses of such transfer to be borne by such Management Seller).

Section 9.05. Holdings. From and after the Effective Time, until amended in accordance with the terms thereof and Applicable Law, the limited liability company agreement of Holdings shall be the A&R Holdings LLC Agreement.

Section 9.06. Rollover Holdco. From and after the Effective Time, until amended in accordance with the terms thereof, the A&R Holdings LLC Agreement and Applicable Law, the limited liability company agreement of Rollover Holdco shall be the A&R Rollover Holdco LLC Agreement.

Section 9.07. Confidentiality. The parties acknowledge that each of MSG Sports & Entertainment LLC (“MSG LLC”) and the TAO Group (which is comprised of the Group Entities) previously executed those certain non-disclosure letter agreements, each dated December 22, 2015 (as amended, collectively, the “Confidentiality Agreements”), which Confidentiality Agreements will continue in full force and effect in accordance with their respective terms; provided, however, that the Confidentiality Agreement by MSG LLC in favor of the TAO Group shall automatically terminate upon consummation of the Closing and be superseded by Parent’s confidentiality obligations pursuant to the A&R Holdings LLC Agreement.

Section 9.08. Change of Control Bonus Payment. Following the third anniversary of the Closing Date, in the event that the payment described on Schedule 9.08-B of the Disclosure Schedule is not due and owing and such payee has not provided notice or instituted any Proceeding with respect to such payment that has been resolved prior to the third anniversary of the Closing Date, Parent shall pay the Member Representative 62.5% of such amount within (5) Business Days of the third anniversary of the Closing Date, by wire transfer of immediately available funds to a bank account designated in writing by the Member Representative, and such amount shall be allocated by the Member Representative pursuant to the Restructuring Agreement.

Section 9.09. Allocation of Management Fees. Promptly following the receipt by any Acquired Entity of payment in consideration for management fees of Ninth Avenue Hospitality LLC, Roof Deck Entertainment, LLC, Roof Deck Australia, LLC or 55th Street Hospitality Holdings, LLC which includes management fees relating to the period prior to the consummation of the Closing, such Acquired Entity shall pay, in immediately available funds, the portion of the amount of such payment actually received that solely relates to the period prior to the consummation of the Closing to the Persons entitled to such payment had the payment been received prior to the consummation of the Closing.

Section 9.10. Removal of Legends. With respect to the certificates (or book entries) evidencing Qualified MSG Stock or Qualified Successor Stock (if any) issued to a Management Seller or other Holdings Pre-Closing Member in connection with (x) an Earn-Out Qualification pursuant to Section 2.03(b)(i) or (y) a Put or Call (as such terms are defined in the A&R Holdings LLC Agreement) in accordance with the A&R Holdings LLC Agreement, upon the request of any Management Seller or other Holdings Pre-Closing Member in connection with the proposed permitted transfer of such securities, Parent or the MSG Company Successor (as applicable) shall cause the removal of the legend described in Section 2.03(b)(iii) from such certificate(s) (or book entries, as applicable) representing all or a portion of such shares as promptly as practicable following the receipt of such request (and such certificate(s), if applicable) during (a) the effectiveness of a registration statement or (b) the period of eligibility for the transfer of such Qualified MSG Stock or Qualified Successor Stock (or the applicable portion of such securities evidenced by such certificate(s) or book entry(ies), in the case of clause (a) above, upon receipt of a representation that such shares have been sold pursuant to such registration statement and in the case of clause (b) above, upon receipt of a representation letter in the form attached as Exhibit H (a “Rep Letter”) duly executed by the Management Seller or other Holdings Pre-Closing Member holding such Qualified MSG Stock or Qualified Successor Stock and delivered to the applicable issuer (or with respect to another exemption to such registration under the 1933 Act, subject to the provision of a legal opinion in form and substance reasonably acceptable to Parent or such MSG Company Successor (as applicable) with respect to such exemption). Notwithstanding the foregoing, the delegending of any volume-limited portions of the applicable securities shall not be required in respect of clause (b) of the immediately preceding sentence to the extent such volume limitation is materially affected by any stock or other securities (other than any Qualified MSG Stock or Qualified Successor Stock issued in connection with an Earn-Out Qualification or Put or Call) of The Madison Square Garden Company or the MSG Company Successor or any of their Affiliates owned or acquired by any Management Seller or Other Holdings Pre-Closing Member or (i) such Management Seller’s or other Holdings Pre-Closing Member’s spouse or relative (including a relative of such spouse) living in the same household, (ii) a trust or estate in which such Management Seller or other Holdings Pre-Closing Member or any Persons referred to in clause (i), (A) collectively owns 10% or more of the total beneficial interest, or (B) serves as trustee, executor or in a similar capacity, or (iii) any corporation, partnership, limited liability company or other entity (other than The Madison Square Garden Company or the MSG Company Successor (as applicable)) in which such Management Seller or other Holdings Pre-Closing Member or any Persons referred to in clause (i) collectively beneficially own 10% or more of any class of Equity Interests.

Section 9.11. Representations and Covenants of The Madison Square Garden Company.

(a) The Madison Square Garden Company hereby represents and warrants to the Qualified Principals that (i) from the date of Parent’s formation through the date of this Agreement, Parent has not engaged in any business activities other than in connection with (x) its formation, (y) the formation of and ownership of Parent Merger Sub until the Effective Time, and (z) the transactions contemplated by the Transaction Documents, (ii) as of immediately prior to the Closing, Parent does not have any assets other than the Equity Interests of Parent Merger Sub and other assets which do not, and would not reasonably be expected to, individually or in the aggregate, result in Liabilities which would breach clause (iv) below, (iii) from the date of Parent’s formation through the date of this Agreement, Parent has not entered into any Contract other than its limited liability company agreement, the Contracts with its registered agent(s) and similar representatives for purposes incident to Parent’s formation and continued company existence, the Transaction Documents to which Parent is a party and other Contracts which do not, and would not reasonably be expected to, individually or in the aggregate, result in Liabilities which would breach clause (iv) below, and (iv) Parent does not have any Liabilities or Liens (other than de minimis Liabilities or Liens incident to its formation and continued company existence, Liabilities or Liens with respect to its ownership of its Interest under the A&R Holdings LLC Agreement or pursuant to the Transaction Documents, or Liens under applicable securities laws).

(b) From the date of this Agreement and until the MSG Company Termination Date, except as consented to in writing by all of the Qualified Principals (as defined in the A&R Holdings LLC Agreement), The Madison Square Garden Company shall not permit Parent or any Parent Successor (or, in the event there is an MSG Company Successor, the MSG Company Successor shall not permit Parent or any Parent Successor) to: (i) conduct any business or operations or enter into any Contracts (other than Contracts that would have been permitted under clause (iii) of Section 9.11(a) if entered into prior to the date of this Agreement) except as contemplated by the Transaction Documents (as amended, modified or supplemented) in connection with Parent’s (or a Parent Successor’s) ownership of its Interest (as defined in the A&R Holdings LLC Agreement (other than any actions taken in connection with a Cash Flow Deficiency or Credit Agreement Default)), or its receipt and distribution of distributions made in respect of the

Interest, (ii) own any assets other than Parent’s (or a Parent Successor’s) Interest, any distributions made in respect of the Interest, and other assets the ownership of which would not breach clause (iii) below, (iii) incur any Liabilities, or incur or suffer to exist any Liens on its assets, (in each case of this clause (iii), other than (A) de minimis Liabilities or Liens incident to its formation and continued company existence, (B) Liabilities or Liens with respect to its ownership of its Interest under the A&R Holdings LLC Agreement (as amended, modified or supplemented) (excluding any actions taken in connection with a Cash Flow Deficiency or Credit Agreement Default under the A&R Holdings LLC Agreement) or the Transaction Documents (as amended, modified or supplemented), (C) Liens for Taxes, assessments and other government charges not yet due and payable or which are being contested in good faith by appropriate proceedings and (D) Liens under applicable securities laws), (iv) transfer its Interest to another Person, unless such Person is (x) a Parent Successor that is wholly-owned (directly or indirectly) by The Madison Square Garden Company and The Madison Square Garden Company agrees in writing to the same covenants and agreements provided in this Section 9.11 with respect to such Parent Successor, or (y) such Parent Successor is wholly-owned (directly or indirectly) by an MSG Company Successor that has a class of shares that could constitute Successor Stock in accordance with the such term’s definition, and such MSG Company Successor agrees in writing to the same covenants and agreements provided in this Section 9.11(b) with respect to such Parent Successor, (v) consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person (other than with respect to transfers of its Interest permitted in clause (iv)), (vi) create or acquire any Person or own any Equity Interest in any Person other than Holdings, (vii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons or (viii) employ any Person as an employee. In the event there is an MSG Company Successor, The Madison Square Garden Company shall cause such MSG Company Successor to agree to be bound by the provisions of this Section 9.11(b) and to make the representations and warranties set forth in Section 9.11(f), applied mutatis mutandis (and upon such agreement and making of such representations by the MSG Company Successor, The Madison Square Garden Company shall have no further liability or obligation hereunder).

(c) At the Closing, The Madison Square Garden Company shall deliver to the Member Representative a certificate executed on behalf of The Madison Square Garden Company by an executive officer of The Madison Square Garden Company certifying that the representations and warranties of The Madison Square Garden Company in Section 9.11(a) and Section 9.11(f) are true and correct as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time).

(d) Notwithstanding anything in Section 12.01 to the contrary, the representations, warranties, covenants and agreements contained in this Section 9.11 or in any certificate delivered pursuant to Section 9.11(c), and the covenants and agreements of The Madison Square Garden Company (or MSG Company Successor, as applicable) under Article 14 (other than Sections 14.03, 14.04 and 14.15, and only insofar as Article 14 relates to its rights and obligations under Section 9.11), shall survive the consummation of the Closing but shall terminate automatically (and without any recourse thereafter to The Madison Square Garden Company (or MSG Company Successor, as applicable)) upon the MSG Company Termination Date; provided, that such representations, warranties, covenants and agreements shall not terminate for so long as there remains outstanding any unresolved claims or disputes (whether or not fixed as to liability or liquidated as to amount, if set forth in a reasonably detailed written notice (specifying the circumstances giving rise to such claim, the estimated amount of damages sought thereunder to the extent then reasonably ascertainable and the inaccuracy or breach giving rise to such claim or, to the extent the specification of such inaccuracy or breach is not reasonably practicable as of such date, a reasonably detailed specification of the potential inaccuracy or breach based on the facts available at the time of such notice) delivered to The Madison Square Garden Company (or MSG Company Successor, as applicable) prior to the expiration of the MSG Company Termination Date) with respect to any such representations, warranties, covenants or agreements (as applicable) initiated prior to the MSG Company Termination Date. Notwithstanding anything in Article 12 to the contrary, the Member Representative (and no other party other than the Member Representative) shall be permitted to commence any Proceeding with respect to this Section 9.11, and such Proceeding shall not be addressed by, or subject to, Article 12. In the event such a Proceeding is commenced, Section 14.01, Section 14.06, Section 14.07, Section 14.08, Section 14.12 and Section 14.13 shall apply. For the avoidance of doubt, other than for fraud with respect to the representations and warranties set forth in this Section 9.11, any claims with respect to The Madison Square Garden Company (or MSG Company Successor, as applicable) under this Agreement shall be limited to claims of a breach of the representations, warranties, covenants or agreements contained in this Section 9.11 or the covenants and agreements of The Madison Square Garden Company (or MSG Company Successor, as applicable) under Article 14 (other than Sections 14.03, 14.04 and 14.15, and only insofar as Article 14 relates to its rights and obligations under Section 9.11).

(e) Certain Definitions: Capitalized terms used in this Section 9.11 but not defined in this Agreement shall have the meanings assigned to them in the A&R Holdings LLC Agreement (in the form attached hereto as Exhibit D).

(i) “MSG Company Termination Date” means the later of: (i) the later of (A) the date of payment in full of all amounts payable (including by issuance of Qualified MSG Stock or Qualified Successor Stock, if applicable) with respect to any Principal Good Leaver Put(s), Principal Early Leaver Put(s) or Principal Pre-Year 5 CoC Put exercised prior to the applicable date required by the A&R Holdings LLC Agreement (if any), or (B) if no such Put is made in accordance with the A&R Holdings LLC Agreement, the latest date on which a Principal is permitted to exercise a Principal Good Leaver

Put, Principal Early Leaver Put or Principal Pre-Year 5 CoC Put under the A&R Holdings LLC Agreement, and (ii) the earlier of: (x) if one or more Earn-Out Amount payments equal to the Earn-Out Amount Cap have been made in accordance with Section 2.03(b) and (c), the date of the last such payment (including by the issuance of Qualified MSG Stock or Qualified Successor Stock if applicable), (y) if an Earn-Out Qualification has not been achieved in respect of any TTM Period in accordance with Section 2.03(b) and (c), the 30th day following delivery to Parent of the applicable consolidated financial statements of the Company and its Subsidiaries for the Year 5 TTM Period or (z) if an Earn-Out Qualification has been achieved in accordance with Section 2.03(b) and (c) but not paid prior to the date referred to in clause (y), the date the applicable Earn-Out Amount payable in respect of such Earn-Out Qualification in accordance with Section 2.03(b) and (c) is paid in full in accordance with Section 2.03(b) and (c) (including by issuance of Qualified MSG Stock or Qualified Successor Stock, if applicable).

(ii) “Parent Successor” means a recipient of all or a portion of the Interest of Parent in accordance with the terms of the A&R Holdings LLC Agreement; provided, that The Madison Square Garden Company (or an MSG Company Successor, if applicable) shall not permit Parent (or a Parent Successor, if applicable) to transfer all or a portion of the Interest of Parent (or a Parent Successor, if applicable) unless the recipient (A) agrees to be bound by the requirements of this Section 9.11 and (B) makes the representations and warranties set forth in this Section 9.11 with respect to Parent, applied mutatis mutandis to such recipient.

(f) The Madison Square Garden Company hereby represents and warrants to the Member Representative that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to perform its obligations hereunder; (ii) it is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as now conducted; (iii) this Agreement has been duly executed and delivered by The Madison Square Garden Company and, assuming the due execution and delivery of this Agreement by the other parties hereto, The Madison Square Garden Company’s obligations hereunder constitute the legal, valid and binding obligation of The Madison Square Garden Company, enforceable against The Madison Square Garden Company in accordance with its terms except for Enforceability Exceptions; and (iv) the execution and delivery of this Agreement and performance of its obligations under this Agreement by The Madison Square Garden Company does not and will not violate, result in a breach (with or without the lapse of time, the giving of notice or both) of, or constitute a default (with or without notice or lapse of time or both) under, or require the consent or approval of any person or entity under any Contract, Law or Order that would have a material effect on the ability of The Madison Square Garden Company to fulfill its obligations hereunder, in each case to which The Madison Square Garden Company is a party or by which The Madison Square Garden Company is bound or to which its assets or properties are subject and which has not been obtained prior to the date hereof.

ARTICLE 10

[Reserved]

Section 10.01. Reserved.

ARTICLE 11

TAX MATTERS

Section 11.01. Tax Treatment. For U.S. federal income tax purposes, the parties hereto agree to treat the Merger and the Transactions, with respect to the Members, as a sale to Parent of Holdings Pre-Closing Interests for cash to the extent of the cash consideration received by the Members hereunder followed by a redemption of the Redeemable Holdings Interests. Parent shall cause Holdings to allocate all items of income, gain, loss, deduction or credit attributable to the taxable period of Holdings in which the Closing occurs based on a closing of Holding’s books as of the end of the Closing Date. To the extent permitted by Applicable Law, any Transaction Tax Deductions shall be treated as accruing on or prior to the Closing Date and shall be allocated to the taxable period of the Holdings that ends or is deemed to end on the Closing Date, and Parent shall not be allocated and shall not claim any such Transaction Tax Deductions. No party shall take a position on any Tax Return, before any Governmental Authority or in any proceeding, that is in any manner inconsistent with the Tax treatment described in this paragraph without the prior written consent of all of the other parties or unless specifically required pursuant to a determination by an applicable Governmental Authority.

Section 11.02. Tax Returns. All Acquired Entity Returns that relate to any Tax period that ends on or before the Closing Date shall be prepared and filed by Holdings in a manner reasonably determined by the Member Representative and consistent with each Acquired Entity’s and each of its Subsidiary’s past practice except as otherwise required by the provisions of this

Agreement or as otherwise required by a change in Applicable Law. Notwithstanding the foregoing, if the Transactions result in a deemed partnership termination pursuant to Section 708(b)(1)(B) of the Code, an election under Section 754 of the Code shall be made with respect to the predecessor partnership. Except as provided in this Agreement, without the prior written consent of the Member Representative, Parent shall not file any amended Acquired Entity Return or make any Tax election with respect to any Tax period that ends on or before the Closing Date unless otherwise required by Applicable Law. Acquired Entity Returns that relate to any Tax period that begins before and ends after the Closing Date (such period, a “Straddle Period”, and such Acquired Entity Returns, “Straddle Period Returns”) shall be prepared and filed by Holdings (A) in a manner reasonably determined by the Member Representative with respect to the pre-Closing portion of such Straddle Period Return to the extent that items in the post-Closing portion of the Straddle Period or subsequent periods are not affected and (B) in all cases, consistent with each Acquired Entity’s and each Subsidiary of an Acquired Entity’s past practice except as otherwise required by the provisions of this Agreement or A&R Holdings LLC Agreement or as otherwise required by a change in Applicable Law.

Section 11.03. Transfer Taxes. 50% of actual Transfer Taxes paid or required to be paid in connection with the Transactions (including any real property transfer Tax and any similar Tax) shall be deemed Transaction Expenses in accordance with the definition thereof, and the remaining 50% shall be borne by Parent; provided, however, that Parent’s liability to pay Transfer Taxes hereunder shall in no event exceed $200,000, and the entire amount of Transfer Taxes in excess of $400,000 shall be deemed Transaction Expenses. Parent will file, or cause to be filed, all necessary Tax Returns with respect to all such Transfer Taxes and will pay or cause to be paid all such Transfer Taxes.

Section 11.04. Cooperation on Tax Matters. Parent and the Holdings Pre-Closing Members shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax Return, any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Holdings shall (i) retain all books and records with respect to Tax matters pertinent to the Acquired Entities and the Subsidiaries relating to pre-closing periods until the expiration of any applicable statute of limitations, and to abide by all record retention agreements entered into with any Taxing Authority for all periods required by such Taxing Authority, and (ii) use commercially reasonable efforts to provide the Members with at least thirty (30) days prior written notice before destroying any such books and records, during which period any Member that so requests can elect to take possession, at their own expense, of a copy of such books and records.

Section 11.05. FIRPTA Certificate and W-9. On or prior to the Closing Date, the Holdings Pre-Closing Members or the Acquired Entities, as applicable, shall deliver to Parent IRS Forms W-9 and certificates in compliance with Treasury Regulation Sections 1.1445-2 or 1.1445-11T(d)(2), as applicable, certifying that the Transactions are exempt from withholding under Section 1445 of the Code; provided, that, notwithstanding anything in this Agreement to the contrary, Parent’s sole right if the Members or the Acquired Entities, as applicable, fail to provide such certificates shall be to make an appropriate withholding of Tax. Parent agrees that, if on or before the Closing Date it receives the statements described in this Section 11.05, no withholding under Section 1445 of the Code is required in connection with the transactions described in Article 2.

Section 11.06. 754 Elections. The Holdings Pre-Closing Members and Parent shall cause Holdings (i) to make valid elections under Section 754 of the Code, effective for the taxable years of Holdings and 632 N. Dearborn Operations, LLC including the Closing Date and (ii) to use commercially reasonable efforts to make a valid election under Section 754 of the Code, effective for the taxable year of IP BISC LLC including the Closing Date.

Section 11.07. Tax Contests. Notwithstanding anything to the contrary herein, the Member Representative shall control the conduct, through counsel of its own choosing and at the expense of the Holdings Pre-Closing Members, of any Proceeding with respect to Taxes of an Acquired Entity or any Subsidiary thereof, in each case, relating to any Tax period (or portion thereof) ending on or prior to the Closing Date; provided, however, that (i) the Member Representative shall not settle or compromise any such Proceeding in a manner that would adversely affect the Tax Liability of any Acquired Entity or Parent or any of its Affiliates for any Tax period (or portion thereof) following the Closing without the consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) and (ii) with respect to any such Proceeding that relates to a Tax period beginning before and ending after the Closing Date, (A) the A&R Holdings LLC Agreement shall govern the conduct of such Proceeding and (B) the Member Representative and Parent shall reasonably cooperate to sever the pre-Closing and post-Closing portions of any such Proceeding, if possible, or to treat such Proceeding as severed for purposes of exercising their rights under this Section 11.07.

Section 11.08. Refunds. Holdings shall, within ten (10) days after the receipt thereof, pay to the Member Representative for the benefit of and distribution to the Members as allocated at the direction of the Member Representative any net refunds or credits of Taxes attributable to any Acquired Entity or any Subsidiary thereof that relate to a Tax period (or portion thereof) ending on or prior to the Closing Date (determined in a manner consistent with the definition of Pre-Closing Taxes) in each case if actually received, applied against, credited to, or used to offset Taxes; provided, that, in each case, this sentence shall not apply to (a) any refund or credit included in the calculation of Final Adjusted Purchase Price, and (b) any refund or credit attributable to any Tax item or attribute arising in a Tax period (or portion thereof) beginning after the Closing Date. Parent will cooperate, and will cause each Acquired Entity and any Subsidiary thereof to cooperate in using commercially reasonable efforts to obtain any Tax refund that the Member Representative reasonably requests Holdings to obtain, including through filing appropriate forms with the applicable Taxing Authority.

ARTICLE 12

SURVIVAL; INDEMNIFICATION

Section 12.01. Survival. All of the representations, warranties, covenants and agreements of the parties (including the Holdings Pre-Closing Members pursuant to the Letters of Transmittal) contained in this Agreement, the Letters of Transmittal or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive (and not be affected in any respect by) the consummation of the Closing indefinitely and any investigation conducted by any party hereto and any information or knowledge which any party may have or receive. Notwithstanding the foregoing, other than for fraud: (i) the representations and warranties of the parties hereto contained in this Agreement (other than any Fundamental Representations and the representations and warranties in Section 4.15 (Taxes), Section 4.16(c), the first sentence of Section 4.16(d) insofar as it relates to Taxes, the last sentence of Section 4.16(d) and Section 4.16(g) (Employee Benefit Plans) (the representations and warranties referred to in this clause (i) other than the Fundamental Representations, collectively, the “Special Representations”)) or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the consummation of the Closing until the first anniversary of the Closing Date (the “Expiration Date”); (ii) the Fundamental Representations and the representations and warranties contained in the Letters of Transmittal shall survive the consummation of the Closing until the later of six years following the Closing Date and 60 days after the expiration of the applicable latest possible statutes of limitations of the underlying subject matter of such representations and warranties, determined on an individual representation and warranty basis; (iii) the Special Representations and the indemnification of Pre-Closing Taxes set forth in Section 12.02(a)(iii) shall survive the consummation of the Closing until the later of six years following the Closing Date and 60 days after the expiration of the applicable latest possible statutes of limitations of the underlying subject matter of such representations and warranties (or liability for such Pre-Closing Taxes), determined on an individual representation and warranty basis; and (iv) all covenants and agreements of the parties hereto parties (including the Holdings Pre-Closing Members pursuant to the Letters of Transmittal) contained in this Agreement, the Letters of Transmittal or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the consummation of the Closing indefinitely or for the shorter period explicitly specified therein. The representations and warranties, covenants and agreements of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith, and the applicable indemnity obligations for the inaccuracy or breach thereof that terminate pursuant to this Section 12.01, and the liability of any party to this Agreement with respect thereto pursuant to this Article 12, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, if set forth in a reasonably detailed written notice (specifying the circumstances giving rise to such claim, the estimated amount of Damages sought thereunder to the extent then reasonably ascertainable and the inaccuracy or breach giving rise to such claim or, to the extent the specification of such inaccuracy or breach is not reasonably practicable as of such date, a reasonably detailed specification of the potential inaccuracy or breach based on the facts available at the time of such notice) delivered to the applicable Indemnitor (or the Member Representative if a Member is the Indemnitor) prior to the expiration of the applicable survival period provided above.

Section 12.02. Indemnification.

(a) Indemnification by the Members. Effective at and after the consummation of the Closing and subject to Section 12.03, the Members shall, severally (pro rata based on such Member’s Holdings Allocation Percentage, or otherwise as determined by the Member Representative upon written notice to Parent), but not jointly (subject to the last sentence of Section 12.03(e)), indemnify Parent and its Affiliates and Representatives (excluding Holdings and its Subsidiaries, provided that for purposes of determining a De Minimis Breach pursuant to Section 12.03(b), the Damages of Holdings and its Subsidiaries shall be taken into account) (each, a “Parent Indemnitee”) against and hold each of them harmless from any and all Damages incurred by a Parent Indemnitee arising out of, relating to, resulting from, in connection with or otherwise in respect of:

(i) any inaccuracy or breach of any representation or warranty set forth in Article 4 or Article 5 as of the Closing (other than any representation or warranty made as of a certain date, in which case, as of such date), or in the certificates delivered pursuant to Section 2.10(a) (with respect to such representations and warranties) or Section 2.10(g) (each such breach of a representation or warranty, a “Group Warranty Breach”);

(ii) any breach of a covenant or agreement pursuant to this Agreement, the Restructuring Agreement or the Escrow Agreement made or to be performed by (x) an Acquired Entity prior to the consummation of the Closing or (y) the Member Representative, at any time (each such breach of a covenant or agreement, together with any Group Warranty Breach, a “Group Breach”);

(iii) (w) Pre-Closing Taxes of any Acquired Entity or any Subsidiary thereof, (x) obligations of any Acquired Entity or any Subsidiary thereof under unclaimed property and escheat Laws, to the extent actually paid to a Governmental Authority, arising out of gift cards issued prior to the Closing Date, (y) Transaction Expenses, to the extent not paid in connection with the Closing or pursuant to Section 2.12, including the matters set forth on Schedule 12.02(a)(iii) of the Disclosure Schedule, and (z) the portion of any Post-Closing New Venue Opening Expenses indirectly borne by Parent after the Closing (based on Parent’s Percentage Share (as defined in the A&R Holdings LLC Agreement)) that would not have been borne by Parent in accordance with the definition of New Venue Opening Amount had such Post-Closing New Venue Opening Expenses been paid prior to the Closing and incorporated in the calculation of the New Venue Opening Amount (i.e., because, based on the definition of New Venue Opening Amount, Parent (A) bears only fifty percent (50%) of any New Venue Opening Expenses and (B) is not obligated to bear any portion of New Venue Opening Expenses in excess of the New Venue Opening Amount Cap); or

(iv) (x) any error or inaccuracy in the Member Allocation Schedule attached as Annex D (including with respect to the Holdings Pre-Closing Percentages, Holdings Allocation Percentage, Rollover Class A Allocated Investment Percentages, or Rollover Class A Investment Percentage), in any allocation or apportionment of consideration or Liability by the Member Representative or any Liability under the Restructuring Agreement except to the extent resulting from any action taken by Parent in breach of the Transaction Documents, or in account wiring instructions delivered by the Member Representative or any Member; (y) any Liability (including any Proceeding with respect thereto) with respect to any Member or other holder of Equity Interests in an Acquired Entity or any Subsidiary thereof, with respect to such Member or holder’s capacity as a Member or holder of Equity Interests or otherwise relating to his, her or its relationship and rights as a Member or holder of Equity Interests (whether pursuant to an LLC Agreement, Side Letter or other Contract in respect of any Acquired Entity, such Member’s Letter of Transmittal, or any Liability with respect to Rollover Holdco in connection with the transaction contemplated by this Agreement, the Restructuring Agreement or the other Transaction Documents to the extent such claim is brought by a Member except to the extent resulting from any action taken by Parent in breach of the Transaction Documents) in an Acquired Entity or any Subsidiary thereof, whether such Liability (or Proceeding) involves Parent or an Affiliate of Parent, Rollover Holdco or an Acquired Entity or any Subsidiary thereof (or any manager, director, officer or employee of an Acquired Entity or any Subsidiary thereof) including, without limitation, any Proceeding brought by or against such Person or his, her or its heirs, successors or assigns, or other Persons on behalf of such Persons with respect to the consummation of the Closing or the other Transactions (including the Restructuring or Deal Approval, and including the adequacy or allocation of any consideration hereunder with respect to the Transactions or the obligations on any Member or holder of Equity Interests in an Acquired Entity or any Subsidiary thereof under the Letter of Transmittal, including any release thereunder or appointment of Member Representative as a representative), or this Agreement or the other Transaction Documents (excluding, for the avoidance of doubt, any indemnification claim against Parent to the extent duly made pursuant to Section 12.02(c)); or (z) any Member Released Claim.

(b) Additional Indemnification by the Members. Effective at and after the consummation of the Closing and subject to Section 12.03, each Member shall, severally but not jointly (subject to the last sentence of Section 12.03(e)), indemnify Parent Indemnitees against and hold each of them harmless from any and all Damages incurred by a Parent Indemnitee arising out of, relating to, resulting from, in connection with or otherwise in respect of:

(i) (x) any inaccuracy or breach of any representation or warranty of such Member set forth in Article 3 (other than Section 3.12) as of the Closing (other than any representation or warranty made as of a certain date, in which case, as of such date), a Letter of Transmittal or in the certificates delivered pursuant to Section 2.10(a) with respect to such representations and warranties, and (y) with respect to any Rollover Holdco Member, any inaccuracy or breach of any representation or warranty with respect to Rollover Holdco set forth in Section 3.12 (each such breach of a representation or warranty, a “Member Warranty Breach”);

(ii) any breach of a covenant or agreement made or to be performed by such Member pursuant to this Agreement (other than a Group Breach), the Restructuring Agreement or a Letter of Transmittal (each such breach of a covenant or agreement, together with any Member Warranty Breach, a “Member Breach”); or

(iii) For the avoidance of doubt, effective at and after the consummation of the Closing and subject to Section 12.03, with respect to any Rollover Holdco Member or Direct Rollover Member that is not an individual, the individual(s) listed opposite such Rollover Holdco Member’s or Direct Rollover Member’s name as set forth on Schedule 12.02(b)(iii) of the Disclosure Schedule, shall be jointly and severally liable with such Rollover Holdco Member or Direct Rollover Holdco

Member (subject to the last sentence of Section 12.03(e)) for any Damages of Parent Indemnitees to the extent that, and only with respect to such Rollover Holdco Member or Direct Rollover Member is liable hereunder (subject to the limitations hereunder), pro rata based on the percentage set forth opposite such Rollover Holdco Member’s or Direct Rollover Member’s name on Schedule 12.02(b)(iii) of the Disclosure Schedule.

(c) Indemnification by Parent. Effective at and after the consummation of the Closing and subject to Section 12.03, Parent shall indemnify the Members, the Management Sellers, the Managers and their respective Affiliates and Representatives (excluding Holdings and its Subsidiaries) (each a “Seller Indemnitee” and, together with any Parent Indemnitee, each an “Indemnitee”)) against and hold each of them harmless from any and all Damages incurred by a Seller Indemnitee arising out of, relating to, resulting from, in connection with or otherwise in respect of:

(i) any inaccuracy or breach of any representation or warranty of Parent and set forth in Article 6 as of the Closing (other than any representation or warranty made as of a certain date, in which case, as of such date) or in the certificate delivered pursuant to Section 2.10(d)(i) with respect to such representations and warranties (each such breach of a representation or warranty, a “Parent Warranty Breach”); or

(ii) any breach of a covenant or agreement made or to be performed by Parent or Parent Merger Sub pursuant to this Agreement or the Escrow Agreement (each such breach of a covenant or agreement, together with any Parent Warranty Breach, a “Parent Breach”).

It is understood and agreed that any claim for indemnification against Parent pursuant to this Section 12.02(c) shall only be enforceable by the Member Representative on behalf of the Seller Indemnitees in its sole and absolute discretion, provided, that a Seller Indemnitee shall be permitted to enforce this Section 12.02(c) directly in the case of defenses or counterclaims in connection with any claim brought by Parent against such Seller Indemnitee directly.

Section 12.03. Limitations on Indemnification.

(a) Notwithstanding anything in this Agreement to the contrary, other than for fraud, and subject to this Section 12.03 (including Section 12.03(e)) and Section 12.04), (i) in no event shall the cumulative indemnification obligations of the Members for all Group Warranty Breaches and Member Warranty Breaches (except for any inaccuracy or breach of the Fundamental Representations included in Article 4, the Special Representations or the representations and warranties in Section 4.06(d)), in the aggregate, exceed $15,000,000 (the “Business Cap”), (ii) in no event shall the cumulative indemnification obligations of the Members pursuant to Section 12.02(a)(i), (ii) and (iii)(z) and Section 12.02(b), except for any inaccuracy or breach of the representations and warranties in Section 4.06(d) or Section 4.15 (Taxes) with respect to federal, state and local income Taxes, in the aggregate, exceed $190,000,000 (the “Cap”), (iii) except with respect to breaches of the covenants and agreements made or to be performed pursuant to Section 7.04 (which shall only be paid directly by the applicable Principal(s)), in no event shall the indemnification obligations of the Members pursuant to Section 12.02(a) and Section 12.02(b), (x) in the aggregate, exceed the aggregate Closing Cash Consideration (including any adjustments pursuant to Section 2.12), plus any Earn-Out Amount(s) actually paid in accordance with Section 2.03(b) (including by issuance of Qualified MSG Stock or Qualified Successor Stock in accordance with Section 2.03(b)), plus any distributions from the Purchase Price Adjustment Escrow Fund received by the Members (or the Member Representative on behalf of the Members) pursuant to the terms of this Agreement, or, (y) with respect to any individual Member, exceed an amount equal to (A) the Purchase Price plus any Earn-Out Amount(s) actually paid in accordance with Section 2.03(b) (including by issuance of Qualified MSG Stock or Qualified Successor Stock in accordance with Section 2.03(b)), multiplied by (B) such Member’s Holdings Allocation Percentage. For the avoidance of doubt, with respect to the foregoing clause (iii)(y), irrespective of whether a Member delivers a Letter of Transmittal to the Member Representative, the limitation on indemnification of a Parent Indemnitee with respect to the Members shall be calculated as if such Member had submitted a Letter of Transmittal and such Member had received its allocable portion of the Purchase Price (and any Earn-Out Amount(s) actually paid in accordance with Section 2.03(b) (including by issuance of Qualified MSG Stock or Qualified Successor Stock in accordance with Section 2.03(b)) multiplied by such Member’s Holdings Allocation Percentage), and in the event of an indemnification obligation of such Member, the Member Representative shall pay the applicable amount out of the proceeds with respect to such Member held by the Member Representative to the applicable Parent Indemnitee notwithstanding the failure to receive such Letter of Transmittal but otherwise subject to the limitations on indemnification set forth in this Agreement. For the avoidance of doubt, with respect to this Section 12.03, the value of the Qualified MSG Stock or Qualified Successor Stock will be equal to the value attributed at the time of issuance pursuant to Section 2.03(b).

(b) With respect to indemnification of Parent Indemnitees by the Members for Group Warranty Breaches and Member Warranty Breaches pursuant to Section 12.02(a)(i) and Section 12.02(b)(i), other than for fraud or for the inaccuracy or breach of the Fundamental Representations, the Special Representations or the representations and warranties in Section 4.06(d), the Members shall not be liable (i) for any Group Warranty Breaches or Member Warranty Breaches with respect to which the aggregate Damages incurred by the Acquired Entities and their Subsidiaries, collectively, when taken together with their aggregate Damages with respect to any related Group Warranty Breach(es) or Member Warranty Breach(es), do not amount to more than $35,000 (such related Group Warranty Breach(es) or Member Warranty Breach(es) that do not exceed in the aggregate $35,000, a “De Minimis Breach”) (for the avoidance of doubt, solely for purposes of determining whether Damages exceed $35,000 for determining a De Minimis Breach, and without taking into consideration the fact that the Damages incurred by the Parent Indemnitees may have been less in respect of any such Group Warranty Breaches or Member Warranty Breaches) or (ii) unless the aggregate amount of Damages of Parent Indemnitees with respect to all Group Warranty Breaches or Member Warranty Breaches, other than De Minimis Breaches, exceeds $1,000,000 (the “Deductible”) and then only for amounts of Damages in excess of the Deductible.

(c) With respect to indemnification by Parent for Parent Breaches pursuant to Section 12.02(c)(i), other than for fraud or for the inaccuracy or breach of the Fundamental Representations (i) Parent shall not be liable (A) for any Parent Warranty Breaches for which the Damages with respect thereto, when taken together with the Damages with respect to any related Parent Warranty Breaches, do not amount to more than $35,000 (such Parent Warranty Breaches that do not exceed $35,000, a “Parent De Minimis Breach”) or (B) unless the aggregate amount of Damages with respect to all Parent Warranty Breaches, other than Parent De Minimis Breaches, exceeds the Deductible, and then only for amounts of Damages in excess of the Deductible, and (y) the maximum liability for all Parent Warranty Breaches (except for any inaccuracy in or breach of the Fundamental Representations) shall not exceed the Business Cap and (z) the maximum liability for all Parent Breaches shall not exceed the Cap.

(d) For purposes of indemnification under this Article 12, (i) each of the representations and warranties that contain any qualifications as to materiality, material or Group Material Adverse Effect (or any correlative terms) (other than such qualifications in Section 4.04(iv), Section 4.07(a), Section 4.08(a), Section 4.08(b), Section 4.16(a), the last sentence of Section 4.24, Section 6.04(iv), the definition of (except as provided in subclause (iv) thereof) and references to “Material Contracts” and for the avoidance of doubt, any dollar thresholds in Section 4.09 or Section 4.10(a)), each of which shall not be disregarded) and (ii) the representation and warranty in Section 4.05(a)(i) that contains qualification as to de minimis failures, shall be deemed to have been given as though there were no such qualifications in determining the Damages attributable to any such breach or inaccuracy and in determining whether there has been any breach of, or inaccuracy in, any representations or warranties hereunder.

(e) If a Parent Indemnitee becomes entitled to indemnification pursuant to Sections 12.02(a) or 12.02(b), except with respect to breaches of the covenants and agreements made or to be performed pursuant to Section 7.04 (which shall only be paid directly by the applicable Principal(s)), such indemnification payment will be made first out of the Indemnity Escrow Fund and, in the event the amount of the Indemnity Escrow Fund is not sufficient to satisfy such entitlement in full, in cash by the Indemnitor (subject to the other terms of this Article 12)); provided, solely in the event the amount of the Indemnity Escrow Fund is not sufficient to satisfy such entitlement in full, that in the case of an Indemnitor that is a Rollover Holdco Member (a “Rollover Holdco Member Indemnitor”), at such Rollover Holdco Member Indemnitor’s option (upon written notice to the Parent Indemnitee of the specifics of such election (including whether to transfer Class A Holdings Interests and/or Preferred Holdings Interests or a combination thereof, pursuant to clauses (ii) and (iii) below) no later than ten (10) days after incurrence of such indemnification obligation is finally determined to be due and owing, or if such election is not made within such period, upon Parent’s option), such indemnification obligation shall be payable in full pursuant to one or more of the following payment methods (subject to the terms herein): (i) payment of cash to the Parent Indemnitee by such Rollover Holdco Member Indemnitor, (ii) Rollover Holdco shall (x) Transfer (as defined in the A&R Holdings LLC Agreement) to Parent Class A Holdings Interests (valued at the Per Class A Holdings Interest Value in respect of such indemnification obligation) and/or Preferred Holdings Interests (valued at the Stated Early Put Value (as defined in the A&R Holdings LLC Agreement)) or a combination thereof, free and clear of all Liens in accordance with the terms of Article VI of the A&R Holdings LLC Agreement applicable to such Transfer, and (y) cancel for no consideration the Rollover Holdco Class A Common Units or Rollover Holdco Preferred Units (as applicable) corresponding to such Attributable Class A Common Units or Attributable Preferred Units (as applicable) of such Rollover Holdco Member, (iii) (x) Rollover Holdco shall distribute a number of Class A Holdings Interests (valued at the Per Class A Holdings Interest Value in respect of such indemnification obligation) and/or Preferred Holdings Interests (valued at the Stated Early Put Value (as defined in the A&R Holdings LLC Agreement)) or a combination thereof to such Rollover Holdco Member Indemnitor in full redemption of an equivalent number of Rollover Holdco Class A Units or Rollover Holdco Preferred Units (as applicable) held by such Rollover Holdco Member Indemnitor and concurrently (y) such Rollover Holdco Member Indemnitor shall Transfer such Class A Holdings Interests or Preferred Holdings Interests (as applicable), free and clear of all Liens, to Parent in accordance with the terms of Article VI of the A&R Holdings LLC Agreement applicable to such Transfer, (iv) with respect to a Direct Rollover Member, such Direct Rollover Member shall Transfer to Parent Class A Holdings Interests (valued at the Per Class A Holdings Interest Value in respect of such indemnification obligation), free and clear of all Liens in accordance with the terms of Article VI of the A&R Holdings LLC Agreement applicable to such Transfer, and/or (v) assignment of amounts distributable to such Rollover Holdco Member Indemnitor under the A&R Holdings LLC Agreement (including under Section 2.1 therein) to such Parent Indemnitee (such principal amount of indemnification payable by assignment of distributions, the “Principal Amount”), with interest accruing on such Principal Amount at a rate of five percent (5%) per annum, compounded semiannually from the date such indemnification obligation is finally determined to be due and payable; provided, further, that if the entire Principal Amount is not paid prior to the earlier of (x) the second anniversary of the date such indemnification obligation is finally determined to be due and payable, and (y) in the case of a finally determined indemnification obligation, the date such

Rollover Holdco Member Indemnitor Transfers (as defined in the A&R Holdings LLC Agreement) any of his, her or its Class A Holdings Interests, the entire amount of such obligation, including the Principal Amount (to the extent unpaid) and any interest accrued as of such date, shall be due and payable by the Rollover Holdco Member Indemnitor by either of the methods set forth in clauses (i), (ii) and (iii) above (such payment to be made in the sole discretion of the Parent Indemnitee), and/or the Parent Indemnitee shall be entitled to set off and withhold any amounts owed or payable to such Rollover Holdco Member Indemnitor (whether under this Agreement or another Transaction Document, other than an Employment Agreement) in respect of such outstanding amount. Notwithstanding anything to the contrary contained in this Agreement, with respect to any claim under Section 12.02(a) or 12.02(b) other than breaches of the covenants and agreements made or to be performed pursuant to Section 7.04 (which shall only be paid directly by the applicable Principal(s)), the Parent Indemnitee shall be entitled to collect the entire amount of his, her or its Damages from the Indemnity Escrow Fund without regard to the Members’ pro rata share of the Indemnity Escrow Fund (based on such Member’s Holdings Allocation Percentage or otherwise).

(f) No Acquired Entity or Parent Contribution. Notwithstanding anything in this Agreement to the contrary (but for the avoidance of doubt, without limiting Parent’s specified indemnification obligations under Section 12.02(c)) or any rights of any Member, officers, managers, directors and employees of each Acquired Entity and each of their respective Subsidiaries pursuant to Section 7.06): (i) each of the Members, Management Sellers, Rollover Holdco, Rollover Holdco Members, Direct Rollover Members, Member Representative and Acquired Entities acknowledges and agrees that he, she or it does not have any right of indemnification, contribution or reimbursement from or remedy against Parent, Parent Merger Sub, or their respective Affiliates, or the Acquired Entities or any of their respective Subsidiaries, as a result of any indemnification he, she or it is required to make under this Agreement or the other Transaction Documents, arising out of, based upon or resulting from the breach or inaccuracy of any representation, warranty, covenant, agreement or other obligation of the Members, Management Sellers, Rollover Holdco, Rollover Holdco Member, Direct Rollover Member or, prior to the Closing, any Acquired Entity contained in this Agreement or in the other Transaction Documents, or in any certificate, document or other instrument delivered in connection herewith or therewith, including any representation or warranty by or with respect to (A) (x) the Acquired Entities or their respective Subsidiaries contained in Article 4 of this Agreement or in any of the other Transaction Documents, (y) Rollover Holdco contained in Article 3 of this Agreement or in any of the other Transaction Documents, or (z) the Member Representative contained in Article 5 of this Agreement or in any of the other Transaction Documents, or (B) any covenant, agreement or other obligation by or with respect to the Acquired Entities or their respective Subsidiaries, Rollover Holdco or the Member Representative that is required to be performed at or prior to the consummation of the Closing, and (ii) each of the Members, Management Sellers, Rollover Holdco, Rollover Holdco Members, Direct Rollover Members, Member Representative and Acquired Entities hereby releases, waives and forever discharges any right to indemnification, contribution or reimbursement that he, she or it may have at any time against Parent, Parent Merger Sub, or their respective Affiliates, or the Acquired Entities or their respective Subsidiaries, under or arising out of the breach or inaccuracy of any representation, warranty, covenant, agreement or other obligation of any Member, Management Seller, Rollover Holdco, Rollover Holdco Member, Direct Rollover Member, the Member Representative or Acquired Entity contained in this Agreement, or the other Transaction Documents, arising out of, based upon or resulting from the breach or inaccuracy of any representation, warranty, covenant, agreement or other obligation of the Members, Management Sellers, Rollover Holdco, Rollover Holdco Members, Direct Rollover Member or any Acquired Entity contained in this Agreement or in the other Transaction Documents, or in any certificate, document or other instrument delivered in connection herewith or therewith, including any representation or warranty by or with respect to (1) (aa) the Acquired Entities or their respective Subsidiaries contained in Article 4 of this Agreement or in any of the other Transaction Documents, (bb) Rollover Holdco contained in Article 3 of this Agreement or in any of the other Transaction Documents, or (cc) the Member Representative contained in Article 5 of this Agreement or in any of the other Transaction Documents, or (2) any covenant, agreement or other obligation by or with respect to the Acquired Entities or their respective Subsidiaries, Rollover Holdco or the Member Representative that is required to be performed at or prior to the consummation of the Closing.

Section 12.04. Exclusive Remedy. Without limiting the effect of any other limitation set forth in this Agreement, other than for fraud or with respect to any claims under Section 9.11 (which claims may only be brought in accordance with Section 9.11(d) and with respect to breaches of Section 9.11) or with respect to any claims under Section 2.03(b)(iv) (which claims may only be brought in accordance with Section 2.03(b)(iv) and with respect to breaches of Section 2.03(b)(iv)), from and after the consummation of the Closing, the indemnification provisions of Section 12.02 (together with the related provisions of the Escrow Agreement) shall, except with respect to Section 2.11 or Section 2.14, be the sole and exclusive monetary remedy of the parties following the consummation of the Closing for any and all inaccuracies or breaches or alleged inaccuracies or breaches of any representations or warranties or breaches or alleged breaches of any covenants or agreements of the parties in this Agreement, the Restructuring Agreement, the Letters of Transmittal, the officer certificates delivered pursuant to Section 2.10 or the Transactions (other than the Employment Agreements and the A&R Holdings LLC Agreement).

Section 12.05. Indemnification Procedures for Non-Third Party Claims. Prior to any applicable expiration date under Section 12.01, if an Indemnitee has incurred Damages, other than in connection with a Third Party Claim (as defined below), such Indemnitee shall promptly deliver to the applicable Member(s) or Parent subject to an indemnity obligation to such Indemnitee pursuant to Section 12.02 (an “Indemnitor”) or, in the event the Indemnitor is a Member, the Member Representative a notice signed by any officer thereof (or in the event the Indemnitee is not an entity, signed by the Indemnitee) (an “Indemnity Notice”) (i) stating that such Indemnitee has incurred Damages and (ii) specifying in reasonable detail (to the extent available) the individual items of Damages included in the amount so stated and the nature of the breach of warranty or covenant to which such item is related. After the giving of any Indemnity Notice, the amount of Damages to which the Indemnitee shall be entitled in respect thereof shall be determined: (x) by a written agreement between the Indemnitor and Indemnitee expressly stating that it is an agreement made pursuant to this Section 12.05 or (y) by a final judgment or decree of any court having jurisdiction over the party against which such determination is to be enforced; provided, however, that the failure by an Indemnitee to deliver an Indemnity Notice promptly shall not prevent any Indemnitee from being indemnified hereunder for any Damages, except to the extent that the failure to so promptly notify the Indemnitor materially prejudices the Indemnitor.

Section 12.06. Indemnification Procedures for Third-Party Claims.

(a) An Indemnitee shall give prompt notice in writing to the Indemnitor (or, in the event the Indemnitor is a Member, to the Member Representative) of the assertion of any claim or the commencement of any suit, action or proceeding by any Third Party (“Third Party Claim”) in respect of which indemnity may be sought pursuant to Section 12.02. Such notice shall set forth in reasonable detail such Third Party Claim and the basis for indemnification (taking into account the information then available to the Indemnitee). The failure to so notify any Indemnitor (or, in the event the Indemnitor is a Member, the Member Representative) shall not relieve any Indemnitor of its obligations hereunder, except to the extent such failure shall have materially prejudiced the Indemnitor.

(b) The Indemnitor shall be entitled to participate in the defense of any Third Party Claim, and if the Indemnitor (or, in the event the Indemnitor is a Member, the Member Representative), elects to do so by giving the Indemnitee a Control Notice (if permitted to make such election in accordance with the definition of such term or by Parent’s prior written consent) within thirty (30) days after receipt of written notice of such Third Party Claim (and the other information required pursuant to Section 12.06(a)), then, subject to the other limitations set forth in this Section 12.06, such Indemnitor shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense (in each case, subject to Section 12.06(d)).

(c) If the Indemnitor shall assume the control of the defense of any Third Party Claim in accordance with the provisions of Section 12.06(b), (x) the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Third Party Claim, if such settlement does not release the Indemnitee and its Affiliates from all Liabilities with respect to such Third Party Claim or the settlement requires an admission of fault or imposes injunctive or other equitable relief against the Indemnitee or any of its Affiliates, (y) the Indemnitee shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose (the fees and expenses of such separate counsel shall be paid by the Indemnitee unless (A) such Third Party Claim seeks an order, injunction or other equitable relief against any Indemnitee or any of its Affiliates (other than Holdings or its Subsidiaries), (B) the Indemnitee is named as a defendant in such Third Party Claim, or (C) the Indemnitee determines with advice of counsel that there may be one or more legal defenses available to Indemnitee that are different from or additional to those available to the Indemnitor or, in the case named as defendants, Holdings or its Subsidiaries, or that a conflict of interest among any of such parties may exist in respect of such Third Party Claim, in which case of clauses (A), (B) or (C), the fees and expenses of such separate counsel shall be paid by the Indemnitor)), and (z) the Indemnitor (or, in the event the Indemnitor is a Member, the Member Representative) shall keep the Indemnitee reasonably apprised (including by reasonably prompt delivery of copies of all filed documentation and reasonable consultation rights) of all material events with respect to such Third Party Claim. Notwithstanding anything to the contrary contained in this Article 12 or in the A&R Holdings LLC Agreement, Section 11.07 shall govern the conduct of any Proceeding with respect to Taxes of an Acquired Entity or any Subsidiary thereof to the extent provided therein and the A&R Holdings LLC Agreement shall govern the conduct of any Proceeding if and to the extent so provided in Section 11.07 or if such Proceeding is not otherwise addressed by Section 11.07.

(d) If the Indemnitor (or in the event the Indemnitor is a Member, the Member Representative) elects not to assume the defense, settlement, adjustment or compromise of an asserted Liability, fails to timely and properly notify the Indemnitee of his, her or its election as herein provided (including the information required pursuant to Section 12.06) and fails to cure such failure within five (5) days following written notice to such Indemnitor of such failure, or, at any time after assuming such defense, fails to diligently defend against such Third Party Claim in good faith (and fails to cure such failure within twenty (20) days following written notice to such Indemnitor of such failure), fails to reasonably demonstrate that such Indemnitee has access to sufficient resources to pay the amount of any Damages of the Indemnitee in connection with such Third Party Claim (as required pursuant to clauses (i)(B) and (ii)(B) respectively of the definition of “Control Notice” herein) or if the Indemnitee is otherwise entitled pursuant to this Agreement to have control over the defense, settlement or compromise of such Third Party Claim, then (i) Holdings shall, in the case of any Third Party Claim arising out of, relating to, resulting from, in connection with or otherwise in respect of any inaccuracy or breach of any representation or warranty that is subject to the Business Cap pursuant to Section 12.03(a), at Holdings’ expense, pay, defend, settle, adjust or compromise such Third Party Claim and such expenses of Holdings shall be included in the calculation of the

Indemnitees’ Damages (as determined in accordance with Section 12.07(c)) in the event such inaccuracy and/or breach has occurred, and (ii) in the case of any other Third Party Claim, Indemnitee may pay, defend, settle, adjust or compromise such Third Party Claim (subject to the prior written consent of the Indemnitor (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Third Party Claim) and such expenses of Indemnitee shall be included in the calculation of the Indemnitees’ Damages payable to the Indemnitee hereunder in the event such inaccuracy, breach and/or other indemnifiable event pursuant Section 12.02 has occurred. If Holdings has assumed the defense of a Third Party Claim in accordance with this Section 12.06(d), then the parties agree that the defense of such claim by Holdings, including all decisions as to the manner in which such Third Party Claim is defended, shall be directed by Indemnitee subject only to (x) the approval of the settlement of such Third Party Claim by Indemnitor in accordance with the immediately preceding sentence of this Section 12.06(d) and (y) any approval rights with respect to such settlement pursuant to Section 4.1(g)(i)(C)(III) of the A&R Holdings LLC Agreement.

(e) Each party shall cooperate, and cause their respective affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. In addition, the party controlling the defense of any Third Party Claim shall make reasonably available its employees involved in the defense of such third Party Claims on a mutually convenient basis (at reasonable regular intervals) for providing additional information and explanation of any issues, material defense decisions and/or strategies, and reasonably timely updates on the status of any such Proceedings.

Section 12.07. Calculation of Damages.

(a) No Indemnitee shall be required to mitigate any Damages for which such Indemnitee seeks indemnification under this Agreement. The amount of any Damages payable under Section 12.02 shall be net of any amounts actually recovered by the Indemnitee under applicable insurance policies or other Contracts or from any other Person (net of any applicable deductible or increase in insurance premiums (including retro-premium adjustments); provided that the Indemnitee shall have no obligation to pursue or continue the pursuit of any such recovery. If the Indemnitee receives any amounts under applicable insurance policies or from any other Person responsible for any Damages subsequent to receipt of funds from the Indemnitors, then such Indemnitee shall promptly reimburse the Indemnitors for any funds delivered or expense incurred by the Indemnitors in connection with the delivery of such funds up to the amount received by the Indemnitee, net of any expenses (including any increase in insurance premiums (including retro-premium adjustments)) incurred by such Indemnitee (or its Affiliates) in collecting such amount.

(b) Neither the Members nor Parent shall be liable under Section 12.02 for any Damages (x) to the extent that there is a specific liability or reserve relating to such matter that is included (A) in the Group Balance Sheet (solely in respect of litigation-related, bad debt or customer deposit reserves made in accordance with GAAP and specifically attributed to the applicable litigation, account receivable or customer deposit that is the subject of such indemnification claim under Section 12.02(a)(i)) or (B) in the calculation of Closing Indebtedness or Closing Net Working Capital, in each case, as finally determined pursuant to Section 2.14, or (y) to the extent such Damages are otherwise taken into account in the calculations of the amount of the Final Adjusted Purchase Price.

(c) For the avoidance of doubt, subject to the determination of De Minimis Breaches set forth in Section 12.03, the amount of any Damages incurred by a Parent Indemnitee arising out of, relating to, resulting from, in connection with or otherwise in respect of any Damages incurred by Holdings or its Subsidiaries shall be deemed for all purposes herein, to the extent that any Parent Indemnitee is entitled to indemnification in accordance with this Article 12, to be the proportionate amount of such Damages sustained by any Acquired Entities or any of their Subsidiaries (i.e., based on Parent’s Percentage Share (as defined in the A&R Holdings LLC Agreement)) as of immediately following the consummation of the Closing.

Section 12.08. Member Representative. With respect to the matters for which the Members are obligated to provide or are entitled to indemnification pursuant to Section 12.02(a) or 12.02(b), notwithstanding anything to the contrary contained in this Agreement, the Member Representative shall make or receive all notices, waivers and consents applicable to the Members on behalf thereof and Parent shall be obligated only to provide written notice to the Member Representative (who shall be deemed the “Indemnitor” or “Indemnitee”, as the case may be, which respect to all notices, waivers and consents applicable to the Member under Article 12).

Section 12.09. Treatment of Adjustments. Unless otherwise required by Applicable Law, any amount paid by the Members or Parent under Section 12.02 will be treated as an adjustment to the Adjusted Purchase Price for all federal, state, local and foreign Tax purposes, and the parties shall file their Tax Returns accordingly unless otherwise required by Applicable Law.

ARTICLE 13

[Reserved]

Section 13.01. Reserved.

ARTICLE 14

MISCELLANEOUS

Section 14.01. Notices. All notices or other communications required or permitted hereunder shall be given in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express or personal delivery against receipt to the party to whom it is given, in each case, at such party’s following address or such other address as such party may hereafter specify by notice to the other parties hereto given in accordance herewith:

if to Parent, Parent Merger Sub, The Madison Square Garden Company, the Earn-Out Guarantor or, following the Closing, any Acquired Entity, to:

The Madison Square Garden Company

Two Pennsylvania Plaza

New York, New York 10121

Attention:	President
General Counsel

with copies, which shall not constitute notice, to:

The Madison Square Garden Company

Two Pennsylvania Plaza

New York, New York 10121

Attention: General Counsel

and

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Kenneth A. Lefkowitz

if to the Member Representative, any Member, Management Seller, Rollover Holdco Member, Rollover Holdco or, prior to the Closing, any Acquired Entity to:

TAO Group

1350 Avenue of the Americas, Suite 710

New York, NY 10019

Attention:	Marc Packer
Richard Wolf
Noah Tepperberg
Jason Strauss

with copies, which shall not constitute notice, to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:	Ariel J. Deckelbaum
Robert B. Schumer

Any such notice or other communication shall be deemed to have been given as of the date so personally delivered (or, if delivered after normal business hours, on the next business day), on the next business day when sent by overnight delivery services or five days after the date so mailed if by certified or registered mail.

Section 14.02. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Parent and the Member Representative (subject to (x) clause (i) of Section 14.14(a), and (y) with respect to Section 9.11 or Section 2.03(b)(iv) or any addition to the scope of the representations, warranties, covenants and agreements provided by The Madison Square Garden Company or the Earn-Out Guarantor respectively under this Agreement as of the date of this Agreement, the written consent of The Madison Square Garden Company or the Earn-Out Guarantor, as applicable) or, in the case of a waiver, by Parent (in the case of any waiver against Parent or Parent Merger Sub) or by the Member Representative (in the case of any waiver against any Management Seller, Rollover Holdco, other Rollover Holdco Member, Direct Rollover Member or Acquired Entity (subject to clause (i) of Section 14.14(a)).

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 14.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, that (x) the Transaction Expenses of each Acquired Entity shall be borne by the Members pursuant to the deduction thereof in the definitions of “Cash Purchase Price”, or if not paid in connection with the Closing or pursuant to Section 2.12, to be paid in accordance with Article 12; and (y) the Debt Financing Expenses shall be borne entirely by Holdings, and promptly after the consummation of the Closing, Holdings shall reimburse Parent and the Management Sellers, Direct Rollover Members and other Rollover Holdco Members and their respective Affiliates in respect of any Debt Financing Expenses incurred by them.

Section 14.04. Disclosure Schedule. The parties hereto agree that any reference in a particular Schedule of the Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties is readily apparent on the face of such disclosure. The mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is reasonably likely to be material or have a Group Material Adverse Effect.

Section 14.05. Binding Effect; Benefit; Assignment.

(a) This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, the respective heirs, executors, administrators, personal representatives, successors and permitted assigns of each of the parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns, except as otherwise provided in Section 14.02(a) and the proviso to Section 14.02(a) (which are intended to be for the benefit of the Persons identified therein). Notwithstanding the foregoing, (i) the indemnified Persons (in accordance with Section 7.06) shall be third party beneficiaries to the covenants and obligations set forth in Section 7.06; and (ii) the Members, Management Sellers and their Affiliates, and Members’ Counsel (including their partners and employees) shall be third party beneficiaries of Section 14.13. Any assignment in violation of this Agreement shall be null and void ab initio.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any rights with respect to all or any portion of an Earn-Out Amount) without the consent of each other party hereto, provided that (i) Parent and Parent Merger Sub may assign any or all of their respective rights, interests and obligations hereunder to one or more wholly-owned direct or indirect subsidiaries of The Madison Square Garden Company (provided that such assignment shall not relieve Parent of its obligations hereunder) and (ii) each Member may assign any or all of his, her or its respective rights with respect to all or any portion of the Earn-Out Amounts due and payable to such Member (A) with respect to any Member that is an individual: (1) to a trust solely for the benefit of such individual or the members of such individual’s immediate family with such individual acting as trustee of such trust and retaining control thereunder for so long as such individual is physically able; or (2) to an entity that is owned solely by such individual and the members of such individual’s immediate family with such individual retaining authority to appoint all of the directors (or persons serving in a similar capacity) for so long as such individual is physically able or (B) to any wholly-owned Affiliate.

Section 14.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 14.07. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates, but excluding matters determined by the Accounting Firm pursuant to Section 2.11 or Section 2.14) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14.01 shall be deemed effective service of process on such party.

Section 14.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

Section 14.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 14.10. Entire Agreement. This Agreement, the Transaction Documents and the Confidentiality Agreement embody the entire agreement and understanding of the parties and their respective Affiliates with respect to the transactions and merges in, supersedes and cancels all prior written or oral commitments, arrangements or understandings with respect thereto.

Section 14.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the fullest extent possible.

Section 14.12. Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with the terms hereof. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that there is adequate remedy at law. Any party seeking an injunction or injunctions to prevent breaches of this Agreement when expressly available pursuant to the terms of this Agreement and to enforce specifically the terms and provisions of this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 14.13. Waiver of Conflicts Regarding Representation. Recognizing that Paul, Weiss, Rifkind, Wharton & Garrison LLP, Stern Tannenbaum & Bell LLP, Andrews Kurth Kenyon LLP, Jackson Lewis P.C., Grubman Shire & Meiselas, P.C. and Fishman & Decea, LLP (“Members’ Counsel”) have acted as legal counsel to the Members, the Management Sellers, the Acquired Entities and their respective Subsidiaries prior to the Closing, and that Members’ Counsel may act as legal counsel to the Members, the Management Sellers and/or their Affiliates after the Closing, (i) each of Parent and each Acquired Entity hereby waives, on its own behalf and agrees to cause its respective Affiliates to waive, any conflicts that may arise in connection with any of Members’ Counsel representing the Members, the Management Sellers and/or their Affiliates after the Closing relating to Members’ Counsel’s representation prior to the Closing, and (ii) each of Parent, each Acquired Entity and each of their respective Subsidiaries hereby agrees that, in the event that a dispute arises between or among any of Parent or any of their respective Affiliates (including, after the Closing, each Acquired Entity and each of their respective Subsidiaries), on the one hand, and any Member, Management

Seller and/or their Affiliates (including, prior to the Closing, each Acquired Entity and each of their respective Subsidiaries), on the other hand, each of the parties hereto agree that any of Members’ Counsel may, to the extent permitted by applicable ethics rules, represent any Member, Management Seller and/or their Affiliates in such dispute even though the interests of such Member, Management Seller and/or such Affiliate may be directly adverse to Parent, an Acquired Entity or any of their respective Affiliates at that time (including, after the Closing, each Acquired Entity and each of their respective Subsidiaries), and even though Members’ Counsel may have represented the Acquired Entities and their respective Subsidiaries in a matter substantially related to such dispute, or may be handling ongoing matters for the Members, Management Sellers and/or their Affiliates, Parent and each Acquired Entity hereby waive, on behalf of themselves and each of their respective Affiliates, any conflict of interest in connection with such representation by any of Members’ Counsel relating to Members’ Counsel’s representation prior to the Closing. Parent further agrees that, as to all communications among any of Members’ Counsel, the Acquired Entities and their respective Subsidiaries that directly and specifically relate to the transactions contemplated by this Agreement, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege, belong solely to the Member Representative in any dispute with Parent or its Affiliates (including, after the Closing, each Acquired Entity and each of their respective Subsidiaries) and shall be solely controlled by the Member Representative in any dispute with Parent or its Affiliates (including, after the Closing, each Acquired Entity and each of their respective Subsidiaries). Notwithstanding the foregoing, if a dispute arises after the Closing between Parent or any Acquired Entity, on the one hand, and a third party other than (and unaffiliated with) the Members, Management Sellers and their Affiliates, on the other hand, then Parent or Affiliate (to the extent applicable) may assert the attorney-client privilege to prevent disclosure to such third party of confidential communications by a Members’ Counsel, and, in relation to such dispute, no Member, Management Seller, or Affiliate of either shall be permitted to waive its attorney-client privilege with respect to such confidential communications without Parent’s prior written consent. The parties hereto agree to take, and to cause their respective Affiliates to take, all steps necessary to implement the intent of this Section 14.13. Parent acknowledges, on behalf of itself and its Affiliates (including, after the Closing, each Acquired Entity and each of their respective Subsidiaries), that each has had the opportunity to discuss and obtain adequate information concerning the significance and material risks of, and reasonable available alternatives to, the waivers, permissions and other provisions of this Agreement, including the opportunity to consult with counsel other than a Members’ Counsel. This Section 14.13 is for the benefit of the Members, Management Sellers and their Affiliates, and Members’ Counsel (including their partners and employees), each of which are intended third-party beneficiaries of this Section 14.13.

Section 14.14. Member Representative.

(a) Pursuant to the Deal Approval, and in any event upon the delivery (whether prior to the date of this Agreement or otherwise) of an executed Letter of Transmittal to Parent in accordance with this Agreement and without any further action on the part of any Member, each Member shall thereby, and each Management Seller or other Rollover Holdco Member and, solely with respect to the period prior to the consummation of the Closing, Rollover Holdco and each Acquired Entity does hereby, irrevocably appoint the Member Representative as the sole representative of such Member, Management Seller or other Rollover Holdco Member or, solely with respect to the period prior to the consummation of the Closing, Rollover Holdco and each Acquired Entity as the case may be (each, a “Represented Party”), to act as the agent and on behalf of such Represented Party regarding any matter relating to or under this Agreement, the Escrow Agreement, the Credit Agreement and the Letters of Transmittal (the “Represented Documents”) including for the purposes of (i) executing and delivering the Represented Documents (it being understood that no amendment thereto shall be made that by Law requires further approval by such Represented Party without such further approval), and taking all actions required or permitted to be taken under such Represented Documents, (ii) on behalf of the Members, (x) directing the Escrow Agent to make payment of the Escrow Funds in accordance with Section 2.14, Article 12 and the Escrow Agreement, (y) agreeing to, negotiating, entering into settlements and compromises of and complying with orders of courts and awards of arbitrators with respect to Section 2.14, Article 12 and the Escrow Agreement and (z) acting for the Members with regard to all matters pertaining to indemnification pursuant to Section 2.14, Article 12 and the Escrow Agreement, including the power to compromise any claim on behalf of the Members thereunder and to transact matters of litigation or other claims and to bring any Proceeding on behalf of the Members under Section 2.03(b)(iv), Article 12, Section 9.11 or Section 14.05, (iii) giving, receiving and forwarding all notices and communications required to be given or received by the Represented Parties under the Represented Documents and in connection with any of the Transactions, including receiving service of process in connection with any claims thereunder, (iv) engaging attorneys, accountants, financial and other advisors, paying agents and other Persons necessary or appropriate, in the sole discretion of the Member Representative in the performance of its duties under the Represented Documents, and authorizing and directing the disbursement of funds to pay the fees and expenses of such Persons (v) granting any consent, approval or waiver on behalf of the Members, the Management Sellers or other Rollover Holdco Member or, prior to the Closing, the Acquired Entities under this Agreement prior to, at and following the Closing (including pursuant to Section 14.02); and (vi) taking all actions or refraining from doing any further act or deed on its own behalf or on behalf of any Represented Party that the Member Representative deems necessary or appropriate in its discretion relating to the subject matter of the Represented Documents, as fully and completely as the Represented Parties could do if personally present. All decisions and actions by the Member Representative are binding upon all Represented Parties, and no Represented Party shall have the right to object, dissent, protest or otherwise contest the same. As the representative of the Represented Parties under this Agreement, the Member Representative shall act as the agent for all Represented

Parties, shall have authority to bind each such Represented Party in accordance with this Agreement, and Parent may rely on such appointment and authority until the receipt of notice of the appointment of a successor in accordance with Section 14.14(d). Parent may conclusively rely upon, without independent verification or investigation, all decisions made by the Member Representative in connection with the Represented Documents in writing.

(b) The Member Representative shall be entitled to retain counsel and to incur such costs as the Member Representative deems to be necessary or appropriate in connection with the performance of its obligations under this Agreement, and the Member Representative shall be reimbursed by the Members for all such fees and expenses (including reasonable attorneys’ fees and expenses and any fees and costs of the Accounting Firm pursuant to Section 2.09 or Section 2.14). In furtherance of the foregoing, Parent shall deposit the Expense Holdback Amount with the Member Representative in accordance with Section 2.10(d)(v) in order for the Member Representative to pay any such fees and expenses. As soon as practicable following the completion of all procedures described under Section 2.14, Section 12.01 and the Escrow Agreement, the Member Representative shall deliver the balance of the Expense Holdback Amount (if any) to the Holdings Pre-Closing Members (in proportion to the amount the Closing Merger Consideration payable to such Holdings Pre-Closing Member pursuant to Section 2.02(c) was reduced by such Expense Holdback Amount).

(c) The Member Representative (in its capacity as such) shall not be liable to any Represented Party, Parent, Parent Merger Sub or any other person in the absence of its gross negligence or willful misconduct. The Members shall, severally (pro rata in accordance with each Member’s Holdings Allocation Percentage), but not jointly, indemnify, defend and hold harmless the Member Representative and its successors and assigns from and against any and all Damages arising as a result of or incurred in connection with any actions taken or omitted to be taken by the Member Representative, in each case as such Damages are incurred or suffered; provided, however, that in the event it is finally adjudicated that such Damages or any portion thereof were primarily caused by the gross negligence or willful misconduct of the Member Representative, the Member Representative will reimburse the Members the amount of such indemnified Damages attributable to such gross negligence or willful misconduct. If not paid directly to the Member Representative by the Members, any such Damages may be recovered by the Member Representative from amounts released from the Escrow Funds to the Members after the Expiration Date in accordance with Section 2.15 and the terms of the Escrow Agreement and/or the Expense Holdback Amount; provided, however, that this does not relieve the Members from their obligation to promptly pay such Damages as such Damages are suffered or incurred, nor does it prevent the Member Representative from seeking any remedies available to it at Law or otherwise.

(d) All of the immunities granted to the Member Representative under this Agreement shall survive the Closing and/or any termination of this Agreement. The grant of authority provided for herein is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any of the Represented Parties, but shall terminate with respect to the Acquired Entities upon the consummation of the Closing.

(e) The Member Representative may be changed from time to time upon written notice from the Members to Parent; provided, however, that the Member Representative may not be removed unless Members representing a greater than fifty percent (50%) Holdings Allocation Percentage agree in writing to such removal and to the identity of the substituted Member Representative and such substituted Member the substitution is reasonably acceptable to Parent. Upon any resignation of the Member Representative, or any other vacancy in the position of the Member Representative, such vacancy may be filled by such a majority.

Section 14.15. Releases.

(a) Each Principal, Rollover Holdco Member, Direct Rollover Member and each other Equityholder (together with the Principals, Rollover Holdco Members and Direct Rollover Members, the “Member Releasor”) hereby agrees that, in consideration of benefits he, she or it will receive in connection with the Transactions, effective upon the consummation of the Closing, he, she or it knowingly and voluntarily irrevocably releases and forever discharges (i) the Acquired Entities (ii) the respective Subsidiaries of the Acquired Entities, (iii) Rollover Holdco, and (iv) the respective managers, officers, agents and representatives of the Acquired Entities, their respective Subsidiaries and Rollover Holdco (collectively clauses (i), (ii), (iii) and (iv), the “Acquired Entity Released Parties”) from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, rights, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs or attorneys’ fees, or Liabilities of any nature whatsoever in law, equity or otherwise, and whether known or unknown, suspected or unsuspected, or claimed or unclaimed (and including without limitation for or on account of fraud), against any of the Acquired Entity Released Parties that the Member Releasor or any of his, her or its successors or assigns has ever had, may now have or hereafter can, shall or may have to any extent relating in any way to or in connection with any matter, cause or thing whatsoever from the beginning of the world to and including the consummation of the Closing (subject to the proviso below, all of the foregoing collectively referred to herein as the “Member Released Claims”); provided, however, that the foregoing release shall not include, and no release or discharge is given hereunder in respect of any obligations required to be performed or amounts due or owed by any Acquired Entity Released Party (x) under this Agreement, the Restructuring Agreement and/or any other Transaction Document after the Closing Date

(including pursuant to Section 7.06) (provided that the exception in this clause (x) shall not apply to Rollover Holdco and its managers, officers, agents and representatives with respect to each Equityholder that is not a Principal, Rollover Holdco Member or Direct Rollover Member), (y) with respect to employees of the Acquired Entities or Subsidiaries of the Acquired Entities, earned but unpaid Ordinary Course salary and bonuses or reimbursement of expenses in the Ordinary Course to the extent not past due as of the Closing Date, or (z) with respect to any obligations included in the calculation of the Balance Sheet Adjustment or Transaction Expenses as finally determined pursuant to Section 2.14. For the avoidance of doubt, except for the Affiliate Contracts and Affiliate Transactions listed on Schedule 14.15 of the Disclosure Schedule, this Agreement and the other Transaction Documents, each of the Affiliate Contracts and Affiliate Transactions are hereby terminated as of the consummation of the Closing and none of the Affiliate Contracts or Affiliate Transactions shall have any further force or effect, notwithstanding any survival or other provision contained therein to the contrary or any past practice.

(b) Each of the Acquired Entities (for purposes of this Section 14.15(b), the “Acquired Entity Releasor” and with the Member Releasor, each a “Releasor” and together the “Releasors”) hereby agrees that, in consideration of benefits it will receive in connection with the Transactions, effective upon the consummation of the Closing, it knowingly and voluntarily irrevocably releases and forever discharges the Principals, and solely as to their capacity as a Member or holder of Equity Interests in any of the Acquired Entities or their Subsidiaries, the Equityholders (together with the Principals, the “Member Released Parties” and the Member Released Parties together with the Acquired Entity Released Parties, the “Released Parties”) from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, rights, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs or attorneys’ fees, or Liabilities of any nature whatsoever in law, equity or otherwise, and whether known or unknown, suspected or unsuspected, or claimed or unclaimed against any of the Principals that each Acquired Entity Releasor or any of its successors or assigns has ever had, may now have or hereafter can, shall or may have to any extent relating in any way to or in connection with any matter, cause or thing whatsoever from the beginning of the world to and including the consummation of the Closing (subject to the proviso below, all of the foregoing collectively referred to herein as the “Acquired Entity Released Claims” and together with the Member Released Claims, the “Released Claims”); provided, however, that the foregoing release shall not include, and no release or discharge is given hereunder in respect of any obligations required to be performed or amounts due or owed by any Acquired Entity Released Party (i) under this Agreement and/or any other Transaction Document, (ii) with respect to any Member Released Party other than a Principal, to the extent not relating to such Member Released Party’s capacity as a Member or holder of Equity Interests, or (iii) with respect to any claim for fraud. For the avoidance of doubt, except for the Affiliate Contracts and Affiliate Transactions listed on Schedule 14.15 of the Disclosure Schedule, this Agreement and the other Transaction Documents, each of the Affiliate Contracts and Affiliate Transactions are hereby terminated as of the consummation of the Closing and none of the Affiliate Contracts or Affiliate Transactions shall have any further force or effect, notwithstanding any survival or other provision contained therein to the contrary or any past practice.

(c) Each Releasor acknowledges and intends that the releases given in this Section 14.15 shall be effective as a bar to each and every one of the Released Claims herein above mentioned or implied. Each Releasor expressly consents that the releases given in this Section 14.15 shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Released Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated Released Claims), if any, as well as those relating to any other Released Claims herein above mentioned or implied. Each Releasor expressly waives and relinquishes all rights and benefits he, she or it may have under Section 1542 of the California Civil Code, which reads as follows:

“SECTION 1542. CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(d) Each Releasor acknowledges and agrees that this waiver is an essential and material term of the release given in this Section 14.15 and that without such waiver Parent would not enter into this Agreement or consummate the Transactions. Each Releasor further agrees that in the event it should assert any claim seeking damages against any of the Released Parties, the release given in this Section 14.15 shall serve as a complete defense to any such Released Claim. Other than with respect to the Releasor’s rights that arise from claims that are excluded pursuant to the proviso set forth in clause (a) of this Section, each Releasor further agrees that there does not exist any claim of the type described in or implied by clause (a) hereof and it is not aware of any pending or threatened claims of the type described in or implied by clause (a) hereof.

(e) Each Releasor agrees that neither the releases given in this Section 14.15, nor the furnishing of the consideration for the releases given in this Section 14.15, shall be deemed or construed at any time to be an admission by any Released Party or the Releasor of any improper or unlawful conduct.

(f) Each Releasor acknowledges and agrees that such Releasor may hereafter discover facts different from or in addition to those now known, or believed to be true, regarding the subject matter of the releases given in this Section 14.15 and further acknowledges and agrees that the releases given in this Section 14.15 shall remain in full force and effect, notwithstanding the existence of any different or additional facts.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Transaction Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

PARENT:

MSG TG, LLC

By:	/s/ David O’Connor
	Name:	David O’Connor
	Title:	President & Chief Executive Officer

PARENT MERGER SUB:

TG MERGER SUB, LLC

By:	/s/ David O’Connor
	Name:	David O’Connor
	Title:	President & Chief Executive Officer

Solely with respect to its rights and obligations under Section 2.03(b)(iv) and Article 14 (other than Sections 14.03, 14.04 and 14.15, and only insofar as Article 14 relates to its rights and obligations under Section 2.03(b)(iv)):

EARN-OUT GUARANTOR:

MSG ENTERTAINMENT HOLDINGS, LLC

By:	/s/ David O’Connor
	Name:	David O’Connor
	Title:	President & Chief Executive Officer

[Signature Page to the Transaction Agreement]

Solely with respect to its rights and obligations under Section 9.11 and Article 14 (other than Sections 14.03, 14.04 and 14.15, and only insofar as Article 14 relates to its rights and obligations under Section 9.11):

THE MADISON SQUARE GARDEN COMPANY

By:	/s/ David O’Connor
	Name:	David O’Connor
	Title:	President & Chief Executive Officer

[Signature Page to the Transaction Agreement]

MEMBER REPRESENTATIVE:

TG MEMBER REPRESENTATIVE LLC

By:	/s/ Marc Packer
	Name:	Marc Packer
	Title:	Co-President

By:	/s/ Richard Wolf
	Name:	Richard Wolf
	Title:	Co-President

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Co-President

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Co-President

[Signature Page to the Transaction Agreement]

GROUP ENTITIES:

289 HOSPITALITY, LLC
55TH STREET HOSPITALITY HOLDINGS, LLC
ALA HOSPITALITY LLC
ASIA FIVE EIGHT LLC
ASIA LAS VEGAS LLC
ASIA LOS ANGELES LLC
ASIA ONE SIX LLC
AVENUE HOSPITALITY GROUP, LLC
BAYSIDE HOSPITALITY
B&E LOS ANGELES LLC
BOWERY HOSPITALITY ASSOCIATES LLC
BUDDHA BEACH LLC
BUDDHA ENTERTAINMENT LLC
CHELSEA HOSPITALITY PARTNERS LLC
CHINA MANAGEMENT, LLC
DEARBORN VENTURES LLC
GUAPO BODEGA LLC
GUAPO BODEGA LAS VEGAS LLC
MADISON ENTERTAINMENT ASSOCIATES LLC
NINTH AVENUE HOSPITALITY LLC
RMC LICENSING LLC
RMNJ LICENSING LLC
ROOF DECK AUSTRALIA LLC
ROOF DECK ENTERTAINMENT LLC
RPC LICENSING LLC
STANTON SURF CLUB LLC
STRIP VIEW ENTERTAINMENT LLC
TAO LICENSING LLC
TG HOSPITALITY LLC

By:	/s/ Marc Packer
	Name:	Marc Packer
	Title:	Co-President

By:	/s/ Richard Wolf
	Name:	Richard Wolf
	Title:	Co-President

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Co-President

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Co-President

[Signature Page to the Transaction Agreement]

ROLLOVER HOLDCO:

TG ROLLOVER HOLDCO LLC

By:	/s/ Marc Packer
	Name:	Marc Packer
	Title:	Co-President

By:	/s/ Richard Wolf
	Name:	Richard Wolf
	Title:	Co-President

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Co-President

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Co-President

HOLDINGS:

TAO GROUP HOLDINGS LLC

By:	/s/ Marc Packer
	Name:	Marc Packer
	Title:	Co-President

By:	/s/ Richard Wolf
	Name:	Richard Wolf
	Title:	Co-President

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Co-President

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Co-President

[Signature Page to the Transaction Agreement]

INTERMEDIATE HOLDINGS:

TAO GROUP INTERMEDIATE HOLDINGS LLC

By:	/s/ Marc Packer
	Name:	Marc Packer
	Title:	Co-President

By:	/s/ Richard Wolf
	Name:	Richard Wolf
	Title:	Co-President

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Co-President

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Co-President

BORROWER:

TAO GROUP OPERATING LLC

By:	/s/ Marc Packer
	Name:	Marc Packer
	Title:	Co-President

By:	/s/ Richard Wolf
	Name:	Richard Wolf
	Title:	Co-President

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Co-President

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Co-President

[Signature Page to the Transaction Agreement]

MANAGEMENTCO:

TAO GROUP MANAGEMENT LLC

By:	/s/ Marc Packer
	Name:	Marc Packer
	Title:	Co-President

By:	/s/ Richard Wolf
	Name:	Richard Wolf
	Title:	Co-President

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Co-President

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Co-President

[Signature Page to the Transaction Agreement]

MANAGEMENT SELLERS:

H.D. PROJECT MANAGEMENT INC.

By:	/s/ Marc Packer
	Name:	Marc Packer
	Title:	President

MP TRUST

By:	/s/ Marc Packer
	Name:	Marc Packer
	Title:	Trustee

/s/ Marc Packer
Marc Packer

MAMBO PRODUCTIONS, INC.

By:	/s/ Richard Wolf
	Name:	Richard Wolf
	Title:	President

WOLF FAMILY TRUST

By:	/s/ Richard Wolf
	Name:	Richard Wolf
	Title:	Trustee

/s/ Richard Wolf
Richard Wolf

SOUTH SEA MANAGEMENT, LLC

MEMBERS:

H.D. PROJECT MANAGEMENT INC.

By:	/s/ Marc Packer
	Name:	Marc Packer
	Title:	President

[Signature Page to the Transaction Agreement]

MAMBO PRODUCTIONS, INC.

By:	/s/ Richard Wolf
	Name:	Richard Wolf
	Title:	President

NT & JS MANAGEMENT, LLC

By:	Strategic Event Management & Marketing Inc., its sole member

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Manager

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Manager

STRATEGIC HOSPITALITY GROUP OF NEVADA, LLC

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Manager

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Manager

STRATEGIC MANAGEMENT SERVICES OF NEVADA INC.

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Manager

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Manager

STRATEGIC EVENT MANAGEMENT & MARKETING, INC

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Manager

[Signature Page to the Transaction Agreement]

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Manager

/s/ Noah Tepperberg
NOAH TEPPERBERG

NOAH TEPPERBERG REVOCABLE TRUST

By:	/s/ Noah Tepperberg
	Name:	Noah Tepperberg
	Title:	Trustee

/s/ Jason Strauss
Jason Strauss

JASON STRAUSS REVOCABLE TRUST

By:	/s/ Jason Strauss
	Name:	Jason Strauss
	Title:	Trustee

/s/ Judith Tepperberg
Judith Tepperberg

/s/ Chris Santos
Chris Santos

FAST HANDS, INC.

By:	/s/ Chris Santos
Name:	Chris Santos
Title:	President

MONEY MATTERS PRODUCTIONS, LLC

By:	/s/ Louis Abin
	Name:	Louis Abin
	Title:	President

[Signature Page to the Transaction Agreement]

HOSPITALITY IS THE KEY LLC

By:	/s/ Paul Goldstein
Name: Paul Goldstein

/s/ Kim Russen
Kim Russen

/s/ Paul Goldstein
Paul Goldstein

/s/ Ralph Scamardella
Ralph Scamardella

/s/ Richard Thomas
Richard Thomas

/s/ Matthew Strauss
Matthew Strauss

/s/ Andrew Goldberg
Andrew Goldberg

ROLLOVER HOLDCO MEMBERS:

TG ROLLOVER HOLDCO LLC

By:	/s/ Marc Packer
Name: Marc Packer
Title: Co-President

By:	/s/ Richard Wolf
Name: Richard Wolf
Title: Co-President

By:	/s/ Noah Tepperberg
Name: Noah Tepperberg
Title: Co-President

[Signature Page to the Transaction Agreement]

By:	/s/ Jason Strauss
Name: Jason Strauss
Title: Co-President

/s/ Marc Packer
Marc Packer

MP TRUST

By:	/s/ Marc Packer
Marc Packer
Trustee

H.D. PROJECT MANAGEMENT INC.

By:	/s/ Marc Packer
Marc Packer
President

/s/ Jason Strauss
Jason Strauss

JASON STRAUSS REVOCABLE TRUST

By:	/s/ Jason Strauss
Jason Strauss
Trustee

/s/ Noah Tepperberg
Noah Tepperberg

NOAH TEPPERBERG REVOCABLE TRUST

By:	/s/ Noah Tepperberg
Noah Tepperberg
Trustee

/s/ Richard Wolf
Richard Wolf

MAMBO PRODUCTIONS, INC.

By:	/s/ Richard Wolf
Richard Wolf
President

WOLF FAMILY TRUST

By:	/s/ Richard Wolf
Richard Wolf
Trustee

[Signature Page to the Transaction Agreement]

STRATEGIC EVENT MANAGEMENT &
MARKETING, INC.
STRATEGIC MANAGEMENT SERVICES
OF NEVADA INC.

By:	/s/ Jason Strauss
Jason Strauss

By:	/s/ Noah Tepperberg
Noah Tepperberg

/s/ Adam Gewanter
Adam Gewanter

/s/ Amanda Smear Baudier
Amanda Smear Baudier

/s/ Andrew Goldberg
Andrew Goldberg

/s/ Bill Bonbrest
Bill Bonbrest

/s/ Carlos Steve Morales
Carlos Steve Morales

/s/ Chris Santos
Chris Santos

FAST HANDS, INC.

By:	/s/ Chris Santos
Chris Santos
President

/s/ Ralph Scamardella
Ralph Scamardella

DN2M88 CONSULTING INC.

By:	/s/ Ralph Scamardella
Ralph Scamardella
President

/s/ Hing Yip Yim
Hing Yip Yim

[Signature Page to the Transaction Agreement]

/s/ Paul Goldstein
Paul Goldstein

HOSPITALITY IS THE KEY LLC

By:	/s/ Paul Goldstein
Paul Goldstein

JBOLES HOSPITALITY, LLC

By:	/s/ Jared Boles
Jared Boles
Managing Partner

/s/ Jennifer Rucker
Jennifer Rucker

/s/ Kim Russen
Kim Russen

/s/ Jonathan Schwartz
Jonathan Schwartz

/s/ Judith Tepperberg
Judith Tepperberg

KZD BUNCH INC.

By:	/s/ Thomas Gillespie
Thomas Gillespie
President

LITTLE CRAB LLC

By:	/s/ Jonathan Kavourakis
Jonathan Kavourakis

/s/ Matt Strauss
Matt Strauss

/s/ Michael Garten
Michael Garten

/s/ Michael Rea
Michael Rea

/s/ Michael St. Pierre
Michael St. Pierre

[Signature Page to the Transaction Agreement]

/s/ Richard Thomas
Richard Thomas

MONEY MATTERS PRODUCTIONS, LLC

By:	/s/ Louis Abin
Louis Abin
President

/s/ Romain Pavee
Roman Pavee

/s/ Emmanuel Maris
Emmanuel Maris

DUSTIN PAUL TERRY INC.

By:	/s/ Dustin Terry
Dustin Terry
President

/s/ Lauren Kaminsky Goldman
Lauren Kaminsky Goldman

/s/ Mark Wasserman
Mark Wasserman

MATTHEW ASSANTE PRODUCTIONS INC.

By:	/s/ Matthew Hundzynksi
Matthew Hundzynski
President

DIRECT ROLLOVER MEMBERS:

/s/ Marc Packer
Marc Packer

/s/ Richard Wolf
Richard Wolf

/s/ Jason Strauss
Jason Strauss

/s/ Noah Tepperberg
Noah Tepperberg

[Signature Page to the Transaction Agreement]

ANNEX A

Group Entities

1.	289 Hospitality, LLC (Marquee NY)

2.	Bayside Hospitality Group LLC (Moxy)

3.	55th Street Hospitality Holdings, LLC (Dream NY, Midtown)

4.	ALA Hospitality LLC (Avenue LA)

5.	Asia Five Eight LLC (TAO NY, Uptown)

6.	Asia Las Vegas LLC (TAO LV)

7.	Asia Los Angeles LLC (TAO LA)

8.	Asia One Six LLC (TAO NY, Downtown)

9.	Avenue Hospitality Group, LLC (Owner of Avenue Brand)

10.	B&E Los Angeles LLC (B&E LA)

11.	Bowery Hospitality Associates LLC (Vandal)

12.	Buddha Beach LLC (TAO Beach LV)

13.	Buddha Entertainment LLC (TAO Night LV)

14.	Chelsea Hospitality Partners LLC (Avenue NY)

15.	China Management, LLC (Administrative)

16.	Dearborn Ventures LLC (TAO Chicago)

17.	Guapo Bodega LLC (B&E NY)

18.	Guapo Bodega Las Vegas LLC (B&E LV)

19.	Madison Entertainment Associates LLC (LAVO NY)

20.	Ninth Avenue Hospitality LLC (Dream NY Downtown)

21.	RMC Licensing LLC (Owner of Vandal Brand)

22.	RMNJ Licensing LLC (Owner of LAVO Brand)

23.	Roof Deck Australia LLC (Marquee AUS)

24.	Roof Deck Entertainment LLC (Marquee LV)

25.	RPC Licensing LLC (Owner of B&E Brand)

26.	Stanton Surf Club LLC (Stanton Social)

27.	Strip View Entertainment LLC (LAVO LV)

28.	TAO Licensing LLC (Owner of Master License of TAO Brand)

29.	TG Hospitality LLC (Dream LA)

30.	ManagementCo